EXHIBIT 2.1

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (THE "MERGER AGREEMENT") CONTAINS CERTAIN REPRESENTATIONS AND WARRANTIES (THE "REPRESENTATIONS") BY STARSYS RESEARCH CORPORATION ("STARSYS") AND A KEY SHAREHOLDER OF STARSYS IN FAVOR OF SPACEDEV, INC. ("SPACEDEV"), AND BY SPACEDEV AND ITS WHOLLY-OWNED SUBSIDIARY IN FAVOR OF STARSYS. NO PERSON, OTHER THAN THE PARTIES TO THE AGREEMENT, ARE ENTITLED TO RELY ON THE REPRESENTATIONS CONTAINED IN THE MERGER
AGREEMENT.  THE  MERGER  AGREEMENT  IS FILED IN ACCORDANCE WITH THE RULES OF THE
SECURITIES AND EXCHANGE COMMISSION AS A MATERIAL PLAN OF ACQUISITION, AND IS INTENDED BY SPACEDEV SOLELY AS A RECORD OF THE AGREEMENT REACHED BY THE PARTIES THERETO. THE FILING OF THE MERGER AGREEMENT IS NOT INTENDED AS A MECHANISM TO UPDATE, SUPERSEDE OR OTHERWISE MODIFY PRIOR DISCLOSURES OF INFORMATION AND RISKS CONCERNING SPACEDEV WHICH SPACEDEV HAS MADE TO ITS SHAREHOLDERS.

INVESTORS AND POTENTIAL INVESTORS SHOULD ALSO BE AWARE THAT THE REPRESENTATIONS ARE QUALIFIED BY INFORMATION IN CONFIDENTIAL DISCLOSURE SCHEDULES THAT STARSYS
HAS DELIVERED TO THE SPACEDEV, AND DISCLOSURE SCHEDULES THAT SPACEDEV HAS DELIVERED TO STARSYS (THE "DISCLOSURE SCHEDULES"). THE DISCLOSURE SCHEDULES CONTAIN INFORMATION THAT MODIFIES, QUALIFIES AND CREATES EXCEPTIONS TO THE REPRESENTATIONS.

INVESTORS AND POTENTIAL INVESTORS SHOULD ALSO BE AWARE THAT CERTAIN REPRESENTATIONS MADE IN THE MERGER AGREEMENT ARE NOT INTENDED TO BE AFFIRMATIVE REPRESENTATIONS OF FACTS, SITUATIONS OR CIRCUMSTANCES, BUT ARE INSTEAD DESIGNED AND INTENDED TO ALLOCATE CERTAIN RISKS BETWEEN SPACEDEV AND ITS WHOLLY-OWNED SUBSIDIARY, ON THE ONE HAND, AND STARSYS AND ITS KEY SHAREHOLDER, ON THE OTHER HAND. THE USE OF REPRESENTATIONS AND WARRANTIES TO ALLOCATE RISK IS A STANDARD DEVICE IN MERGER AGREEMENTS.

ACCORDINGLY, SHAREHOLDERS SHOULD NOT RELY ON THE REPRESENTATIONS AS AFFIRMATIONS OR CHARACTERIZATIONS OF INFORMATION CONCERNING SPACEDEV OR STARSYS AS OF THE DATE OF THE MERGER AGREEMENT, OR AS OF ANY OTHER DATE.


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                                                                     09EY-117690


                                  PAGE


            _________________________________________________________

                                 Project Spirit

                                 Acquisition of
                          Starsys Research Corporation
            _________________________________________________________

                Agreement and Plan of Merger and Reorganization,

                                  by and among

                                 SpaceDev, Inc.,

                          Monoceros Acquisition Corp.,

                          Starsys Research Corporation,

                       Scott Tibbitts, a Key Shareholder,

                                       And

                      Scott Tibbitts, as Shareholder Agent

                       ___________________________________

                                October 24, 2005
                       ___________________________________



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                                                                     09EY-117690


                                  PAGE

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----
ARTICLE  I  THE  MERGER                                                        1
Section  1.1     The  Merger                                                   1
Section  1.2     Effective  Time                                               2
Section  1.3     Closing                                                       2
Section  1.4     Effects  of  the  Merger                                      2
Section  1.5     Articles  of  Incorporation  and  Bylaws                      2
Section  1.6     Directors  and  Officers                                      2

ARTICLE  II  MERGER CONSIDERATION; CANCELLATION OF COMPANY STOCK               2
Section  2.1     Certain  Definitions.                                         2
Section  2.2     Effect  on  Capital  Stock                                    4
Section  2.3     Loan  Repayments.                                             4
Section  2.4     Shareholder  Consideration                                    5
Section  2.5     Calculation  of  Performance  Consideration                   6
Section  2.6     Protective  Provisions                                        8
Section  2.7     Allocation and Distribution of Shareholder Consideration      8
Section  2.8     Adjustments  to  Parent  Common  Stock                        9
Section  2.9     No  Fractional  Shares                                        9
Section  2.10    Surrender of Certificates; Lost, Stolen or Destroyed
                 Certificates                                                  9
Section  2.11    Stock  Options;  Stock  Bonus  Plan                          10
Section  2.12    Treasury  Stock                                              10
Section  2.13    Shares  of  Dissenting  Shareholders                         10
Section  2.14    Tax  Consequences                                            10
Section  2.15    Accounting  Treatment                                        11
Section  2.16    Withholding  Rights                                          11
Section  2.17    Escrow  Account.                                             11
Section  2.18    Expense  Fund.                                               12
Section  2.19    Company  Expense  Payments.                                  12
Section  2.20    Closing  Working  Capital  Deficit  Adjustment               13
Section  2.21    Transfer  Of  Contingent  Rights.                            13
Section  2.22    Taking  of  Necessary  Action;  Further  Action              14

ARTICLE  III  REPRESENTATIONS  AND  WARRANTIES  CONCERNING  THE  COMPANY      14
Section  3.1     Organization  and  Qualification.                            14
Section  3.2     Subsidiaries.                                                15
Section  3.3     Capital  Structure.                                          15
Section  3.4     Approval  of  Transactions.                                  15
Section  3.5     Authority.                                                   16
Section  3.6     No  Conflict.                                                16
Section  3.7     Consents.                                                    17
Section  3.8     Books  and  Records.                                         17
Section  3.9     Company  Financial  Statements.                              17
Section  3.10    No  Undisclosed  Liabilities.                                18
Section  3.11    No  Off-Balance  Sheet  Arrangements.                        18
Section  3.12    No  Changes.                                                 18
Section  3.13    Tax  Matters.                                                21


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Section  3.14    Restrictions  on  Business  Activities.                      22
Section  3.15    Title of Properties; Absence of Liens and Encumbrances;
                 Condition  of  Equipment.                                    23
Section  3.16    Intellectual  Property.                                      23
Section  3.17    Agreements,  Contracts  and  Commitments.                    26
Section  3.18    Government  Contracts.                                       28
Section  3.19    Related  Party  Transactions.                                30
Section  3.20    Compliance  with  Law;  Governmental  Authorization.         30
Section  3.21    Litigation.                                                  30
Section  3.22    Accounts  Receivable,  Customers  and  Inventory.            30
Section  3.23    Environmental  Matters.                                      31
Section  3.24    Brokers'  and  Finders'  Fees.                               32
Section  3.25    Employee  Benefit  Plans  and  Compensation.                 32
Section  3.26    Insurance.                                                   36
Section  3.27    Relations  With  Governmental  Entities.                     36
Section  3.28    Warranties.                                                  36
Section  3.29    Complete  Copies  of  Materials.                             36
Section  3.30    Customer  Relations.                                         36
Section  3.31    Equity  Ownership.                                           37
Section  3.32    Form  S-4  Information.                                      37
Section  3.33    Expenses  of  Sale.                                          37
Section  3.34    Representations  Complete.                                   37

ARTICLE  IV  PARENT  AND  MERGER  SUB  REPRESENTATIONS  AND  WARRANTIES       38
Section  4.1     Organization  and  Qualification.                            38
Section  4.2     Subsidiaries.                                                38
Section  4.3     Power  and  Authority;  Enforceability.                      38
Section  4.4     No  Conflict.                                                38
Section  4.5     Consents.                                                    39
Section  4.6     Capitalization.                                              39
Section  4.7     SEC  Filings;  Financial  Statements.                        39
Section  4.8     Form  S-4  Information.                                      40
Section  4.9     No  Undisclosed  Liabilities.                                40
Section  4.10    Valid  Issuance.                                             40
Section  4.11    Merger  Sub.                                                 40
Section  4.12    SpaceDev  Oklahoma.                                          41
Section  4.13    Suspension  and  Trading.                                    41
Section  4.14    Government  Contracts.                                       41
Section  4.15    Agreements,  Contracts  and  Commitments.                    42
Section  4.16    Representations  Complete.                                   43

ARTICLE  V  COVENANTS  RELATED  TO  CONDUCT  OF  BUSINESS                     43
Section  5.1     Conduct  of  Business  of  the  Company  Until Closing.      43
Section  5.2     Reasonable  Efforts  and  Further  Assurances.               45
Section  5.3     Certain  Tax  Matters.                                       46
Section  5.4     Access  to  Information.                                     46
Section  5.5     No  Solicitation.                                            47
Section  5.6     Public  Announcements;  Employee  Announcements.             47
Section  5.7     Notification  of  Certain  Matters.                          47
Section  5.8     Pre-Approval  of  Certain  Transactions.                     48


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Section  5.9     Consents  to  Merger.                                        48
Section  5.10    Export  Licenses.                                            49
Section  5.11    Petercsak  Release.                                          49
Section  5.12    Preparation  of  Form  S-4  and  Proxy  Statement.           49
Section  5.13    Parent  Shareholders  Meeting.                               50
Section  5.14    Company  Shareholders  Meeting.                              51
Section  5.15    Financial  Statements.                                       51
Section  5.16    Repayment  of  Certain  Loans  and  Advances.                51
Section  5.17    Private  Financing.                                          51

ARTICLE  VI  CONDITIONS  TO  CLOSING                                          52
Section  6.1     Conditions to Obligations of Each Party Under This Agreement 52
Section  6.2     Additional  Conditions  to  the  Obligations of Parent       52
Section 6.3     Additional Conditions to the Obligations of the Company       55

ARTICLE  VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION      56
Section  7.1     Survival  of Representations, Warranties and Covenants.      56
Section  7.2     Indemnification;  Escrow  Account;  Expense  Fund.           58
Section  7.3     Limitation  on  Indemnification.                             59
Section  7.4     Indemnification  Procedures.                                 60
Section  7.5     Shareholder  Agent.                                          63
Section  7.6     Resolution  of  Conflicts.                                   63
Section  7.7     No  Contribution.                                            64
Section  7.8     Fraud;  Willful  Misrepresentation.                          64
Section  7.9     Exclusive  Remedies.                                         64
Section  7.10    Purchase  Price  Adjustment.                                 64

ARTICLE  VIII  POST-CLOSING  COVENANTS                                        64
Section  8.1     Parent  Board  of  Directors                                 64
Section  8.2     Separate  Books  and  Records.                               64
Section  8.3     Operation  of  Surviving  Corporation.                       64
Section  8.4     Sale  of  Surviving  Corporation.                            65
Section  8.5     Stock  Options.                                              65
Section  8.6     Capital  Investments.                                        65
Section  8.7     Continuity  of  Business  Enterprise.                        66
Section  8.8     Attorney-Client  Privilege.                                  66

ARTICLE  IX  EMPLOYEES                                                        66
Section  9.1     Retaining  Employees.                                        66
Section  9.2     Employee  Benefit  Arrangements.                             66
Section  9.3     No  Benefit  to  the  Company  Employees  Intended.          66

ARTICLE  X  TERMINATION                                                       66
Section  10.1    Circumstances  for  Termination.                             66
Section  10.2    Effect  of  Termination.                                     67

ARTICLE  XI  MISCELLANEOUS                                                    67
Section  11.1    Entire  Agreement.                                           67
Section  11.2    Parties  In  Interest.                                       68
Section  11.3    Assignment;  Amendment.                                      68


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                                                                     09EY-117690
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Section  11.4    Notices                                                      68
Section  11.5    Specific  Performance.                                       69
Section  11.6    Submission to Jurisdiction; No Jury Trial; Service of
                 Process.                                                     69
Section  11.7    Time.                                                        70
Section  11.8    Counterparts.                                                70
Section  11.9    Governing  Law.                                              70
Section  11.10   Expenses.                                                    70
Section  11.11   Certain  Taxes.                                              70
Section  11.12   Extensions;  Waiver.                                         70
Section  11.13   Severability.                                                71
Section  11.14   Incorporation  of  Exhibits and Disclosure Schedules.        71
Section  11.15   Titles  and  Headings.                                       71
Section  11.16   Facsimile  Execution.                                        71
Section  11.17   Construction.                                                71
Section  11.18   Definitions.                                                 72



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                                                                     09EY-117690
                                   PAGE

                         TABLE OF EXHIBITS AND SCHEDULES
                         -------------------------------

EXHIBIT  A-1       Form  of  Company  Voting  Agreement
EXHIBIT  A-2       Form  of  Parent  Voting  Agreement
EXHIBIT  B         Form  of  Statement  of  Merger
EXHIBIT  C         Form  of  Letter  of  Transmittal
EXHIBIT  D-1       Form  of  Legal  Opinion  of  Holland  &  Hart  LLP
EXHIBIT  D-2       Form of Legal Opinion of Sheppard, Mullin, Richter &
                   Hampton, LLP
EXHIBIT  E-1       Form  of  Officers'  Certificate  -  Company
EXHIBIT  E-2       Form  of  Key  Shareholder's  Certificate
EXHIBIT  E-3       Form  of  Officer's  Certificate  -  Parent
EXHIBIT  F         Form  of  Non-Competition  Agreement
EXHIBIT  G         Form  of  Tibbitts  Executive  Employment  Agreement
EXHIBIT  H         Form  of  Standstill  and  Lock-Up  Agreement
EXHIBIT  I         Form  of  Executive  Officer  Release
EXHIBIT  J         Form  of  Parent  Approval  of  Proposed  Transaction
SCHEDULE 2.20(a)   Sample  Working  Capital  Deficit  Calculation


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                                                                     09EY-117690
                                  PAGE


                             INDEX OF DEFINED TERMS
                             ----------------------




ACCOUNTING DISPUTE . . . . . . . . . . . . .   7
ACCOUNTING REFEREE . . . . . . . . . . . . .   7
ACCOUNTS RECEIVABLE. . . . . . . . . . . . .  72
ACTION . . . . . . . . . . . . . . . . . . .  73
ACTUAL KNOWLEDGE . . . . . . . . . . . . . .  73
AFFILIATE. . . . . . . . . . . . . . . . . .  73
AGREEMENT. . . . . . . . . . . . . . . . . .   1
AMEND. . . . . . . . . . . . . . . . . . . .  73
APPLICABLE TIME. . . . . . . . . . . . . . .  73
APPROVED CONTRACT. . . . . . . . . . . . . .  53
APPROVED TRANSACTION . . . . . . . . . . . .  48
BASKET AMOUNT. . . . . . . . . . . . . . . .  59
BEST EFFORTS . . . . . . . . . . . . . . . .  73
BREACH . . . . . . . . . . . . . . . . . . .  73
CAPITAL INVESTMENTS. . . . . . . . . . . . .  65
CAPITAL LEASE OBLIGATION . . . . . . . . . .  73
CAPITALIZATION ADJUSTMENT. . . . . . . . . .   2
CASH EARNOUT . . . . . . . . . . . . . . . .   2
CBCA . . . . . . . . . . . . . . . . . . . .   1
CERCLA . . . . . . . . . . . . . . . . . . .  74
CERTIFICATES . . . . . . . . . . . . . . . .   9
CLAIM NOTICE . . . . . . . . . . . . . . . .  57
CLOSING. . . . . . . . . . . . . . . . . . .   2
CLOSING BALANCE SHEET. . . . . . . . . . . .  13
CLOSING CONSIDERATION. . . . . . . . . . . .  74
CLOSING DATE . . . . . . . . . . . . . . . .   2
CLOSING DEBT . . . . . . . . . . . . . . . .  74
CODE . . . . . . . . . . . . . . . . . . . .  74
COMMITMENT . . . . . . . . . . . . . . . . .  74
COMPANY. . . . . . . . . . . . . . . . . . .   1
COMPANY AUTHORIZATIONS . . . . . . . . . . .  30
COMPANY BOARD RESOLUTIONS. . . . . . . . . .  15
COMPANY COMMON STOCK . . . . . . . . . . . .  74
COMPANY CONTRACT . . . . . . . . . . . . . .  74
COMPANY EMPLOYEE PLAN. . . . . . . . . . . .  74
COMPANY EXPENSE PAYMENTS . . . . . . . . . .  74
COMPANY INFORMATION. . . . . . . . . . . . .  74
COMPANY INTELLECTUAL PROPERTY. . . . . . . .  74
COMPANY LICENSES . . . . . . . . . . . . . .  74
COMPANY OPTION HOLDERS . . . . . . . . . . .  10
COMPANY OPTION PLAN. . . . . . . . . . . . .  15
COMPANY OPTIONS. . . . . . . . . . . . . . .  15
COMPANY PRODUCTS . . . . . . . . . . . . . .  75
COMPANY SHAREHOLDERS MEETING . . . . . . . .  51
COMPANY SOFTWARE . . . . . . . . . . . . . .  75
COMPANY TRANSACTION EXPENSES . . . . . . . .  37
COMPANY VOTING AGREEMENTs. . . . . . . . . .   1
COMPENSATION COMMITTEE . . . . . . . . . . .  65
COMPETING PARTY. . . . . . . . . . . . . . .  47
COMPETING TRANSACTION. . . . . . . . . . . .  47
CONFIDENTIAL INFORMATION . . . . . . . . . .  75
CONFLICT . . . . . . . . . . . . . . . . . .  16
CONSENT. . . . . . . . . . . . . . . . . . .  75
CONSIDERATION RECEIVED . . . . . . . . . . .  59


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CONTRACT . . . . . . . . . . . . . . . . . .  75
COPYRIGHTS . . . . . . . . . . . . . . . . .  75
CURRENT BALANCE SHEET. . . . . . . . . . . .  75
CURRENT BALANCE SHEET DATE . . . . . . . . .  75
CUSTOMER INFORMATION . . . . . . . . . . . .  23
DEBT . . . . . . . . . . . . . . . . . . . .  75
DEFENDING PARTY. . . . . . . . . . . . . . .  63
DISCLOSING PARTY . . . . . . . . . . . . . .  76
DISSENTING SHAREHOLDER . . . . . . . . . . .  76
DISSENTING SHARES. . . . . . . . . . . . . .  76
EARNOUT PERIOD . . . . . . . . . . . . . . .  64
EBITDA . . . . . . . . . . . . . . . . . . .   3
EBITDA RATIO . . . . . . . . . . . . . . . .   3
EBITDA TARGET. . . . . . . . . . . . . . . .   3
EFFECTIVE TIME . . . . . . . . . . . . . . .   2
EMPLOYEE . . . . . . . . . . . . . . . . . .  76
EMPLOYEE AGREEMENT . . . . . . . . . . . . .  76
EMPLOYEE BENEFIT PLAN. . . . . . . . . . . .  76
EMPLOYEE PENSION PLAN. . . . . . . . . . . .  76
ENCUMBRANCE. . . . . . . . . . . . . . . . .  76
ENFORCEABLE. . . . . . . . . . . . . . . . .  76
ENTITY . . . . . . . . . . . . . . . . . . .  76
ENVIRONMENT. . . . . . . . . . . . . . . . .  77
ENVIRONMENTAL LAW. . . . . . . . . . . . . .  77
ENVIRONMENTAL PROPERTY . . . . . . . . . . .  77
ENVIRONMENTAL RELEASE. . . . . . . . . . . .  77
ENVIRONMENTAL, HEALTH AND SAFETY LIABILITIES  77
EQUIPMENT. . . . . . . . . . . . . . . . . .  23
EQUITY INTEREST. . . . . . . . . . . . . . .  77
ERISA. . . . . . . . . . . . . . . . . . . .  78
ESCROW ACCOUNT . . . . . . . . . . . . . . .  11
ESCROW AGENT . . . . . . . . . . . . . . . .  78
ESCROW AGREEMENT . . . . . . . . . . . . . .  11
ESCROW PERIOD. . . . . . . . . . . . . . . .  11
ESCROW STOCK . . . . . . . . . . . . . . . .  11
ESCROW TERMINATION DATE. . . . . . . . . . .  78
EVENT. . . . . . . . . . . . . . . . . . . .  78
EXCHANGE ACT . . . . . . . . . . . . . . . .  78
EXCHANGE AGENT . . . . . . . . . . . . . . .   9
EXCLUDED SOFTWARE. . . . . . . . . . . . . .  78
EXECUTIVE EMPLOYMENT AGREEMENT . . . . . . .  55
EXPENSE FUND . . . . . . . . . . . . . . . .  12
EXPENSES . . . . . . . . . . . . . . . . . .  70
FACILITIES . . . . . . . . . . . . . . . . .  78
FIDUCIARY. . . . . . . . . . . . . . . . . .  78
FINANCIAL PROJECTIONS. . . . . . . . . . . .  38
FINANCIALS . . . . . . . . . . . . . . . . .  78
FOREIGN EXPORT AND IMPORT LAWS . . . . . . .  78
FORM S-4 . . . . . . . . . . . . . . . . . .  78
FY 2005. . . . . . . . . . . . . . . . . . .  78
FY 2006. . . . . . . . . . . . . . . . . . .  78
FY 2007. . . . . . . . . . . . . . . . . . .  78
GAAP . . . . . . . . . . . . . . . . . . . .  78
GOVERNMENT . . . . . . . . . . . . . . . . .  78


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GOVERNMENT CONTRACT. . . . . . . . . . . . .  79
GOVERNMENTAL BODY. . . . . . . . . . . . . .  79
GOVERNMENTAL PERMIT. . . . . . . . . . . . .  79
GUARANTEE. . . . . . . . . . . . . . . . . .  79
HAZARDOUS ACTIVITY . . . . . . . . . . . . .  79
HAZARDOUS MATERIALS. . . . . . . . . . . . .  79
INDEBTEDNESS . . . . . . . . . . . . . . . .  79
INDEMNIFIED PARTY. . . . . . . . . . . . . .  57
INDEMNIFYING PARTY . . . . . . . . . . . . .  58
INTELLECTUAL PROPERTY RIGHTS . . . . . . . .  79
INTERCREDITOR AGREEMENT. . . . . . . . . . .  79
INVENTORIES. . . . . . . . . . . . . . . . .  31
IRS. . . . . . . . . . . . . . . . . . . . .  79
JAMS . . . . . . . . . . . . . . . . . . . .  63
KEY SHAREHOLDERS . . . . . . . . . . . . . .   1
KNOWLEDGE. . . . . . . . . . . . . . . . . .  80
LAW. . . . . . . . . . . . . . . . . . . . .  80
LEASE. . . . . . . . . . . . . . . . . . . .  80
LETTER OF TRANSMITTAL. . . . . . . . . . . .   9
LIABILITY. . . . . . . . . . . . . . . . . .  80
LIABLE . . . . . . . . . . . . . . . . . . .  80
LICENSE. . . . . . . . . . . . . . . . . . .  80
LIEN . . . . . . . . . . . . . . . . . . . .  80
LOSSES . . . . . . . . . . . . . . . . . . .  80
MARK . . . . . . . . . . . . . . . . . . . .  80
MASK WORK. . . . . . . . . . . . . . . . . .  81
MATERIAL . . . . . . . . . . . . . . . . . .  81
MATERIAL ADVERSE EFFECT. . . . . . . . . . .  81
MATERIAL COMPANY CONTRACT. . . . . . . . . .  81
MATERIAL COUNTERPARTY. . . . . . . . . . . .  48
MATERIAL CUSTOMERS . . . . . . . . . . . . .  36
MATERIAL EXCLUDED SOFTWARE . . . . . . . . .  81
MATERIAL INTELLECTUAL PROPERTY RIGHTS. . . .  81
MATERIAL INTEREST. . . . . . . . . . . . . .  81
MATERIALS OF ENVIRONMENTAL CONCERN . . . . .  81
MERGER . . . . . . . . . . . . . . . . . . .   1
MERGER CONSENT . . . . . . . . . . . . . . .  48
MERGER CONSIDERATION . . . . . . . . . . . .  82
MERGER SUB . . . . . . . . . . . . . . . . .   1
MULTIEMPLOYER PLAN . . . . . . . . . . . . .  82
NET REVENUES . . . . . . . . . . . . . . . .   3
NET REVENUES RATIO . . . . . . . . . . . . .   3
NET REVENUES TARGET. . . . . . . . . . . . .   3
NON-COMPETITION AGREEMENT. . . . . . . . . .  55
OCCUPATIONAL SAFETY AND HEALTH LAW . . . . .  82
OPTION ELIGIBLE EMPLOYEE . . . . . . . . . .  65
ORDER. . . . . . . . . . . . . . . . . . . .  82
ORDINARY COURSE OF BUSINESS. . . . . . . . .  82
ORGANIZATIONAL DOCUMENTS . . . . . . . . . .  82
OTCBB. . . . . . . . . . . . . . . . . . . .  82
OTHER IP . . . . . . . . . . . . . . . . . .  82
OUTSIDE DATE . . . . . . . . . . . . . . . .  67
OWNED RIGHTS . . . . . . . . . . . . . . . .  82
PARENT . . . . . . . . . . . . . . . . . . .   1
PARENT COMMON STOCK. . . . . . . . . . . . .  82
PARENT DISCLOSURE SCHEDULES. . . . . . . . .  38


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                                                                     09EY-117690
                                  PAGE

PARENT FORM 10-Q . . . . . . . . . . . . . .  39
PARENT INDEMNIFIED PARTY . . . . . . . . . .  58
PARENT INDEMNIFYING PARTY. . . . . . . . . .  58
PARENT SHAREHOLDERS MATTERS. . . . . . . . .  49
PARENT SHAREHOLDERS MEETING. . . . . . . . .  50
PARENT VOTING AGREEMENTs . . . . . . . . . .   1
PARTY. . . . . . . . . . . . . . . . . . . .   1
PATENTS. . . . . . . . . . . . . . . . . . .  82
PERFORMANCE CONSIDERATION. . . . . . . . . .   5
PERFORMANCE CONSIDERATION TABLE. . . . . . .   3
PERFORMANCE DISPUTE NOTICE . . . . . . . . .   6
PERFORMANCE PERIODS. . . . . . . . . . . . .   3
PERSON . . . . . . . . . . . . . . . . . . .  82
POST SIGNING RETURNS . . . . . . . . . . . .  46
PRINCIPAL MARKET . . . . . . . . . . . . . .   3
PRIVATE FINANCING. . . . . . . . . . . . . .  82
PROHIBITED TRANSACTION . . . . . . . . . . .  82
PROPERTY . . . . . . . . . . . . . . . . . .  83
PROPOSED TRANSACTION . . . . . . . . . . . .  48
PROPRIETARY INFORMATION. . . . . . . . . . .  83
PRORATION PERCENTAGE . . . . . . . . . . . .   3
PROSECUTING PARTY. . . . . . . . . . . . . .  63
PROXY STATEMENT. . . . . . . . . . . . . . .  83
RECEIVING PARTY. . . . . . . . . . . . . . .  83
REGISTERED INTELLECTUAL PROPERTY RIGHTS. . .  83
REJECTED CONTRACT. . . . . . . . . . . . . .  53
RELATED AGREEMENT. . . . . . . . . . . . . .  83
RELATED PARTY. . . . . . . . . . . . . . . .  83
REMEDIAL ACTION. . . . . . . . . . . . . . .  83
REPRESENTATIVE . . . . . . . . . . . . . . .  84
RESTRICTED TERRITORY . . . . . . . . . . . .  84
SEC. . . . . . . . . . . . . . . . . . . . .  84
SECURITIES . . . . . . . . . . . . . . . . .  84
SECURITIES ACT . . . . . . . . . . . . . . .  84
SECURITY INTEREST. . . . . . . . . . . . . .  84
SHARE AUTHORIZATION. . . . . . . . . . . . .  49
SHAREHOLDER. . . . . . . . . . . . . . . . .  85
SHAREHOLDER AGENT. . . . . . . . . . . . . .   1
SHAREHOLDER CLOSING CONSIDERATION. . . . . .  84
SHAREHOLDER CONSIDERATION. . . . . . . . . .  84
SHAREHOLDER INDEMNIFIED PARTY. . . . . . . .  58
SHAREHOLDER LOAN . . . . . . . . . . . . . .  84
SHAREHOLDER PERFORMANCE CONSIDERATION. . . .   5
SHAREHOLDER TABLE. . . . . . . . . . . . . .  17
SOFTWARE . . . . . . . . . . . . . . . . . .  85
SPACEDEV . . . . . . . . . . . . . . . . . .   1
SPACEDEV LOAN. . . . . . . . . . . . . . . .  85
STANDSTILL AND LOCK-UP AGREEMENT . . . . . .  55
STARSYS. . . . . . . . . . . . . . . . . . .   1
STARSYS FINANCIAL STATEMENTS . . . . . . . .   6
STOCK BONUS PLAN . . . . . . . . . . . . . .  85
STOCK EARNOUT. . . . . . . . . . . . . . . .   3
SUBSIDIARY . . . . . . . . . . . . . . . . .  85
TANGIBLE PERSONAL PROPERTY . . . . . . . . .  85
TAX. . . . . . . . . . . . . . . . . . . . .  85
TAX RETURN . . . . . . . . . . . . . . . . .  86


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                                                                     09EY-117690
                                  PAGE

TECHNOLOGY . . . . . . . . . . . . . . . . .  86
THIRD-PARTY LICENSE. . . . . . . . . . . . .  86
THREAT OF RELEASE. . . . . . . . . . . . . .  86
TRADE SECRET . . . . . . . . . . . . . . . .  86
TRADEMARK. . . . . . . . . . . . . . . . . .  86
TRADING DAY. . . . . . . . . . . . . . . . .   3
TRANSACTION. . . . . . . . . . . . . . . . .  87
TRANSACTION DOCUMENT . . . . . . . . . . . .  87
TRANSACTION EXPENSE PAYMENT SCHEDULE . . . .  12
TRANSFER . . . . . . . . . . . . . . . . . .  86
TREASURY REGULATION. . . . . . . . . . . . .  87
TRIGGER CONDITIONS . . . . . . . . . . . . .   4
TWENTY DAY VWAP. . . . . . . . . . . . . . .   4
U.S. EXPORT AND IMPORT LAWS. . . . . . . . .  87
UPDATED DISCLOSURE SCHEDULES . . . . . . . .  87
UPDATED PARENT DISCLOSURE SCHEDULES. . . . .  87
VECTRA . . . . . . . . . . . . . . . . . . .  87
VECTRA LOAN. . . . . . . . . . . . . . . . .  87
VWAP . . . . . . . . . . . . . . . . . . . .   4


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                                                                     09EY-117690
                                  PAGE


                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (together with all Schedules and Exhibits hereto, this "AGREEMENT") is made and entered into as of October 24, 2005, by and among (i) SpaceDev, Inc., a Colorado corporation (together with its successors and permitted assigns, "PARENT" or "SPACEDEV"),
(ii) Monoceros Acquisition Corp., a Colorado corporation and a wholly-owned subsidiary of Parent (together with its successors and permitted assigns, "MERGER SUB"), (iii) Starsys Research Corporation, a Colorado corporation (together with its successors, the "COMPANY" or "STARSYS"), (iv) Scott Tibbitts, an individual resident of the State of Colorado, and any other key shareholder of the Company identified on the signature pages hereof (collectively, the "KEY SHAREHOLDERS"), and (v) Scott Tibbitts, as agent for the shareholders of the Company (including the Key Shareholders) (together with its successors in such capacity, the "SHAREHOLDER AGENT"). Parent, Merger Sub, the Company, the Shareholder Agent and the Key Shareholders are individually referred to as a "PARTY" and collectively as the "PARTIES". Capitalized terms shall have the respective meanings ascribed thereto in Section 11.18 or elsewhere in this Agreement.
                                 R E C I T A L S
                                 ---------------
     A. This Agreement contemplates a merger of the Company with and into Merger Sub (the "MERGER"), with Merger Sub being the surviving corporation. In such Merger, one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company will be converted into the right to receive cash and shares of Common Stock of Parent (as set forth in Article II), on the terms and subject to the conditions set forth in this Agreement.

     B. The Parties desire to make certain representations and warranties and other agreements in connection with the Merger as set forth in this Agreement.

     C. Concurrently with the execution and delivery of this Agreement, as material inducements of the several Parties to enter into this Agreement, (i) each Key Shareholder is executing and delivering to Parent a (1) Voting Agreement, substantially in the form attached hereto as Exhibit A-1 (the "COMPANY VOTING AGREEMENTS"), (2) a Proxy relating to shares of Company Common Stock, substantially in the form attached to the Company Voting Agreement, and
(3) a Proxy relating to shares of Parent Common Stock, substantially in the form attached to the Company Voting Agreement, and (ii) each director of Parent holding not less than 1% of the outstanding shares of Parent Common Stock is executing and delivering to the Company a (x) Voting Agreement, substantially in the form attached hereto as Exhibit A-2 (the "PARENT VOTING AGREEMENTS"), and
(y)  a Proxy, substantially in the form attached to the Parent Voting Agreement.

                                A G R E E M E N T
                                -----------------
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein, the Parties, intending to be legally bound, hereby agree as follows:
                                    ARTICLE I
                                   THE MERGER
     Section 1.1 The Merger. At the Effective Time, subject to and upon the terms and conditions of this Agreement and in accordance with the applicable provisions of the Colorado Business Corporation Act (the "CBCA"), the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall cease, and Merger Sub shall continue as the surviving


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                                                                     09EY-117690
                                  PAGE

     corporation and as a wholly-owned Subsidiary of Parent (together with its successors, the "SURVIVING CORPORATION").

     Section 1.2 Effective Time. Subject to the provisions of this Agreement, the Company, Parent and Merger Sub shall cause the Merger to be consummated by filing a Statement of Merger in substantially the form attached hereto as Exhibit B (the "STATEMENT OF MERGER"), in accordance with the relevant provisions of the CBCA, as soon as practicable after the Closing Date, such filing to be made no later than three business days after the Closing). The Merger shall become effective upon the filing of the Statement of Merger with the Secretary of State of the State of Colorado (the "EFFECTIVE TIME").

     Section 1.3 Closing. The closing of the Merger (the "CLOSING") shall take place at the offices of Sheppard, Mullin, Richter & Hampton LLP, 12544 High Bluff Drive, Suite 300, San Diego, California, 92130-3051, commencing at 10:00 a.m. local time on December 12, 2005, or such other later date which shall not be more than two (2) business days after the date on which the last of the conditions in Article VI has been satisfied or waived or at such other time, date and place as Parent and Company may mutually determine (the "CLOSING
DATE"), and in no event later than the Outside Date specified in Section 10.1(d)(2).

     Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Statement of Merger and the applicable provisions of the CBCA. Without limiting the generality of the foregoing, subject to any provisions hereof expressly disclaiming the assumption of any Liabilities, at the Effective Time, all of the properties, rights, privileges and powers of Merger Sub and the Company shall vest in the Surviving Corporation, and all Liabilities of Merger Sub and the Company shall become the Liabilities of the Surviving Corporation.

     Section 1.5 Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of Merger Sub immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation after the Effective Time (except that the name of the Surviving Corporation shall be "Starsys Research Corporation") until thereafter amended.

     Section 1.6 Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time, Merger Sub's directors and officers immediately prior to the Effective Time shall be the Surviving Corporation's initial directors and officers and shall hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

                                   ARTICLE II
                              MERGER CONSIDERATION;
                          CANCELLATION OF COMPANY STOCK

     Section 2.1 Certain Definitions. The following terms, whenever used in this
Article II, shall have the meanings ascribed to them below or in the referenced Sections of this Article II:

     "CAPITALIZATION ADJUSTMENT" means an adjustment based on any stock split, reverse stock split, combination, consolidation or reclassification of, or any stock dividend on, the Parent Common Stock, the recapitalization of Parent, or any like change.

     "CASH EARNOUT" means, with respect to any Performance Period, an amount of cash calculated as set forth in the "Cash Earnout" column in the Performance
Consideration  Table  for  such  Performance  Period.


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                                                                     09EY-117690
                                  PAGE
     "EBITDA" means, subject to Section 2.6, consolidated net income before interest income, interest expense, income Taxes, depreciation and amortization of the Surviving Corporation.

     "EBITDA RATIO" means, with respect to any Performance Period, the lesser of
(a) 1.0, and (b) the quotient of (x) EBITDA of the Surviving Corporation for such Performance Period, divided by (y) the EBITDA Target for such Performance Period.

     "EBITDA TARGET" means, with respect to any Performance Period, the amount listed in the "EBITDA Target" column in the Performance Consideration Table for such Performance Period.

     "NET REVENUES" means, with respect to any Performance Period and subject to
Section 2.6, gross sales revenues of the Surviving Corporation in such Performance Period, after adjustment for normal and customary trade, quantity and cash discounts and sales returns and allowances, consistent with past practices of the Company or approved by the Shareholder Agent (such approval not to be unreasonably withheld or conditioned), including (A) those granted on account of price adjustments, billing errors, rejected goods, returns, rebates or similar payments, (B) administrative and other fees and reim-burse-ments and similar payments to wholesalers and other distributors, buying groups and other institutions, (C) allowances, rebates and fees paid to distributors, and (D) chargebacks.

     "NET REVENUES RATIO" means, with respect to any Performance Period, the lesser of (a) 1.0, and (b) the quotient of (x) Net Revenues of the Surviving Corporation for such Performance Period, divided by (y) the Net Revenues Target for such Performance Period.

     "NET REVENUES TARGET" means, with respect to any Performance Period, the amount listed in the "Net Revenues Target" column in the Performance Consideration Table for such Performance Period.

     "PERFORMANCE CONSIDERATION TABLE" means the table set forth immediately succeeding Section 2.4(c).

     "PERFORMANCE  PERIODS"  means  each  of  FY  2005,  FY  2006  and  FY 2007.

     "PRINCIPAL MARKET" means the Nasdaq National Market, the Nasdaq Capital Market, the OTCBB, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange, market or inter-dealer or automated quotation system for the Parent Common Stock and, for purposes of calculating VWAP, for which Bloomberg Financial, L.P. publishes the necessary reports.

     "PRORATION PERCENTAGE" means, with respect to any Performance Period, a percentage equal to:

     [ 60% (EBITDA Ratio for such Performance Period - 0.8) x  5  ]  +
     [ 40% (Net Revenues Ratio for such Performance Period - 0.8  ) x  5 ] .

     "STOCK EARNOUT" means, with respect to any Performance Period, a number of shares of Parent Common Stock calculated as set forth in the "Stock Earnout" column in the Performance Consideration Table for such Performance Period.

     "TRADING DAY" means any day other than a Saturday or a Sunday on which the Principal Market is open for trading in equity securities.


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                                                                     09EY-117690
                                  PAGE

     "TRIGGER CONDITIONS" means, with respect to any Performance Period, each of the following conditions: (i) the Net Revenues of the Surviving Corporation for such Performance Period is equal to or greater than 80% of the Net Revenues Target for such Performance Period, and (ii) the EBITDA of the Surviving Corporation for such Performance Period is equal to or greater than 80% of the EBITDA Target for such Performance Period.

     "TWENTY DAY VWAPTWENTY DAY VWAP" means, with respect to any date of determination, the arithmetic mean of the VWAP for the twenty (20) consecutive Trading Days ending on such date or, if such date is not a Trading Day, the next preceding Trading Day.

     "VWAP" means, with respect to any Trading Day, the volume weighted average price of the Parent Common Stock on such Trading Day (equal to the aggregate sales price of all trades of Parent Common Stock during such Trading Day on the Principal Market divided by the total number of shares of Common Stock traded during such Trading Day on the Principal Market), as reported by Bloomberg Financial, L.P. using the AQR function.

     Section 2.2 Effect on Capital Stock. At the Effective Time, because of the Merger and without any further action on the part of Parent, Merger Sub or the
Company:

     (a) Common Stock of Merger Sub. Each share of the common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain a validly issued, fully paid, and non-assessable share of common stock of Merger Sub.

     (b) Common Stock of the Company. At the Effective Time and subject to the Dissenting Shareholders' rights set forth in Section 2.13, each share of the Company Common Stock, issued and outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and the holder of a stock certificate that, immediately prior to the Effective Time, represented outstanding shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such certificates (or delivery of the affidavit and bond, if any, specified in Section 2.10(e)) and upon the terms and subject to the conditions set forth in this Article II and elsewhere in this Agreement, the Shareholder Consideration to be distributed to holders of Company Common Stock as provided in this Article II and elsewhere in this Agreement (including the deposit of a portion of such Shareholder Consideration into the Escrow Account and the Expense Fund, as provided in Section 2.17 and Section 2.18, respectively).

     (c) Stock Transfer Books. After the Effective Time, the Company's stock transfer books shall be closed and there shall be no further Transfers of Company Common Stock. If, at or after the Effective Time, certificates represented outstanding shares of Company Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged in accordance with this Agreement.

     Section 2.3 Loan Repayments. At Closing, Parent shall (i) pay off the remaining principal and interest of the Vectra Loans and any other amounts due and owing to Vectra, (ii) cancel and terminate the SpaceDev Loan and related Secured Promissory Note; provided that any representations, warranties or agreements therein which by their terms survive the termination of the SpaceDev Loan or such Secured Promissory Note, as the case may be, shall survive such cancellation and termination, and (iii) pay off each Shareholder Loan in full; provided that Parent shall have no obligation to pay more than $4,600,000 in the aggregate to pay off in full all of the Vectra Loans and Shareholder Loans, including all Liabilities in respect thereof; and, provided, further, that if Parent shall not have paid off the Vectra Loans at Closing as required, Parent shall tender Vectra a guaranty of the Vectra Loans, in form and substance reasonably satisfactory to Vectra, in exchange for Vectra releasing the Scott Tibbitts guaranty.


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                                                                     09EY-117690
                                  PAGE

     Section 2.4 Shareholder Consideration. In consideration for 100% of the issued and outstanding Company Common Stock, Parent shall, subject to the terms and conditions of this Article II and elsewhere in this Agreement, including the Dissenting Shareholders proviso and retention rights of Section 2.7, the withholding provisions of Section 2.16, if applicable, the escrow provisions of
Section 2.17, the expense fund provisions of Section 2.18 and the retention and set-off rights provided with respect to Key Shareholders in Article VII, pay and distribute the following Shareholder Consideration:

     (a) $1,500,000 (subject to reduction pursuant to Section 2.20) in cash, less the aggregate amount of funds payable to the Shareholder Agent at Closing for the payment of Company Transaction Expenses in accordance with Section 2.19; to be delivered at Closing by wire transfer of immediately available funds to the Exchange Agent;

     (b) a number of shares of Parent Common Stock equal to the quotient of (x) $7,500,000 (subject to reduction pursuant to Section 2.20), divided by (y) the greater of (1) $1.40 (subject to Capitalization Adjustments, if any), and (2) the lesser of (A) $1.90 (subject to Capitalization Adjustments, if any), and (B) the Twenty Day VWAP as of the Trading Day next preceding the Closing Date; less the number of shares deliverable to the Shareholder Agent at Closing for the satisfaction of Company Transaction Expenses in accordance with Section 2.19, to be delivered at Closing by delivery of appropriate share certificates evidencing such number of shares to the Exchange Agent; and

     (c) subject to the Surviving Corporation satisfying each Trigger Condition for a Performance Period (it being understood and agreed that, except to the extent set forth in Section 2.5(d), no performance consideration shall be earned or paid in respect of such Performance Period if any of the Trigger Conditions is not fully satisfied), performance consideration in respect of such Performance Period, as provided in Section 2.5, consisting of Cash Earnout and Stock Earnout (the "Performance Consideration"), less the number of shares deliverable to the Shareholder Agent in respect of such Performance Period for the satisfaction of Company Transaction Expenses in accordance with Section 2.19 (the Performance Consideration, as so reduced, the "Shareholder Performance Consideration"); to be delivered within ten (10) days after Parent and the Shareholder Agent agree on the calculation thereof, or if no agreement is reached, after the conclusion of any dispute resolution pursuant to Section 2.5(c), by wire transfer of Cash Earnout (if any), and by delivery of appropriate share certificates evidencing the Stock Earnout (if any), to the Exchange Agent.

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                                                                     09EY-117690
                                  PAGE


                         PERFORMANCE CONSIDERATION TABLE
                         -------------------------------


PERFORMANCE PERIOD     NET REVENUES TARGET    EBITDA TARGET   CASH EARNOUT   STOCK EARNOUT

FY 2005                        $21,500,000         $250,000    $350,000 x    The  number  of  shares of Parent Common Stock
                                                               Proration     equal to $3,000,000 multiplied by the Proration
                                                               Percentage    Percentage and divided by the greater of (a)
                                                                             Twenty Day VWAP as of the Trading Day immediately
                                                                             preceding  the date of the audit opinion for the
                                                                             Starsys  Financial  Statements  for FY 2005, and
                                                                             (b) $2.00 per share (subject to Capitalization
                                                                             Adjustments,  if  any).


FY 2006                        $22,500,000       $2,000,000     $350,000 x   The  number  of  shares of Parent Common Stock
                                                                Proration    equal to $7,500,000 multiplied by the Proration
                                                                Percentage   Percentage and divided by the greater of (a) Twenty
                                                                             Day VWAP as of the  Trading  Day  immediately
                                                                             preceding  the date of the audit opinion for the
                                                                             Starsys  Financial  Statements  for FY 2006, and
                                                                             (b) $2.50 per share (subject to Capitalization
                                                                             Adjustments,  if  any).


FY 2007                        $24,000,000        $2,500,000    $350,000 x   The  number  of  shares of Parent Common Stock equal
                                                                Proration    to $7,500,000 multiplied by the Proration Percentage
                                                                Percentage   and divided by the greater of (a) Twenty Day VWAP as
                                                                             of the  Trading  Day  immediately  preceding  the
                                                                             date of the audit opinion for the Starsys  Financial
                                                                             Statements  for FY 2007, and (b) $3.00 per share
                                                                             (subject to Capitalization  Adjustments,  if  any).





     Section 2.5 Calculation of Performance Consideration. The determination of Performance Consideration (if any) for any Performance Period, shall be subject to the following provisions:

     (a) Following the end of each Performance Period, Parent shall have separate audited financial statements for the Surviving Corporation (or a successor Person or business unit contemplated by Section 8.2) prepared in accordance with GAAP, subject to the guidelines set forth in Section 2.6 (the "Starsys Financial Statements"). Upon receipt of the Starsys Financial Statements, Parent shall promptly calculate the Performance Consideration (if any) for such Performance Period and shall promptly (and in no event later than the date Parent files its annual report on Form 10-KSB or Form 10-K (or successor form thereto) with the SEC covering the end of such Performance Period) deliver the Starsys Financial Statements and such calculation to the Shareholder Agent.

     (b) If within thirty (30) days following receipt of the Starsys Financial Statements and the Performance Calculation, the Shareholder Agent has not given Parent a written notice setting forth in reasonable detail its objection to Parent's calculation of the Performance Consideration and the reasons therefor (the "Performance Dispute Notice"), then the Shareholder Agent shall be deemed to agree thereto and such calculation shall be binding and conclusive on the Parties and all Shareholders. The Shareholder Agent may waive this thirty (30) day period by providing Parent with written notice of its agreement with Parent's calculation of the Performance Consideration, whereupon such calculation shall be binding and conclusive on the Parties and all Shareholders.

     (c) If the Shareholder Agent delivers to Parent a Performance Dispute Notice within the thirty (30) day period specified in Section 2.5(b), Parent and Shareholder Agent shall use their respective commercially reasonable efforts for

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                                                                     09EY-117690
                                  PAGE

a period of ten (10) days after Parent's receipt of the Performance Dispute Notice (or such longer period as Parent and Shareholder Agents shall mutually agree) to resolve any disputes raised by Shareholder Agent. If at the end of such period the Shareholder Agent and Parent fail to agree on the calculation of the Performance Consideration:

          (1) if the dispute relates solely to the calculation of EBITDA, the Net Revenues, Cash Earnout, the Stock Earnout or other accounting matters, and not to any other matters (an "Accounting Dispute"), the Shareholder Agent shall promptly engage an independent accounting firm to review the disputed calculations and to propose what such firm determines to be the correct calculations, based on the terms and provisions of this Agreement, to Parent and the Shareholder Agent. If the Shareholder Agent and Parent still fail to agree on the calculation of the Performance Consideration, Parent and the Shareholder Agent shall negotiate in good faith to select a reputable independent auditing firm, other than Parent's independent public accounting firm, the Company's accounting firm prior to the Closing or the independent accounting firm engaged by the Shareholder Agent as aforesaid (the "ACCOUNTING REFEREE"); provided that if Parent and the Shareholder Agent are unable to agree on an Accounting Referee, the Accounting Referee shall be selected by the Audit Committee of the Board of Directors of Parent (subject to the aforesaid qualifications and disqualifications).
     Parent and the Shareholder Agent shall engage the Accounting Referee promptly to review the remaining disputed calculations and to deliver a report containing what the Accounting Referee determines to be the correct calculations, based on the terms and provisions of this Agreement, to Parent and the Shareholder Agent. The fees and costs of the Accounting Referee shall be borne by (i) Parent, if the Accounting Referee's calculations increase the aggregate value of the Cash Earnout and the Stock Earnout by more than 5%; and (ii) the Shareholder Agent, otherwise; or

          (2) if the dispute is not solely an Accounting Dispute, the calculation of the Performance Consideration shall be submitted to dispute resolution under Section 7.6 (as if the dispute had arisen under Section 7.4(b)(1) and Parent were the Indemnified Party) (it being agreed that the arbitrator in any arbitration shall consider applying the procedures applicable to Accounting Disputes to resolve any disputed accounting matters brought before such arbitrator).

     (d) Notwithstanding anything to the contrary in this Section 2.5, in the event that in any Performance Period Parent materially breaches any of the covenants applicable to it in Section 8.2, Section 8.4 or Section 8.5 (it being agreed that any reduction in the number of shares of Parent Common Stock to be reserved or granted pursuant to Section 8.5 shall be deemed to be material), or breaches any of the covenants applicable to it Section 8.6 (any of the foregoing breaches, an "Earn-Out Breach"), and such breach shall not have been cured within 30 days of written notice thereof by the Shareholder Agent, specifying in reasonable detail the nature thereof, the Performance Consideration for such Performance Period shall be the full amount available to the Shareholders in respect of such Performance Period (that is, all Trigger Conditions will be deemed satisfied and the Proration Percentage will be deemed to be 1.0, but the payment date therefor and the denominator used in the Performance Consideration Table to calculate the Stock Earnout shall not be affected thereby; provided that in the event of a material breach of Section 8.4, (i) the payment date for all remaining Performance Periods shall be accelerated to the date 90 days after the closing of the applicable sale, and (ii) the denominator used in the Performance Consideration Table to calculate the Stock Earnout shall be based on the date of the closing, except that the minimum per-share price for calculating the Stock Earnout for each remaining Performance Period shall be the respective minimum per-share price applicable to such Performance Period, as set forth in the Performance Consideration Table). The remedy set forth in this Section 2.5(d) (i) shall not be available with respect to any particular Earn-Out Breach if the Shareholder Agent brings a claim pursuant to Section 7.4(b)(2) for such Earn-Out Breach, and (ii) if obtained, shall be the sole and exclusive remedies of the Parties, the Shareholder Agent and the Shareholders (including the Key


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                                                                     09EY-117690
                                  PAGE

Shareholders) with respect to any claim relating to any Earn-Out Breaches, including any previous or subsequent Earn-Out Breaches (it being understood and agreed that Parent shall be entitled to recover, including by set-off against amounts otherwise to be paid under this Section 2.5(d), any amounts previously paid on account of any prior Earn-Out Breaches).

     (e) The amount of the Performance Consideration (if any) determined pursuant to this Section 2.5 shall be binding and conclusive on the Parties and all Shareholders.

     Section 2.6 Protective Provisions. The Parties hereto agree that, following the Closing and until the end of the final Performance Period, the determination of Net Revenues and EBITDA shall be computed in accordance with the following guidelines:

     (a) there shall be no charge to EBITDA for any transactional costs of Parent in completing this Merger, other than expenses incurred by Parent in respect of the review by Parent's independent public accounting firm of the Company's interim financial statements for FY 2005;

     (b)  Parent   corporate,   management,   compliance   and   other   general
administrative overhead shall be allocated to the Surviving Corporation in a reasonable and equitable manner;

     (c)  Parent's   compensation   to   Scott   Tibbitts  consistent  with  his
compensation level at the date of this Agreement shall be considered an expense of the Surviving Corporation;

     (d) any services provided by Parent to the Surviving Corporation and vice-versa will be at burdened cost incurred for such services, if applicable;
(e) no effect will be given for any change in accounting methods for the Company and the Surviving Corporation from those utilized as of the date of this Agreement;

     (f) indemnification amounts recovered by the Surviving Corporation pursuant to Article VII shall not be considered income of the Surviving Corporation;

     (g) no effect will be given for any writedown or writeoff of goodwill of the Surviving Corporation;

     (h) for the purpose of calculating the Net Revenues and EBITDA of the Surviving Corporation, the allocation of costs and revenues on cooperative or joint contracts involving the joint sale of products or services of both Parent and the Surviving Corporation will be negotiated in advance in good faith as if the agreements were arm's-length; and

     (i) a portion of Parent's audit fees will be allocated to the Surviving Corporation for the expenses of auditing the Surviving Corporation's financial statements, which amount shall equal for each Performance Period the arithmetic mean of the aggregate accounting and auditing fees paid by the Company in respect of the two fiscal years immediately preceding the Closing.

     Section 2.7 Allocation and Distribution of Shareholder Consideration. Subject to Section 2.12, Section 2.16, Section 2.17, Section 2.18, and other provisions of this Article II, the Shareholder Consideration shall be allocated among all pre-Closing shareholders of the Company pro rata according to the respective number of shares of Company Common Stock held by each such shareholder immediately prior to the Effective Time. Parent (and, to the extent applicable, the Shareholder Agent) shall deliver the Shareholder Consideration to the Exchange Agent for distribution to such shareholders, provided that Parent may (i) retain any consideration in respect of any Dissenting


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                                                                     09EY-117690
                                  PAGE

Shareholders for distribution pursuant to Section 2.13 or for paying any settlement, award or judgment of any Actions relating to such shareholder's Dissenting Shares, and (ii) retain or refrain from issuing, as the case may be, any consideration forfeited or assigned to Parent pursuant to the terms of any Non-Competition Agreements.

     Section 2.8 Adjustments to Parent Common Stock. The number of shares of Parent Common Stock issuable hereunder and held in escrow (pursuant to Section
2.17 and the Escrow Agreement) shall be appropriately adjusted to fully reflect the effect of any Capitalization Adjustment after the date hereof.

     Section 2.9 No Fractional Shares. No fractional shares of Parent Common Stock shall be issued in the Merger and in lieu thereof any fractional share shall be rounded up to the nearest whole share of Parent Common Stock.

     Section  2.10  Surrender  of  Certificates;   Lost,  Stolen  or  Destroyed
Certificates.

     (a) Exchange Agent. Continental Stock Transfer & Trust Co. (or such other Person as Parent may appoint as transfer agent for the Parent Common Stock or exchange agent for purposes hereof from time to time) shall serve as the exchange agent (the "EXCHANGE AGENT") for the Merger.

     (b) Exchange Procedures. As promptly as practicable after the Effective Time, to the extent any holder of record of any certificates which, immediately prior to the Effective Time, represented outstanding shares of Company Common Stock (the "CERTIFICATES"), has not already delivered a letter of transmittal substantially in the form attached as Exhibit C (a "LETTER OF TRANSMITTAL"), which provides, inter alia, for a release of all claims from such shareholder qua shareholder against the Company, Merger Sub and Parent, at the Closing, Parent shall cause the Exchange Agent to mail to each holder of record of any Certificates whose Company Common Stock was converted into the right to receive shares of Parent Common Stock pursuant to this Article II, a Letter of Transmittal. Upon surrender of a Certificate to the Exchange Agent for exchange (or the delivery of the affidavit and bond, if any, specified in Section 2.10(e)), together with a duly executed Letter of Transmittal and such other documents as may be reasonably required by the Exchange Agent, the Exchange Agent shall (i) deliver to the holder of such Certificate a certificate representing the number of shares of Parent Common Stock that such holder has the right to receive as Shareholder Closing Consideration pursuant to this
Article II, and (ii) deliver to the Escrow Agent under the Escrow Agreement on behalf of such holder a certificate in the name of the Escrow Agent with respect to the portion of the Escrow Shares that such holder has placed in escrow pursuant to this Article II.

     (c) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time but prior to the surrender of a Certificate (or the delivery of the affidavit and bond, if any, specified in Section 2.10(e)) will be paid to the holder of such Certificate in respect of the shares of Parent Common Stock exchangeable therefor.

     (d) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificates surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.


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                                                                     09EY-117690
                                  PAGE

     (e) Lost Stock Certificates. If any Certificate shall have been lost, stolen, or destroyed, Parent shall deliver the applicable portion of the Shareholder Consideration exchangeable therefor only upon (i) the making of an affidavit of that fact by the holder thereof claiming such Certificate to be lost, stolen, or destroyed, including the form of affidavit included in the Letter of Transmittal, and (ii) if Parent reasonably requires, the posting by such holder of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate.

     Section 2.11 Stock Options; Stock Bonus Plan. The Company shall notify all holders of options to purchase Company Common Stock issued under the Company Option Plan and all other Commitments to acquire Company Common Stock (the "COMPANY OPTION HOLDERS") of the need to exercise such options or Commitments on or prior to the Closing Date and that such options and Commitments will terminate as of the Effective Time in accordance with the Company Option Plan. All such options and Commitments that are not exercised prior to the Effective Time shall be cancelled, retired and extinguished and shall terminate and expire as of the Effective Time and the Company shall take all actions necessary to timely effectuate such termination. The Company shall terminate its Stock Bonus Plan and distribute the assets thereof prior to the Effective Time. Neither Parent nor the Surviving Corporation shall assume, become responsible for or otherwise assume any obligations with respect to, any outstanding options, warrants or other Commitments to purchase or otherwise acquire capital stock of the Company or the Stock Bonus Plan, and no consideration shall be delivered or deliverable in respect thereof. The Company shall cause Company Option Holders who exercise their options or Commitments prior to the Closing Date to execute a Letter of Transmittal together with an addendum thereto prior to the Closing, which addendum shall ratify, affirm and approve each of the actions taken by the shareholders of the Company at the Company Shareholders Meeting.

     Section 2.12 Treasury Stock. All shares of capital stock of the Company held on the treasury of the Company immediately prior to the Effective Time shall be cancelled, retired and extinguished without any conversion thereof, and no consideration shall be delivered or deliverable in exchange therefor.

     Section 2.13 Shares of Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, as and if applicable, Dissenting Shares that are issued and outstanding immediately prior to the Effective Time shall not be converted into or be exchangeable for the right to receive the Shareholder Consideration unless and until the corresponding Dissenting Shareholders shall have failed to perfect or shall have effectively withdrawn or lost their dissenter's rights under the CBCA or other applicable Law, and until such time Parent shall retain the Shareholder Consideration otherwise payable in respect of such Dissenting Shares. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right, the applicable Dissenting Shares shall thereupon be treated as though such shares of Company Common Stock had been converted into and become exchangeable for the right to receive, as of the Effective Time, the appropriate share of the Shareholder Consideration as provided in Section 2.7 from the Shareholder Consideration retained by Parent. The Company shall give Parent: (a) prompt notice of any notice of dissenters' rights with respect to any shares of Company Common Stock or attempted withdrawals of such notices and any other instruments served pursuant to the CBCA or other applicable Law and received by the Company relating to the Dissenting Shareholders' dissenters' rights, and (b) the opportunity to direct, in its reasonable business judgment, all negotiations and proceedings with respect to exercise of such dissenters' rights. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such exercise of dissenters' rights.

     Section 2.14 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code.


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                                                                     09EY-117690
                                  PAGE

     Section 2.15 Accounting Treatment. For accounting purposes, the Merger is intended to be treated as a "purchase."

     Section 2.16 Withholding Rights. Each of the Surviving Corporation, Parent and the Exchange Agent shall be entitled to deduct and withhold from the Shareholder Consideration otherwise payable pursuant to this Agreement to a Shareholder such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of a Tax Law. To the extent that amounts are withheld from the Shareholder Consideration as provided in this
Article II, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Shareholder in respect to which such deduction and withholding was made.

     Section  2.17  Escrow  Account.

     (a) At the Closing, Parent shall deliver to the Escrow Agent, on behalf of the Shareholders, stock certificates evidencing a number of shares equal to 50% of the number of shares of Parent Common Stock issuable at Closing pursuant to
Section 2.4(b) (without taking into account any shares deliverable to the Shareholder Agent at Closing for the satisfaction of Company Transaction Expenses in accordance with Section 2.19). If any Performance Consideration is payable for FY 2005, Parent shall deliver to the Escrow Agent on behalf of the Shareholders stock certificates evidencing a number of shares equal to 50% of the number of shares of Parent Common Stock issuable as Stock Earnout for FY 2005 (without taking into account any shares deliverable to the Shareholder Agent at Closing for the satisfaction of Company Transaction Expenses in accordance with Section 2.19).

     (b) Subject to the obligation to fund the Expense Fund pursuant to Section 2.18, Parent shall cause the Escrow Agent to deposit any shares of Parent Common Stock delivered to the Escrow Agent from time to time pursuant to Section 2.17(a) ("ESCROW STOCK") into an escrow account with the Escrow Agent (the "ESCROW ACCOUNT") for the purpose of securing the indemnification obligations set forth in Article VII, which Escrow Account shall be subject to the terms and provisions of Section 7.2 and the Escrow Agreement. The Escrow Agent shall maintain the Escrow Account for such purpose until ten days after the date of the audit opinion for the Starsys Financial Statements for FY 2006 (the "ESCROW PERIOD"); provided, however, that in the event any Indemnified Parties have made any claims under Article VII prior to the end of the Escrow Period, the Escrow Period and the release of any Escrow Stock shall be tolled, and a number of shares having an aggregate value up to the maximum aggregate amount of such claims shall remain in the Escrow Account as security and not be released to the Shareholders, until all such claims shall have been fully and finally resolved and settled.

     (c) Releases of Escrow Stock from the Escrow Account shall be subject to the terms and conditions of an Escrow Agreement (the "ESCROW AGREEMENT") and
Section 2.9. In the event that this Agreement is adopted by the Shareholders, then all Shareholders shall, without further act of any Shareholder, be deemed to have consented to and approved (i) the terms and conditions of the Escrow Agreement, (ii) the use of the Escrow Account as collateral to secure the rights of the Indemnified Parties under Article VII in the manner set forth herein and in the Escrow Agreement, and (iii) the appointment of the Shareholder Agent as the representative under the Escrow Agreement of the Shareholders receiving shares of Parent Common Stock under this Agreement and as the attorney-in-fact and agent for and on behalf of each such Person (other than holders of Dissenting Shares).

     (d) The terms and provisions of the Escrow Agreement shall be in the form reasonably agreed by Parent, the Company and the Escrow Agent prior to the filing of the Form S-4, consistent with the terms and provisions hereof, and shall provide, among other standard and customary terms for agreements of its type and nature, that (i) shares of Parent Common Stock claimed by Parent


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                                                                     09EY-117690
                                  PAGE

pursuant to Article VII shall be valued at the per-share value calculated pursuant to Section 2.4(b) or Section 2.4(c), as applicable, (ii) claims against shares of Parent Common Stock held in the Escrow Account shall be satisfied against shares in the order delivered to the Escrow Account, and (ii) no shares of Parent Common Stock held in the Escrow Account or Expense Fund may be released or otherwise Transferred prior to the date 270 days after the Closing, except for shares of Parent Common Stock claimed by Parent pursuant to Article VII.

     Section  2.18  Expense  Fund.

     (a) Funding. At the Closing, Parent shall deliver to the Escrow Agent, on behalf of the Shareholders, out of the shares of Parent Common Stock to be delivered to the Escrow Agent at the Closing pursuant to Section 2.17(a), a number of shares of Parent Common Stock having a value equal to $100,000, with such shares being valued at their VWAP as of the Trading Day next preceding the Closing Date, for deposit into a separate escrow account with the Escrow Agent (the "EXPENSE FUND"), to be held pursuant to the Escrow Agreement free and clear of any lien or other claim of any creditor of any of the Parties.

     (b) Use of Fund. The Escrow Agent shall maintain the Expense Fund solely for the purposes of paying the out-of-pocket fees and expenses, including independent accounting firm fees and attorneys' fees, reasonably incurred by the Shareholder Agent in connection with performing and exercising its duties, rights and responsibilities hereunder on behalf of the Shareholders. The Expense Fund may be released, in whole or in part, solely upon written authority of the Shareholder Agent. The Shareholder Agent may withdraw funds from the Expense Fund only upon certification that such funds shall be used strictly in accordance with the terms and provisions of this Section 2.18 and the Escrow Agreement. The Expense Fund shall be deemed to have been withheld from each Shareholder in proportion to amounts allocable to Shareholders pursuant to
Section  2.7.

     (c) Closing. The Shareholder Agent shall close and liquidate the Expense Fund, and cause any remaining shares in the Expense Fund to be deposited or transferred to the Escrow Account for distribution in accordance with the terms thereof, upon the latest to occur of (i) the final determination of the Performance Consideration (if any) for the final Performance Period, (ii) the Escrow Termination Date, and (iii) the final determination of any pending claim for indemnification under Article VII.

     (d) Illiquidity. The Shareholder Agent expressly acknowledges that the shares of Parent Common Stock delivered to the Expense Fund will be illiquid for a substantial period of time after the Closing and that Parent has no obligation whatsoever, express or implied, to provide liquidity, or to waive any transfer restrictions otherwise applicable to such shares.

     Section  2.19     Company  Expense  Payments.

     (a) Prior to the Closing, the Company shall deliver to Parent an itemized schedule of Company Transaction Expenses to be paid at Closing or out of the Performance Consideration (if any), which shall include all Company Transaction Expenses as of the Closing Date and be reasonably satisfactory to Parent (the "TRANSACTION EXPENSE PAYMENT SCHEDULE"), indicating for each cost or expense itemized therein (A) the payee thereof, (B) the amount thereof, if any, to be paid in cash, (C) and the amount thereof, if any, to be paid with shares of Parent Common Stock, such amount to be specified either as a number of shares or, in the case of Performance Consideration, a specified percentage of the Stock Earnout (if any); provided that (i) the aggregate amount of Company Transaction Expenses to be paid (1) in cash at Closing may not exceed the amount of cash available for distribution under Section 2.4(a) (after giving effect to any reduction pursuant to Section 2.20), (2) in cash and shares of Parent Common Stock (using the per-share value calculated pursuant to Section 2.4(b)) at


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                                                                     09EY-117690
                                  PAGE

Closing may not exceed $2,000,000, (3) in shares of Parent Common Stock out of Performance Consideration shall not exceed 1% of the Stock Earnout (if any), and
(4) in cash and shares of Parent Common Stock (using the per-share value calculated pursuant to Section 2.4(c)) out of Performance Consideration may not exceed $250,000, and (ii) each payee receiving more than an aggregate of 50,000 shares of Parent Common Stock in connection with the Closing and the first Performance Period shall have duly executed and delivered to Parent a Standstill and Lock-Up Agreement; provided that with respect to any such payee receiving less than 50,000 shares of Parent Common Stock in connection with the Closing, such Standstill and Lock-Up Agreement shall apply only to the number of shares of Parent Common Stock received by such payee in connection with the first Performance Period.

     (b) At the Closing, if the Transaction Expense Payment Schedule satisfies the provisos of Section 2.19(a), Parent shall deliver to the Shareholder Agent
(A) an amount of cash, to be delivered by wire transfer of same day funds to a deposit account at a United States commercial bank notified by the Shareholder Agent in writing prior to the Closing, equal to the aggregate sum of cash costs and expenses listed in the Transaction Expense Payment Schedule, and (B) a stock certificate evidencing for each payee listed as obtaining shares in the Transaction Expense Payment Schedule the applicable number of shares of Parent Common Stock. The Shareholder Agent shall apply such funds solely to the satisfaction of the Company Transaction Expenses as provided in the Transaction Expense Payment Schedule and, upon paying all such amounts, shall deliver any remaining or returned funds and stock certificates to the Exchange Agent, to be allocated and distributed as provided in Section 2.7.

     Section  2.20  Closing  Working  Capital  Deficit  Adjustment.

     (a) For purposes of this Section 2.20, the following terms shall have the meanings ascribed to them below:

          (1) "PRO FORMA WORKING CAPITAL" means, as of the date two business days prior to the Closing Date, as reflected in a balance sheet delivered by the Company to Parent the business day before the Closing Date (the "CLOSING BALANCE SHEET"), an amount equal to: (i) the amount of the Company's current assets; minus (ii) the amount of (A) the Company's current liabilities (excluding the Company Transaction Expenses included therein); minus (B) the lesser of (x) the Closing Debt, and (y) $5,800,000; plus (C) $2,680,000.

          (2)  "WORKING CAPITAL DEFICIT" means an amount equal to:

               [ 0 - Pro Forma Working Capital - $1,000,000 ].

     For the avoidance of doubt, if the Pro Forma Working Capital is less than -$1,000,000, the Working Capital Deficit will be a positive number. An example of the calculation of the Working Capital Deficit is illustrated in
     Schedule  2.20(a).

     (b)     If the Working Capital Deficit at Closing is a positive value, then
          (i) the cash to be paid pursuant to Section 2.4(a) shall be reduced by the product of (x) the Working Capital Deficit, times (y) the fraction 1/6, and (b) the $7,500,000 value set forth in Section 2.4(b)(x) shall be reduced by the product of (A) the Working Capital Deficit times (B) the fraction 5/6.

          Section  2.21  Transfer  Of  Contingent  Rights.

     (a) No Transfer. The Shareholder Consideration and the interests in the Escrow Account, and the provisions of this Article II and the Escrow Agreement related thereto, are intended solely for the benefit of the Persons who


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immediately prior to the Effective Time were holders of shares of Company Common
Stock. Without limiting the generality of Section 11.3(a), except as expressly provided in Section 2.21(b), no Person may sell, assign or otherwise Transfer (whether in connection with any sale, assignment or other Transfer of any shares of Parent Common Stock or otherwise) to any other Person (i) any interest in any Shareholder Consideration or in the Escrow Account or the Expense Fund, or in any portion of either of them, or (ii) any right to participate, in whole or in part, in any Shareholder Consideration or to obtain any proceeds or shares from the Escrow Account pursuant to Section 2.17 or the Escrow Agreement; and any attempt to do so shall be null and void ab initio and of no force or effect. In no event shall the right to receive contingent shares or cash be evidenced by a negotiable instrument or certificated security, or be readily marketable.

     (b) Exceptions. Notwithstanding Section 2.21(a) and Section 11.3(a), an interest in Shareholder Consideration may be assigned or Transferred: (i) involuntarily pursuant to bequest, the laws of intestate succession or the order of a court in connection with a settlement of property rights incident to divorce, and (ii) voluntarily to a Key Shareholder in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and the registration or qualification requirements of applicable state securities or "blue sky" laws, and otherwise in strict accordance with all applicable Law (it being understood that Parent may require an opinion of counsel in form and substance satisfactory to Parent to the effect that such transaction does not require such registration or qualification).

     Section 2.22 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title, and possession to all Contracts, Property, rights, privileges and powers of the Company and Merger Sub, the officers and directors of the Company, Parent and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and the Company and Parent shall cause them to take, all such lawful and necessary action.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                             CONCERNING THE COMPANY

     The  Company  and,  with  respect to Section 3.3, Section 3.5, Section 3.6,
Section 3.31, Section 3.32, Section 3.33 and Section 3.34, the Key Shareholders each jointly and severally represents and warrants to Parent that the statements contained in this Article III are true, correct and complete as of the date of this Agreement and as of the Closing Date, except as set forth, with respect to any specific Section or subsection in this Article III, in the corresponding section or subsection of the schedules the Company has delivered to Parent on the date hereof and as of the Closing Date (the "DISCLOSURE SCHEDULES").

     Section 3.1 Organization and Qualification. The Company: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado; (ii) has the full corporate power and authority to own or use its properties and assets, to carry on its business as currently conducted and as currently contemplated to be conducted, and to perform all of its obligations under this Agreement and the Related Agreements to which it is a party or by which it is bound; (iii) is qualified or licensed to do business in all jurisdictions in which the failure to do so would have a Material Adverse Effect. The Company has delivered to Parent and its legal counsel a true and correct copy of its Articles of Incorporation and Bylaws, including all corrections, amendments and other modifications thereto, each of which is in full force and effect. The Company is not in violation of any provision of its Articles of Incorporation or Bylaws. Section 3.1 of the Disclosure Schedules lists by name and title the directors and officers of the Company.


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     Section  3.2  Subsidiaries.  The  Company   presently  does  not  have  any
Subsidiaries or own or control, directly or indirectly, any Equity Interest in any other Entity.

     Section  3.3  Capital  Structure.

     (a) The authorized capital stock of the Company consists of twenty-five million (25,000,000) shares of Company Common Stock, of which 520,448 shares are issued and outstanding. Except as provided in Section 3.3(a) of the Disclosure Schedules, all outstanding shares have been duly authorized and validly issued, are fully paid and non-assessable.

     (b) The Company has reserved 160,000 shares of Company Common Stock for issuance under the Company's 1998 Stock Incentive Plan (the "COMPANY OPTION PLAN"), of which options to purchase 103,385 shares of Company Common Stock are outstanding as of the date of this Agreement and of which no options will be outstanding as of the Closing Date. All options to purchase capital stock of the Company that have been granted under the Company Option Plan or otherwise since the Company's inception (collectively, the "COMPANY OPTIONS") are set forth in
Section 3.3(b) of the Disclosure Schedules, including (i) the name of the Person granted such Company Option, (ii) the total number and class of shares of stock that are or were subject to such Company Option, and (iii) the vesting schedule of such Company Option. The Company Options shall be exercised or otherwise terminated prior to Closing.

     (c) All outstanding shares of Company Common Stock and all outstanding Company Options have been offered, issued, sold and granted in compliance with
(i) all applicable securities and "blue sky" Laws and other applicable Laws, and
(ii) all terms set forth in applicable Contracts and Commitments. Section 3.3(c) of the Disclosure Schedules provides an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any shares of capital stock of the Company is subject.

     (d) The Company has not issued any Equity Interests or Securities other than the Company Common Stock, the Company Options and notes evidencing the Vectra Loans, the Shareholder Loans and the SpaceDev Loan. Except as set forth in Section 3.3(d) of the Disclosure Schedules, there is no (i) outstanding Commitment (whether or not currently exercisable) to acquire any Equity Interests or other Securities of the Company, (ii) outstanding financial asset, instrument or obligation that is or may become convertible into or exchangeable for any Equity Interests or other Securities of the Company, (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any Equity Interests or any other Securities of the Company, or (iv) condition or circumstance that may give rise to or provide a reasonable basis for the assertion of a claim, whether contingent or vested and whether or not subject to conditions, by any Person to the effect that such Person is entitled to acquire or receive any Equity Interests or other Securities of the Company.

     Section  3.4  Approval  of  Transactions.

     (a) The only notices or Consents required to execute and deliver this Agreement and the Related Agreements or to consummate the Transactions are (i) approval by a majority of the Company's board of directors, at a duly held meeting at which quorum is present, and (ii) approval by the holders of a majority of the shares of outstanding Company Common Stock, at a duly held meeting at which a quorum is present.

     (b) The Company's Board of Directors, by resolutions duly adopted (the "COMPANY BOARD RESOLUTIONS"), has duly: (i) determined that this Agreement and the Merger are advisable and are fair to and in the best interests of the


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Company  and  all  Shareholders,  (ii)  approved  this  Agreement,  the  Related
Agreements to which the Company is a party or by which it is bound, the Merger and the other Transactions, (iii) recommended that all of the Shareholders of the Company adopt this Agreement and approve the Merger and the other Transactions, and (iv) directed that this Agreement, the Merger and the other Transactions be submitted for consideration by the Company's shareholders at a meeting or by written consent of all of the shareholders of the Company to occur on or about, or prior to, the date of the Parent Shareholders Meeting. The Company Board Resolutions are in full force and effect. No action has been taken or is pending for the purpose of revoking, rescinding, annulling, repealing,
correcting,  changing,  amending  or  otherwise  modifying  the   Company  Board
Resolutions  or  any  of  them.

     Section 3.5 Authority. Each of the Company and the Key Shareholders has all requisite right, power and authority, or all necessary legal capacity, as the case may be, to execute, deliver, enter into and perform its obligations under this Agreement and any Related Agreement to which it is a party or signatory and to consummate the Merger and the other Transactions. The execution and delivery of this Agreement, any Related Agreement to which the Company or such Key Shareholder is a party or signatory and the consummation of the Merger will be duly authorized at Closing at a duly held meeting at which quorum is present. Subject to obtaining the Shareholders' approval set forth in Section 3.4(a), no further action is required on the part of the Company or its shareholders to authorize this Agreement, any Related Agreement to which it is a party or signatory or the Merger. This Agreement has been duly executed and delivered by the Company and the Key Shareholders, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute its valid and binding obligations, enforceable against them according to their respective terms.

     Section 3.6 No Conflict. Except as set forth in Section 3.6 of the Disclosure Schedules, the execution and delivery by the Company and the Key Shareholders of this Agreement and any Related Agreement to which it is a party or signatory, and the consummation of the Merger, will not directly or indirectly:

     (a) conflict with or result in any Breach of or default under (with or without the giving of notice or the lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such Event, a "CONFLICT") (i) any provision of the Organizational Documents of the Company, or any resolutions of the board of directors or the Company Shareholders, each as in effect and Amended to date, (ii) any Contract to which the Company, or any of the Key Shareholders is a party, or to which it is subject or by which any of them is bound, or any license under which any of them is a licensee, or (iii) any Law or Order applicable to the Company, the Key Shareholders, or the Company's Property;

     (b) give any Person the power, right or authority to challenge any of the Transactions or to exercise any remedy or obtain any relief under any Law or Order to which the Company or any Key Shareholders may be subject;

     (c) contravene, conflict with or result in a violation or Breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Permit held by the Company or that otherwise relates to the Properties or to the businesses of the Company;

     (d) cause Parent to become subject to, or to become liable for the payment of, any Taxes owed by or on behalf of the Company or any properties, assets, shareholder, officer or employee of the Company;

     (e) result in the imposition or creation of any Encumbrance upon or with respect to any Property of the Company; or


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     (f)  result  in any shareholder of the Company having the right to exercise dissenters', appraisal or other similar rights pursuant to any Contract, Organizational Document of the Company or, except for dissenters' rights under the CBCA, applicable Law.

     Section 3.7 Consents. Except as set forth in Section 3.7 of the Disclosure Schedules, no Order or Consent of, or registration, declaration or filing with, any Governmental Body or any third party (including any party to any Contract with, or licensor of, the Company), is required by or with respect to the Company and the Key Shareholders in connection with the execution, delivery or performance of this Agreement, any of the Related Agreements to which it is a party or signatory, or the consummation of the Transactions, so as not to trigger any Conflict (including the Breach of any Company Contract), except for
(i) such Orders and Consents as may be required under applicable securities or "blue sky" Laws, (ii) the filing of the Statement of Merger with the Secretary of State of the State of Colorado, (iii) the approval of this Agreement and the Merger by the shareholders of the Company, (iv) the Consents required under
Section 3.4(a), and (v) any Consents of parties to Company Contracts (including Company Licenses) summarized in reasonable detail in Section 3.7 of the Disclosure Schedules, indicating for each such Company Contract if it is a Material Company Contract and, if so, the name of each counterparty to such Material Company Contract whose Consent is required.

     Section  3.8  Books  and  Records.

     (a) Financial Records. The books of account and other financial records, all of which have been made available to Parent, (i) are accurate, complete and correct in all Material respects, (ii) have been maintained in accordance with sound business practices, (iii) fairly and accurately reflect the income, expenses, assets and liabilities of the Company, and (iv) represent actual, bona fide transactions.

     (b) Minute Books. Except as set forth in Section 3.8(b) of the Disclosure Schedules, the minute books of the Company, all of which have been made available to Parent, contain accurate, complete and correct records of all meetings held of, and corporate action taken by, the shareholders and board of directors, and all committees of the shareholders and board of directors, of the Company, including each action by written consent, since the inception of the Company, no Material corporate action of such shareholders, board of directors or committees has been taken, for which minutes have not been prepared and provided to Parent, or which are not contained in such minute books.

     (c) Stock Records. The stock record books, records and ledgers of the Company, all of which have been made available to Parent, contain accurate, complete and correct records of all issuances and transfers of Equity Interests in the Company.

     (d) Shareholder Table. Section 3.8(d) of the Disclosure Schedules sets forth a shareholder table (as updated in accordance with the terms hereof, the "SHAREHOLDER TABLE") containing a true and complete accounting of each shareholder of record of the Company and all outstanding shares of capital stock of the Company, and contains for each such shareholder (i) the full name(s) of such shareholder, (ii) the number of certificates evidencing shares of Company Common Stock held of record by such shareholder, specifying for each such certificate its certificate number and the number of shares of Company Common Stock evidenced thereby, and (iii) the full mailing address for such shareholder set forth in the Company's stock transfer books and records.

     Section 3.9 Company Financial Statements. Section 3.9 of the Disclosure Schedules sets forth (i) the Company's audited balance sheets as of December 31, 2004 and 2003, and the related audited statements of income and cash flows for the Company's fiscal years ended December 31, 2004 and 2003, and (ii) the


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Company's  (x)  unaudited  balance sheet as of (A) on the date of this Agreement only (this sub-clause (A) having no force or effect as of the Closing Date), June 30, 2005, or (B) as of the Closing Date only (this sub-clause (B) having no force or effect as of the date of this Agreement), the last day of a calendar month ended not more than 45 prior to the Closing Date; and (y) the related unaudited statements of income and cash flows for the partial-year period ended on the Current Balance Sheet Date, including in each case the notes thereto, except that no statement of cash flows is included for the partial-year period ended June 30, 2005. The Financials are correct in all Material respects and have been prepared in accordance with GAAP, consistently applied throughout the periods indicated and with each other, except as disclosed in the notes to the Financials, subject in the case of interim statements to normal year-end adjustments. The Financials fairly and accurately present the financial condition, operating results, changes in shareholders' equity and cash flows of the Company as of the respective dates and during the respective periods indicated therein. The Company maintains and will continue through the Closing Date to maintain a standard system of accounting established and administered in accordance with GAAP.

     Section  3.10  No  Undisclosed  Liabilities.

     (a) Except as provided in Section 3.10(a) of the Disclosure Schedules, the Company has no Liabilities, Debt, Capital Lease Obligation, Guarantees,
obligations, expenses, claims, deficiencies, or endorsements of any type, whether or not known, accrued, absolute, contingent, matured, secured, conditional, liquidated, vested, due or required to be reflected in financial statements in accordance with GAAP, except for those which (i) have been adequately reserved against or otherwise reflected in the Current Balance Sheet,
(ii) have arisen in the Ordinary Course of Business consistent with past practices since December 31, 2004, and which are not Material, and (iii) are an Expense under Section 11.10, which will be paid at or prior to Closing.

     (b) Section 3.10(b) of the Disclosure Schedules contains a complete and accurate list of all trade accounts payable (other than a trade account payable
(i) to any shareholder or any Related Person of the Company or any Shareholder for or with respect to the Expenses of the Company or the Shareholder Agent, and
(ii) adequately accounted for in the Company's financial statements delivered from time to time to Parent prior to the date hereof) that remains unpaid as of the Closing Date, specifying for each such trade account (A) its aging, and (B) any amounts due as interest, penalties or similar charge thereon.

     Section  3.11  No  Off-Balance  Sheet  Arrangements. Except as set forth in
Section 3.11 of the Disclosure Schedules, the Company is not a party to, and has no commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose Entity, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company's financial statements.

     Section 3.12 No Changes. Except as set forth on Section 3.12 of the Disclosure Schedules, since (A) December 31, 2004 (with respect to subsections
(a) through (y) below) and (B) the Current Balance Sheet Date (with respect to subsections (z) and (aa) below), there has not been, occurred or arisen any of the following with respect to the Company:

     (a)  any  transaction  not  in  the  Ordinary  Course  of  Business;

     (b) any Amendment to any Organizational Document of the Company or to the rights, powers, privileges, designations or preferences of any Company Stock;


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     (c)  any  capital  expenditure  or capital expenditure commitment exceeding
$5,000  individually  or  $10,000  in  the  aggregate;

     (d) payment, discharge or satisfaction of any claim or Liability, other than payment, discharge or satisfaction in the Ordinary Course of Business of claims or Liabilities reflected or adequately reserved against in the Current Balance Sheet;

     (e)  destruction  of,  damage  to  or  loss  of  any  Property or business;

     (f) loss of, or notice or other clear and overt indication of an intention to discontinue or change the terms of its relationship with the Company by, any supplier, manufacturer, management-level employee, officer, senior engineer or consultant, in each case whether or not covered by insurance;

     (g) labor trouble or claim of wrongful discharge or other unlawful labor practice or action; (h) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) other than as required by GAAP;

     (i) change in any election in respect of Taxes, adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

     (j)  revaluation  by  the  Company  of  any  of  its  Properties or assets;

     (k) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any outstanding share of capital stock or other Equity Interests of the Company, or any split, combination or reclassification in respect of any share of capital stock of the Company, or any issuance or authorization of any issuance of any other Securities of the Company in respect of, in lieu of or in substitution for any share of capital stock or other Equity Interests of the Company, or any direct or indirect repurchase or redemption of any Equity Interests or other Securities of the Company (or Commitments therefor);

     (l) payment (other than in the Ordinary Course of Business) of, or increase in, the salary, bonuses or other compensation (cash, equity or otherwise), or material increase in fringe benefits, payable or to become payable to any shareholder, director, officer, employee or consultant of the Company (other than payments to outside counsel in connection with this Agreement and the Transactions), or Related Person of the Company, or the declaration, payment or commitment or obligation of any kind for the payment of a severance payment, termination payment, bonus, substantial fringe benefit or other additional or supplemental salary, bonus, substantial fringe benefit or other compensation (cash, equity or otherwise) to any such Person;

     (m) adoption, establishment or Amendment of any Company Employee Plan, except as necessary to comply with applicable Law;

     (n) entry into any Contract to which the Company is a party or signatory or by or to which it or any of its Properties is bound or subject, except for the Shareholder Loans, the SpaceDev Loan and the Vectra Loans, or any termination, Amendment or receipt of notice of termination or non-renewal in respect of, any such Contract;


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                                                                     09EY-117690
                                  PAGE

     (o) Transfer, Lease or Encumbrance of any of its material assets or other Properties, other than (i) sales of Inventories in the Ordinary Course of Business and the security interests in favor of Vectra in respect of the Vectra Loans and Parent in respect of the SpaceDev Loan, and (ii) with respect to any Intellectual Property Rights (which are addressed in Section 3.12(u));

     (p) a loan or advance to any Person, the incurrence, issuance or sale of any Debt of the Company (except for the Shareholder Loans, the Vectra Loans and the SpaceDev Loan) or the making of any Guarantee in respect of any other Person, except for advances to employees for travel and business expenses in the Ordinary Course of Business consistent with past practices;

     (q) waiver or release of any right or claim, including any write-off or other compromise of any Account Receivable in any amount; (r) the commencement, settlement, notice or overt threat of any Action against the Company or its business, Properties or affairs;

     (s) written notice to the Company, or any of its Representatives, of any claim or potential claim of ownership by any Person of any Company Intellectual Property or of any interference with, misappropriation, violation or infringement by the Company of any other Person's Intellectual Property Rights;

     (t) issuance, grant or sale, or make or enter into a Contract to issue, grant or sell, of any Equity Interests or other Securities of the Company, or any Commitments to purchase or acquire any of the foregoing;

     (u) (i) Transferring, Encumbering or licensing, or making or entering into any other Contract or license regarding, any Company Intellectual Property, other than in the Ordinary Course of Business, (ii) purchasing, licensing or otherwise making or entering into any Contract with respect to any Material Intellectual Property Rights owned or controlled or licensed by any other Person, other than in the Ordinary Course of Business, (iii) making or entering into any Contract with respect to the development of any Intellectual Property Rights, other than in the Ordinary Course of Business, or (iv) changing the pricing, fees, royalties or other compensation set or charged by the Company to its customers or licensees or the pricing, fees, royalties or other compensation set or charged by Persons who have licensed or granted rights to the Company to use Intellectual Property Rights;

     (v) entry into a Contract, or Amendment of any Contract, other than in the Ordinary Course of Business, pursuant to which any other party was granted marketing, distribution, development or similar rights of any type or scope with respect to any Technology or any Company Products (including proposed Company Products and Company Products under development);

     (w) hiring or terminating any officer, director or senior employee of the Company or terminating any management-level or senior employee or engineer employed by the Company for a total period (whether or not continuous) in excess of 3 years;

     (x) any known material defect or design issue with the Company's existing products in development, production or installed with the Company's customers;

     (y) agreement or other Contract by the Company or any officer, director, manager or employee thereof on behalf of the Company to do any of the things described in Section 3.12(a) through (y) (other than negotiations with Parent and its Representatives regarding the Transactions);


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                                                                     09EY-117690
                                  PAGE

     (z) any Events having a Material Adverse Effect; or (aa) any Contract by the Company or any officer, director, manager or employee thereof on behalf of the Company that is likely to result in a Material Adverse Effect.

     Section  3.13  Tax  Matters.

     (a) Tax Returns and Audits. Except as described in Section 3.13 of the Disclosure Schedules:

          (1) The Company has prepared and timely filed all required federal, state, local and foreign Tax Returns and Tax estimates concerning or attributable to itself or its operations, except where the failure to file such Tax Returns and Tax estimates will not have a Material Adverse Effect, and such Tax Returns and estimates are true and correct in all material respects and have been completed in accordance with applicable Law.

          (2) The Company (A) has timely paid all Taxes it is required to pay and withheld and properly remitted with respect to its employees (and timely paid over to the appropriate Taxing authority) all federal and state income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other Taxes of any kind or nature required to be withheld, and (B) has accrued on the Current Balance Sheet all Taxes attributable to the periods preceding the Current Balance Sheet and will not have incurred any liability for Taxes for the period commencing after the date of the Current Balance Sheet and ending immediately prior to the Closing Date, other than in the Ordinary Course of Business.

          (3) The Company has not been delinquent in the payment of any material Tax, nor is there any Tax deficiency or adjustment outstanding, assessed or proposed against the Company, and the Company has not executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

          (4) No audit or other examination of any Tax Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

          (5) The Company has made available to Parent, its legal counsel and its accountants, copies of all Tax Returns filed by the Company for all periods since its inception.

          (6) There are (and immediately following the Closing Date there will be) no Encumbrances on the assets of the Company relating or attributable to Taxes other than Encumbrances for Taxes not yet due and payable.

          (7) The Company has no Actual Knowledge of any basis for the assertion of any claim for Taxes, which, if adversely determined, would result in any Encumbrance on the assets of the Company.

          (8) The Company has (a) never been a member of an affiliated group (within the meaning of Code Section 1504(a)) filing a consolidated federal income tax return (other than a group the common parent of which was the Company), (b) never been a party to any Tax sharing, indemnification or allocation Contract, and never owed any amount under any such Contract, (c) no liability for the Taxes of any Person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee


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                                                                     09EY-117690
                                  PAGE

     or successor, by Contract, or otherwise, and (d) never been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

          (9) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

          (10) The Company has not engaged in a transaction that is the same or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treas. Reg. Section 1.6011-4(b)(2).

          (11) The Company has not disposed of any property in a transaction being accounted for under the installment method pursuant to Section 453 of the Code.

          (12) The Company (i) has not agreed nor is required to make any adjustment pursuant to Section 481 of the Code by reason of a change in accounting methods or otherwise, (ii) has no Actual Knowledge that any taxing authority has proposed any such adjustment or change, which proposal is currently pending, and (iii) does not have an application pending with any taxing authority requesting permission for any change in accounting methods that relate to its business and operations.

          (13) No power of attorney has been granted by the Company with respect to any matter relating to Taxes, which power of attorney is currently in force.

          (14) The Company has no direct or indirect beneficial ownership interest in (i) a "passive foreign investment company", (ii) a "foreign sales corporation", or (iii) a person other than a United States person, each within the meaning of the Code.

          (15) The Company does not own "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

          (16) No property of the Company is "tax-exempt use property" within the meaning of Section 168 of the Code.

     (b) Executive Compensation Tax. The Company is not a party to any Contract, including the provisions of this Agreement, covering any employee or former employee of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 404 of the Code.

     Section 3.14 Restrictions on Business Activities. Except as is described in
Section 3.14 of the Disclosure Schedules, there is no Contract (non-compete agreement or otherwise) or Order to which the Company is a party or by which it is bound, which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice, any acquisition of Property, the conduct of business or otherwise limiting the freedom of the Company to engage in any line of business or to compete with any Person. Without limiting the generality of the foregoing, except as is described in Section 3.14 of the Disclosure Schedules, the Company has not entered into any Contract under which it is restricted from selling, licensing or otherwise distributing any of its Material Intellectual Property Rights, Technology or Company Products, or providing services, to customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.


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                                                                     09EY-117690
                                  PAGE

     Section 3.15 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

     (a) The Company does not own any real property, and has never owned any real property. Section 3.15(a) of the Disclosure Schedules sets forth a list of all real property currently leased by the Company, the name of the lessor, the correct street address, the date and term of the lease, the aggregate annual rental payable under such lease and a description of any other material terms of the lease and each Amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is no, existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by the Company, or to the Knowledge of the Company, by any other party.

     (b) Except as provided in Section 3.15(b) of the Disclosure Schedules, the Company has good and valid title to, or, in the case of Leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Encumbrances, except (i) as reflected in the Current Balance Sheet, (ii) Encumbrances for Taxes not yet due and payable, and (iii) such imperfections of title and Encumbrances, if any, which do not detract from the value, or interfere with the present use, of the Property subject thereto or affected thereby.

     (c) Section 3.15(c) of the Disclosure Schedules lists all material items of Tangible Personal Property (the "EQUIPMENT") owned or Leased by the Company. Except as set forth in Section 3.15(c) of the Disclosure Schedules, such Equipment is (i) adequate for the conduct of the business of the Company as currently conducted and as currently anticipated to be conducted, (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear, (iii) suitable for immediate use in the Ordinary Course of Business, and (iv) in the possession of the Company. No item of Equipment is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business.

     (d) Except as provided in Section 3.15(d) of the Disclosure Schedules, the Company owns free and clear of any Encumbrances, all customer correspondence, customer licensing and purchasing histories, customer pricing mechanisms, customer contract proposals and customer contracts awarded relating to their respective current and former customers (the "CUSTOMER INFORMATION"). No Person other than the Company possesses any claims or rights with respect to use of the Customer Information.

     Section  3.16  Intellectual  Property.

     (a) Intellectual Property Rights Owned, Licensed or Used. Section 3.16(a) of the Disclosure Schedules contains a true and complete list of all (A)(i) Patents, (ii) Trademarks (other than goodwill), and (iii) Copyrights which are registered or constitute Material Intellectual Property Rights (other than website content, marketing or sales materials, moral rights and publicity rights), in each case licensed to, owned by or used by the Company or any of its Subsidiaries with respect to the conduct of its business as presently conducted,
(B)  all  Company  Licenses,  and  (C)  Excluded  Software.  The  Company or its
Subsidiaries has in its possession or control correct and complete, fully-executed copies of all of the Company Licenses, and the Company has heretofore delivered to Parent true and complete copies thereof. The Company owns the "starsys.com" domain name

     (b) Licenses. Section 3.16(b) of the Disclosure Schedules contains a true and complete list of all Third-Party Licenses. Except as described in Section 3.16(b) of the Disclosure Schedules, (i) neither the Company nor any of its


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                                                                     09EY-117690
                                  PAGE

Subsidiaries has licensed, sub-licensed, restricted or Encumbered any of the Company Intellectual Property, whether orally or in writing, and (ii) no licensing fees, royalties or payments are due or payable by the Company or any of its Subsidiaries in connection with its Material Intellectual Property Rights or Excluded Software, other than registration, maintenance or renewal fees or the like which are not Material individually or in the aggregate. The Company has in its possession or control correct and complete, fully-executed copies of all of the Third-Party Licenses, and the Company has heretofore delivered to Parent true and complete copies thereof.

     (c) No Actions orPayments Due. Except as set forth in Section 3.16(c), no actions must be taken by the Company or the Surviving Corporation within sixty
(60) calendar days of the Closing for the purposes of maintaining, perfecting, preserving or renewing any of its Registered Intellectual Property Rights, Material Intellectual Property Rights, Company Licenses or Excluded Software, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates or the sending of any renewal, change of control or other notices.

     (d) No Infringement / Misappropriation of Third Party Rights. Except as set forth on Section 3.16(d) of the Disclosure Schedules, neither the Company nor any of its Subsidiaries (i) has interfered with, infringed upon, violated or misappropriated any Intellectual Property Rights of any third party; (ii) has Actual Knowledge that any of their respective current or former officers, directors, employees, consultants or independent contractors has interfered with, infringed upon, violated or misappropriated or is interfering with, infringing upon, violating or misappropriating or has made or is making unlawful use of any Intellectual Property Rights of any Person for the benefit of the Company or any of its Subsidiaries; or (iii) has, nor has any of their respective management level employees with direct responsibility for Intellectual Property Rights matters, received any charge, complaint, claim, demand, notice or other communication in writing alleging any such interference, infringement, misappropriation or violation (including any demand or claim that the Company or any of its Subsidiaries must license or refrain from using any Intellectual Property Rights of any third party). Except as set forth on Section 3.16(d) of the Disclosure Schedules, to the Actual Knowledge of the Company and its Subsidiaries, no third party (including their respective current or former Representatives) has interfered with, infringed upon or misappropriated any Company Intellectual Property.

     (e) No Encumbrances on Company Rights. Except as set forth on Section 3.16(e) of the Disclosure Schedules, the Company and each of its Subsidiaries
(A) owns all right, title and interest in and to, or has a valid, binding, unexpired and subsisting right and license to use (whether or not exclusive), all Material Intellectual Property Rights and Material Excluded Software, and, solely to the extent required in connection with the manner in which it has conducted or is conducting its business, to make, have made, use, sell, import and export, distribute, have distributed, publicly perform, publicly display, reproduce and prepare derivative works of Material Intellectual Property Rights;
(B) have rights to the Material Intellectual Property Rights which are free and clear of all Liens; (C) have taken all commercially reasonable action required to maintain the validity and effectiveness of all registrations with and applications to Governmental Bodies in respect of their respective Registered Intellectual Property Rights, all of which, to the Knowledge of the Company, are valid, subsisting and in full force and effect; (D) are not subject to any restrictions (other than those which have been complied with or waived) on the direct or indirect transfer or assignment of any Third-Party Licenses, or any interest therein; and (E) has taken commercially reasonable measures to protect the secrecy, confidentiality and value of its Proprietary Information.

     (f)  No  Default; No Required Approvals or Consents. Except as set forth on
Section 3.16(f) of the Disclosure Schedules, (A) the Company and its Subsidiaries and, to the Actual Knowledge of the Company all third parties are, and upon the consummation of the Merger or other Transactions contemplated hereby will be, in compliance in all material respects with the Licenses; (B)


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                                                                     09EY-117690
                                  PAGE

the rights of the Company and its Subsidiaries or any successor to the Company and such Subsidiaries to the respective Material Intellectual Property Rights will not be affected in any material respect as a result of the execution, delivery or performance of this Agreement or the consummation of the Merger and other Transactions contemplated hereby; (C) neither the Company nor any of its Subsidiaries is, or as a result of the execution, delivery or performance of this Agreement or the consummation of the Merger or other Transactions contemplated hereby will be, in material Breach of any Licenses; (D) no event has occurred, or by virtue of the execution, delivery or performance of this Agreement or the consummation of the Merger or other Transactions contemplated hereby will occur, which with notice or lapse of time or both would constitute a material Breach or constitute a valid basis for the termination, modification or acceleration under any License, and none of the Company and its Subsidiaries and their respective management level employees with direct responsibility for Intellectual Property Rights matters, has received any notice or other communication in writing to the contrary; (E) no Consent of any Person is needed so that the interest of the Surviving Corporation in the Material Intellectual Property Rights shall continue to be in full force and effect upon the consummation of the Merger and other Transactions contemplated hereby; and (F) neither the Company nor any of its Subsidiaries is subject to any Contract, Company License or Order pertaining to Material Intellectual Property Rights or Material Excluded Software which would be Breached by the execution or delivery of this Agreement or the consummation of the Merger and the other Transactions.

     (g) No Claims or Actions. Other than examinations by intellectual property officers of any pending Patent, Copyright or Trademark applications which are not material, there are no claims or demands in writing of any Person pertaining to, or any Actions that are pending or, to the Actual Knowledge of the Company, threatened, including any interferences, oppositions, cancellations or other contested proceedings, nor to the Actual Knowledge of the Company is there any valid basis for the same, which challenge the rights of the Company or any of its Subsidiaries in respect of any Intellectual Property Rights set forth in
Section 3.16(a) of the Disclosure Schedules or their respective Material Intellectual Property Rights or Material Excluded Software.

     (h) Confidential Treatment. Except as provided in Section 3.16(h) of the Disclosure Schedules, (i) all Intellectual Property Rights of the Company or any of its Subsidiaries for which confidentiality is appropriate has been maintained in confidence in accordance with protection procedures believed by the Company and such Subsidiary to be adequate for protection customarily used in the industry to protect rights of like importance or in accordance with the applicable Third-Party Licenses, as the case may be, and (ii) all commercially reasonable measures have been taken to maintain the confidentiality of the Proprietary Information of the Company and its Subsidiaries, and of all other information the value of which to the Company and its Subsidiaries is contingent upon maintenance of the confidentiality thereof.

     (i) Assignment of Inventions. Except as set forth on Section 3.16(i) of the Disclosure Schedules, each former and current shareholder or Representative of the Company or any of its Subsidiaries who has (A) contributed in any material way to or participated in any material way in the conception and development of
(i) any Intellectual Property Rights listed on Section 3.16(a) of the Disclosure Schedules as being owned, in whole or in part, by the Company or any of its
Subsidiaries, or (ii) any Material Intellectual Property Rights, or (B) had access to Proprietary Information of the Company or any of its Subsidiaries, including Customer Information; in each case (1) was in an employment relationship sufficient, or has executed and delivered to the Company or such Subsidiary an agreement suitable, to vest full ownership rights to any inventions, discoveries, innovations, improvements, creations, developments, results and works in the Company or such Subsidiary, as applicable, and (2) either (1) has entered into an agreement for maintaining Proprietary Information of the Company or such Subsidiary in confidence, true and complete copies of which Contracts have heretofore been delivered to Parent and all of which are now in full force and effect and Enforceable in accordance with their respective terms, or (2) entered into a professional relationship with the Company which


W02-SD:6AFP1\51393538              -25-             Agreement and Plan of Merger
                                                                     09EY-117690
                                  PAGE

obligates  such   Representative  to   maintain  the   confidentiality  of  such
Proprietary Information. Except as set forth on Section 3.16(i) of the Disclosure Schedules, no former or current shareholder, director, officer, employee or consultant of the Company or any of its Subsidiaries has filed, asserted in writing or, to the Actual Knowledge of the Company or any of its Subsidiaries (or management employees of the Company or such Subsidiary with direct responsibility for Intellectual Property Rights matters), threatened in writing any claim or Action against the Company or such Subsidiary in connection with such Person's involvement in the conception and development of any of such Intellectual Property Rights. Except as set forth on Section 3.16(i) of the
Disclosure Schedules, to the Actual Knowledge of the Company and its Subsidiaries (or management employees of the Company or its Subsidiaries with direct responsibility for Intellectual Property Rights matters), none of the current employees or consultants of the Company or such Subsidiary has any Patents issued or applications pending for any device, process, design or invention of any kind used or expected to be used by the Company or such Subsidiary in the furtherance of its businesses as presently conducted or as contemplated to be conducted, which Patents or applications have not been duly, validly and fully assigned to the Company or such Subsidiary.

     (j) No Rights to Royalties. Except as set forth on Section 3.16(j) of the Disclosure Schedules, no former or current shareholder or Representative of the Company or any of its Subsidiaries has or will have any valid rights to future royalty payments or license fees from the Company or such Subsidiary, deriving from licenses, technology agreements or other agreements, whether written or oral, among any such Person and the Company or such Subsidiary.

     (k) Supporting Documents. The Company has in its possession or control true and complete copies of all documents (including patents, registration certificates, renewal certificates, applications, prosecution histories, and all documents submitted to or received from the relevant patent, copyright, trademark, domain name or other authorities in the United States and foreign jurisdictions, as the case may be) relating to any Intellectual Property Rights listed on Section 3.16(a) of the Disclosure Schedules that in whole or in part are or are purported to be owned by the Company or any of its Subsidiaries. The Company has heretofore delivered to Parent true and complete, fully-executed copies of all of such documents.

     (l) Documentation. The Company has heretofore delivered to Parent documentation (to the extent in the possession of or under the control of the Company) with respect to any invention, process, design, Software or other know-how or Trade Secret included in the Material Intellectual Property Rights, which documentation is (1) accurate in all material respects, and (2) reasonably sufficient in detail and content to identify and explain such invention, process, design, Software or other know-how or trade secret and to facilitate its use and further improvement and development by an individual of ordinary skill in the applicable art.

     Section  3.17  Agreements,  Contracts  and  Commitments.

     (a) Except as set forth in Section 3.17(a) of the Disclosure Schedules, the Company is not party to or bound by:

          (1) any employment, sales or consulting agreement or other Contract with an employee, individual consultant or salesperson;

          (2) any agreement or plan, including any option plan, incentive plan or purchase plan with respect to Equity Interests of the Company, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the Transactions or the value of any of the benefits of which will be calculated on the basis of any of the Transactions;


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                                  PAGE

          (3)  any  fidelity  or  surety  bond  or  completion  bond;

          (4) any Lease of personal property having an annual rental rate in excess of $5,000 individually or $10,000 in the aggregate;

          (5) any Contract relating to capital expenditures involving future payments in excess of $5,000 individually or $10,000 in the aggregate;

          (6) any Contract relating to the disposition or acquisition of assets or any interest in any Entity outside the Ordinary Course of Business;

          (7) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit;

          (8) any purchase order or contract for the purchase of materials exceeding $5,000 individually or $10,000 in the aggregate;

          (9)  any  construction  contracts;

          (10) any dealer, distribution, sales, joint marketing or development Contract;

          (11) any sales representative, original equipment manufacturer, value added, remarketing, reseller or independent software vendor or other Contract (other than Licenses) for use or distribution of any Company Product, any Company Intellectual Property, Material Intellectual Property Rights or any services provided by the Company; or

          (12) any other Contract not otherwise set forth in Section 3.17(a) of the Disclosure Schedules that is not cancelable without penalty within thirty (30) calendar days.

     (b) Except as set forth in Section 3.17(b) of the Disclosure Schedules, the Company is in compliance with and has not Breached or defaulted under, or received notice that it has Breached or defaulted under, any of the terms or conditions of any Contract or license to which it is party or by which it is bound or under which it is a licensee, nor does the Company have Knowledge of any Event that would constitute such a Breach or default with the lapse of time, giving of notice or both. Each such Contract and license is in full force and effect and is not subject to any default thereunder.

     (c) Except as set forth in Section 3.17(c) of the Disclosure Schedules, the Company has obtained, or will obtain prior to the Closing, all necessary Consents of parties to all Company Contracts as are required thereunder in connection with the consummation of the Transactions, so that (i) the consummation of the Transactions shall not Breach any such Company Contract, and
(ii) each such Company Contract shall remain in full force and effect without modification, limitation or alteration after the Closing. Following the Closing, the Surviving Corporation will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than amounts or consideration which the Company would otherwise be required to pay had the Merger not occurred. Without limiting the foregoing, the consummation of the Transactions will not (i) result in the Breach of any Company Contract, (ii) adversely impact any existing Company Contract with any Governmental Body, or (iii) to the Knowledge of the Company, result in any Material decrease in orders of Company Products or Technology from, or sales, licensing or other distributions of Company Products or Technology to, any customer or client set forth in Section 3.30 of the Disclosure Schedules.


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     (d)  Section  3.17(d) of the Disclosure Schedules sets forth a complete and accurate list of all offers or bids made to any customer or prospective customer of the Company, which offer or bid (i) could generate revenues or involve expenses in excess of $150,000, and (ii) has not been rejected by each Person who has the right to accept such offer or bid. The Company has heretofore delivered true and complete copies of each such offer or bid to Parent.

     Section 3.18 Government Contracts. Except for Section 3.18(a), which applies to the time periods set forth therein, at all times since January 1, 1998:

     (a) Section 3.18(a)(i)-(iv) of the Disclosure Schedules set forth a true and complete list of (i) all Government Contracts, past and present, awarded by the Government or by any higher tier subcontractor or prime contractor to the Government to the Company or any of its Subsidiaries since December 31, 2002,
(ii) all Government Contracts (including options) currently in force between the Company or any of its Subsidiaries and either the Government or any higher tier subcontractor or prime contractor of the Government, (iii) all outstanding quotations, bids and proposals submitted by the Company or any of its Subsidiaries to either the Government or any proposed higher tier subcontractor or prime contractor of the Government, and (iv) all Government Contracts (including options) on which delivery or performance is currently in an unsatisfactory or delinquent status, behind schedule or which the Company or any of its Subsidiaries has Actual Knowledge or should have Actual Knowledge will be unsatisfactory, behind schedule or delinquent in the future.

     (b) The Company has complied in all material respects with all statutory and regulatory requirements with respect to each Government Contract and each bid, quotation or proposal submitted by the Company to the Government or any prospective higher tier subcontractor or prime contractor of the Government.

     (c) The Company has complied in all material respects with each and every certification executed, acknowledged or set forth by the Company with respect to each Government Contract awarded to the Company and each bid, quotation or proposal submitted by the Company to the Government or any higher tier subcontractor or prospective prime contractors of the Government.

     (d) The Company has complied in all material respects with each representation executed, acknowledged or set forth by the Company with respect to each Government Contract awarded to the Company and each and every bid quotation or proposal submitted by the Company to the Government or any higher tier subcontractor or prospective prime contractor of the Government.

     (e) Except as provided in Section 3.18(e) of the Disclosure Schedules, the Company has complied in all material respects with all contract clauses, provisions and requirements incorporated expressly, by reference, or by operation of Law in each Government Contract awarded to the Company.

     (f) Any and all facts set forth in or acknowledged by the Company in any certifications, representations or disclosure statements submitted by the Company with respect to any Government Contract were current, accurate and complete in all material respects as of the date of submission.

     (g) Except as provided in Section 3.18(g) of the Disclosure Schedules, neither the Government nor any higher tier subcontractor or prime contractor has notified the Company, either orally or in writing, that the Company has breached or violated in any material respect any regulation, statute, certification, representation or contract clause, provision or requirement with respect to any Government Contract awarded to the Company or with respect to any bid, quotation or proposal submitted by the Company.


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     (h)  Except as provided in Section 3.18(h) of the Disclosure Schedules, the
Company is not currently debarred or suspended from doing business with the Government and the Company knows of no circumstances that would warrant the institution of debarment or suspension proceedings in the future.

     (i) Except as provided in Section 3.18(i) of the Disclosure Schedules, no show cause notices or cure notices have been issued against the Company on any of its Government Contracts with the Government or on any of the its Contracts relating to any Government Contract.

     (j) Except as provided in Section 3.18(j) of the Disclosure Schedules, no default terminations have ever been issued against the Company on any of its Contracts with the Government or on any of its Contracts relating to any Government Contract.

     (k) No negative determination of responsibility has ever been issued against the Company in connection with any bid, quotation or proposal submitted by the Company.

     (l) No costs incurred by the Company have been disallowed or, within the last six months, questioned, in either case as a result of a finding or determination of any kind by the Government.

     (m) Except as provided in Section 3.18(m) of the Disclosure Schedules, neither the Government nor any higher tier subcontractor or prime contractor under a Government prime contract has withheld or setoff monies, or in the last six months attempted to withhold or set off material monies, due to the Company or has made any claims against the Company under any of its Contracts, and there are no outstanding claims arising under any Government Contract.

     (n)  To  the  Company's  Knowledge  there   are  not  any   irregularities,
misstatements or omissions relating to any of its Government Contracts, bids, quotations or proposals, past or present, that have led or could lead to, either before or after the Merger, (i) any administrative, civil or criminal investigation or indictment of the Company, (ii) the questioning or disallowance of any costs submitted for payment by the Company or Parent, (iii) the recoupment of any payments previously made to the Company, or (iv) the assessment of any penalties or damages of any kind against the Company or Parent, arising out of such irregularities, misstatements or omissions.

     (o) The Company is not currently under administrative, civil or criminal investigation indictment with respect to any alleged irregularity, misstatement or omission arising under or in any way relating to any of its Government Contracts, bids, quotations or proposals, past or present.

     (p) Except as set forth in Section 3.18(p) of the Disclosure Schedules, there exist (i) no outstanding claims against the Company either by the Government or by higher tier subcontractor, any prime contractor, subcontractor, vendor or other third party arising under or relating to any Government Contract, (ii) no facts or allegations which are known or should be known by the Company upon which such a material claim may reasonably be based in the future,
(iii) no disputes between the Company and the Government or any prime contractor, higher or lower tier subcontractor or vendor arising under or relating to any Government Contract, and (iv) no facts or allegations which are known or should be known by the Company over which such a material dispute may reasonably arise in the future.

     (q) Except as set forth in Section 3.18(q) of the Disclosure Schedules, the Company is not undergoing and since January 1, 2001 has not undergone any audit, and has no Actual Knowledge or reason to know of any basis for impending audits in the future, arising under or relating to any Government Contract.


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                                  PAGE

     Section 3.19 Related Party Transactions. To the Actual Knowledge of the Company, no Related Party of the Company has, directly or indirectly, (i) any interest in any Entity (A) which furnished or sold, or furnishes or sells, services, products or Technology that the Company furnishes or sells, or proposes to furnish or sell, or which otherwise competes with the Company with respect to such services, products or Technology, or (B) that purchases from, or sells or furnishes to, the Company any services, products or Technology, (ii) an interest in any Property or Equipment used in or pertaining to any Company
Products or the business of the Company, or (iii) a beneficial interest in any Contract to which the Company is a party or by which it is bound or any license granted to or by the Company; provided, however, that ownership of no more than 1% of the outstanding voting stock of a publicly traded corporation with a market capitalization in excess of $100 million shall not be deemed to be an "interest in any entity" for purposes of this Section 3.19. No Related Party of the Company is a party to any Contract with the Company. Except as provided in
Section 3.19 of the Disclosure Schedules, the Company (i) does not have outstanding any loan or other extension of credit to, or any guarantee of any loan or other debt of, any officer or director of the Company, and (ii) has not forgiven or waived, in whole or in part, any extended credit, in the form of a personal loan to or for any director or officer of the Company, which credit or loan is reflected as an asset in the Financials.

     Section  3.20  Compliance  with  Law;  Governmental  Authorization.

     (a) Except as provided in Section 3.20(a)(i)-(iii) of the Disclosure Schedules, (i) the Company is, and in the last three-year period has been, in compliance in all material respects with all applicable Law that is or was applicable to the Company or to its business or operations or to the ownership or use of its Properties, (ii) no Event has occurred or circumstances exist that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any applicable Law in any material respect, or (B) may give rise to any obligation of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and (iii) the Company has not received, at any time in the last three-year period, any oral or written notice or other communication from any Governmental Body or any other Person regarding any actual, alleged, possible or potential (x) violation of, or failure to comply with, any applicable Law in any material respect, or (y) obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     (b) Each Consent and Governmental Permit (i) pursuant to which the Company currently operates or holds any interest in any of its Properties, or (ii) which is necessary for, or the absence of which would be Materially adverse to, the operation of its business as currently conducted or currently contemplated to be conducted or the holding of any such interest (collectively, "COMPANY AUTHORIZATIONS") has been issued or granted. Section 3.20(b) of the Disclosure Schedules lists all Company Authorizations and such list constitute all Company Authorizations required to permit the Company to operate or conduct its business as presently conducted or to hold any interest in its Properties. Each Company Authorization is in full force and effect, and shall remain in full force and effect without modification after the Closing.

     Section 3.21 Litigation. Except as set forth on Section 3.21 of the Disclosure Schedules, there is no Action of any nature pending or, to the Actual Knowledge of the Company, threatened against the Company, its Properties or any of its officers, managers or directors.

     Section  3.22  Accounts  Receivable,  Customers  and  Inventory.

     (a) Section 3.22(a) of the Disclosure Schedules sets forth a list of all Accounts Receivable of the Company as of the date of the Current Balance Sheet, together with a range of days elapsed since invoice. All of such Accounts


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                                  PAGE

Receivable represent valid obligations arising from sales actually made or services actually performed by the Company in the Ordinary Course of Business, are carried at values determined in accordance with GAAP consistently applied, and are current and collectible (and within 270 days of the Closing Date will be collected in full without any setoff) except to the extent (i) of reserves therefor set forth in the Current Balance Sheet or, for receivables arising subsequent to the date of the Current Balance Sheet, as reflected on the books and records of the Company (which are prepared in accordance with GAAP), as applicable, and (ii) the applicable customer files for bankruptcy or is otherwise not able to pay its bills generally through no fault of the Company or any of its Representatives. No Person has any Encumbrance on any Accounts Receivable of the Company and no written request or oral or written agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

     (b) All raw materials, components and other parts, work-in-process, finished goods and all other inventory (collectively, the "INVENTORIES") reflected on the Current Balance Sheet or on the accounting records of the Company as of the Closing Date, or thereafter acquired by the Company (and not subsequently disposed of in the Ordinary Course of Business), are adequate and sufficient for work in progress, consistent with the historical inventory policies and practices of the Company. The Inventory consists of items of a quality and quantity which are merchantable and fully usable in the normal course of such business. The values at which such Inventories are carried on the Current Balance Sheet or on the accounting records of the Company as of the Closing Date reflect the normal inventory valuation policy of the Company (including the writing down of or reserving against the value of slow-moving or obsolete inventory) and state Inventory at the lower of cost or market (on a first-in, first-out method) in accordance with GAAP, consistently applied. All the Inventory is located at facilities owned or leased by the Company, the addresses of which have previously been disclosed to Parent in writing.

     (c) Section 3.22(c) of the Disclosure Schedules sets forth the customers of the Company, as well as the aggregate dollar amount of business between each customer and the Company, from December 31, 2002 to June 30, 2005. The Company has not received any customer complaint since December 31, 2002 that the Company has not been able to address to the satisfaction of the complainant, and no purchaser or recipient of any Company Product has rejected or returned such Company Product.

     Section 3.23 Environmental Matters. Except as set forth in Section 3.23 of the Disclosure Schedules, the Company now is, and at all times has been, in compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Except as set forth in Section 3.23 of the Disclosure Schedules, the Company has no basis to expect, nor has the Company or any other Person for whose conduct the Company is or may be held to be responsible received, any actual or threatened order, notice or other communication from (i) any Governmental Body or private citizen acting or purporting to act in the public interest, or (ii) the current or prior owner or operator of any Facilities, in each case of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Environmental Property, or with respect to any such Environmental Property at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by the Company or any other Person for whose conduct the Company is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received. Except as set forth in
Section  3.23  of  the  Disclosure  Schedules:

     (a) There are no pending or, to the Actual Knowledge of the Company, threatened claims, Encumbrances, or other restrictions of any nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law with respect to or affecting any Environmental Property.


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                                  PAGE

     (b) The Company has no Actual Knowledge of, nor has it or any other Person for whose conduct it is or may be held responsible received, any citation, directive, inquiry, notice, Order, summons, warning or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Environmental Property, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by the Company or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

     (c) The Company nor any other Person for whose conduct the Company is or may be held responsible has any Environmental, Health and Safety Liabilities with respect to any Environmental Property.

     (d) To the Company's Knowledge there are no Hazardous Materials present on or in the Environment at any Facility, including any Hazardous Materials contained in barrels, aboveground or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facility or such adjoining property, or incorporated into any structure therein or thereon. Neither the Company nor any other Person for whose conduct the Company is or may be held responsible, nor to the Actual Knowledge of the Company any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to Environmental Property, except in full compliance with all applicable Environmental Laws.

     (e) There has been no Environmental Release or, to the Knowledge of the Company, threat of Environmental Release, of any Hazardous Materials at or from any Facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by any Facility, or from any other Environmental Property, or to the Actual Knowledge of the Company any geologically or hydrologically adjoining property, whether by the Company or any other Person.

     (f) The Company has delivered to Parent true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities or any other Environmental Property, or concerning compliance, by the Company or any other Person for whose conduct the Company is or may be held responsible, with Environmental Laws.

     Section 3.24 Brokers' and Finders' Fees. Except as provided in Section 3.24 of the Disclosure Schedules, for which obligations the shareholders of the Company are solely responsible, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, any Related Agreement or any Transaction.

     Section  3.25  Employee  Benefit  Plans  and  Compensation.

     (a) Definitions. For all purposes of this Section 3.25 only, the following terms shall have the following respective meanings:

          (1) "AFFILIATE" means any other Entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.


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                                  PAGE

          (2) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

          (3)  "DOL"  means  the  United  States  Department  of  Labor.

          (4) "EMPLOYMENT AGREEMENT" means each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, or contract between the Company or any Affiliate and any Employee.

          (5)  "FMLA"  means  the  Family Medical Leave Act of 1993, as amended.

          (6) "PENSION PLAN" means each Company Employee Plan which is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA).

     (b) Schedule. Section 3.25(b) of the Disclosure Schedules contains an accurate and complete list of each Company Employee Plan and each Employment Agreement. The Company has no plan or commitment to establish any new Company Employee Plan or Employment Agreement, to modify any Company Employee Plan or Employment Agreement, or to enter into any Company Employee Plan or Employee Agreement. Section 3.25(b) of the Disclosure Schedules also sets forth a table setting forth the name, annual salary and, if applicable, bonus, of each director, officer and employee of the Company, and the name of each consultant of the Company.

     (c) Documents. Except as set forth in Section 3.25(c) of the Disclosure Schedules, the Company has provided to Parent correct and complete copies of (i) all documents embodying each Company Employee Plan and each Employment Agreement (including all Amendments thereto) and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan, (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan, (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (v) the most recent summary plan description, together with the summaries of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter, (vii) all communications Material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any Amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other Events which would result in any Material liability to the Company, (viii) all correspondence to or from any Governmental Body relating to any Company Employee Plan, (ix) all COBRA forms and related notices (or such forms and notices as required under comparable Law), (x) the three (3) most recent plan years discrimination tests for each Company Employee Plan, and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

     (d) Employee Plan Compliance. Except as set forth in Section 3.25(d) of the Disclosure Schedules, (i) the Company has performed in all material respects all obligations required to be performed by it under, is not in default or Breach of, and has no Actual Knowledge of any default or Breach by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable Laws, including ERISA and the Code, (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and


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each  trust  intended  to  qualify  under  Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan,
(iii) no "prohibited transaction" (within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA) and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder) has occurred with respect to any Company Employee Plan, (iv) there are no Actions pending, or, to the Actual Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits), against any Company Employee Plan or against the assets of any Company Employee Plan, (v) each Company Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Closing Date, without Material liability to Parent, the Surviving Corporation, the Company or any of its Affiliates (other than ordinary administration expenses), (vi) there are no Actions pending or, to the Knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan, and
(vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

     (e) No Pension Plans. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plans subject to Title IV of ERISA or Section 412 of the Code; (ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA; or (iii) multiemployer plan, or to any plan described in Section 413 of the Code.

     (f) No Post-Employment Obligations. No Company Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute and described in Section 3.25(f) of the Disclosure Schedules.

     (g) Health Care Compliance. Neither the Company nor any Affiliate has, prior to the Closing Date and in any respect, violated in any material respect any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

     (h)  Effect  ofTransactions.

          (1) Except as set forth on Section 3.25(h) of the Disclosure Schedules, the execution of this Agreement and the consummation of the Transactions will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of Debt, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.


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          (2)  Except  as  set  forth  on  Section  3.25(h)  of  the  Disclosure
     Schedules, no payment or benefit which will or may be made by the Company or its Affiliates with respect to any Employee or any other "disqualified
     individual"  (as  defined   in  Code  Section   280G  and  the  regulations
     thereunder) will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

     (i) Employment Matters. Except as set forth in Section 3.25(i) of the Disclosure Schedules, the Company (i) is in compliance with all applicable foreign, federal, state and local Laws respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (iii) is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing, (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the Ordinary Course of Business), and (v) has taken all commercially reasonable actions necessary to comply with any applicable Law in connection with the Company's employment of its employees and any terminations of employment contemplated by this Agreement or the Merger, including the WARN Act, and has paid, or adequately reserved against in the Current Balance Sheet, all amounts required to be paid under any applicable Law, including the WARN Act and any similar state laws, as a result of the termination or layoff of any employee of the Company who is not a Transferred Employee in connection with the Merger. There are no pending or, to the Actual Knowledge of the Company threatened or reasonably anticipated, Actions against the Company under any worker's compensation policy or long-term disability policy.

     (j) Labor. No work stoppage or labor strike against the Company or, to the Company's Actual Knowledge, its material suppliers, manufacturers and other contractors is pending, threatened or reasonably anticipated. There are neither any activities nor proceedings of any labor union to organize any Employees, nor have there ever been. There are no Actions, labor disputes or grievances pending, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including charges of unfair labor practices or discrimination complaints. Neither the Company nor any of its Affiliates has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees, and no collective bargaining agreement is being negotiated by the Company.

     (k) No Interference or Conflict. To the Actual Knowledge of the Company, no Shareholder, officer, director, employee or consultant of the Company is obligated under any Contract or subject to any Order of any court or administrative agency that would interfere with such Person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement or any Related Agreement, nor the carrying on of the Company's business and operations as presently conducted or proposed to be conducted, nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted (or, to the Company's Actual Knowledge, as currently proposed to be conducted), will conflict with or result in a Breach of the terms, conditions or provisions of any Contract under which any of such officers, directors, employees or consultants is now bound.

     (l) Perquisites. Section 3.25(l) of the Disclosure Schedule sets forth all personal or non-business costs and expenses paid by the Company to, on behalf of or for the benefit of any of its directors, officers, employees, consultants and customers, including dues, costs and expenses for (i) personal travel, (ii) club and other memberships, (iii) charge cards, (iv) cell or smart phones, (v) PDAs


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                                  PAGE

or similar electronic devices, (vi) notebook or personal computers, (vii) automobiles, (viii) office d cor, (ix) use of Company property for personal use,
(x)  home  office  equipment,  and  (xi)  any  other  perquisites.

     Section 3.26 Insurance. Except as set forth in Section 3.26 of the Disclosure Schedules, no claim by the Company or any of its Subsidiaries is pending under any insurance policies or fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company and its Affiliates are otherwise in Material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no Actual Knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

     Section 3.27 Relations With Governmental Entities. Neither the Company, nor the Key Shareholders, nor to the Knowledge of the Company, any Representative of the Company, has paid, given or received, or offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any Person or Governmental Body anywhere worldwide in connection with or in furtherance of the business of the Company (including any offer, payment or promise to pay money or other thing of value (a) to any foreign official, political party (or official thereof) or candidate for political office for the purposes of influencing any act, decision or omission in order to assist the Company in obtaining business or orders for or with, or directing business to, any Person, or (b) to any Person while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). Neither the Company nor the Key Shareholders has otherwise taken any action that would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable Laws of similar effect.

     Section 3.28 Warranties. Except as provided in Section 3.28 of the Disclosure Schedules, all Company Products and services provided by the Company are sold, licensed or otherwise provided pursuant to terms that include (a) a disclaimer of all warranties, express or implied, including those of merchantability, fitness for a particular purpose and non-infringement, (b) a disclaimer of all consequential damages arising from the use or possession of the product or use or provision of the services, regardless of whether such liability is based on tort, contract or otherwise, and (c) language stating that if the foregoing disclaimers are held to be unenforceable, the Company's maximum liability shall not exceed the amount of money(ies) paid for such product(s).

     Section  3.29  Complete Copies of Materials. Except as set forth in Section
3.29 of the Disclosure Schedules, the Company has delivered true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel. Section 3.30 Customer Relations.

     Section 3.30 of the Disclosure Schedules sets forth the names and addresses of customers or clients of the Company (the "MATERIAL CUSTOMERS") which on December 31, 2004, the date hereof or at the Closing (i) have Contracts with the Company that have or are expected to generate sales revenues or expenses in excess of $500,000, or (ii) accounted for 5% or more of the net revenue of the Company, taken as a whole, for the fiscal year ended December 31, 2004 or the partial-year period ended on the Current Balance Sheet Date. None of the Material Customers has (A) registered any material complaint regarding the services rendered by the Company, (B) overtly indicated any intention to reduce the level of services under any Contract with the Company, other than based solely on dissatisfaction with the Company's financial condition, (C) stated verbally or in writing any intention to terminate any Contract with the Company, or (D) delivered a written indication that it will not (1) rehire, (2) accept


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                                  PAGE

offers  or  bids from, (3) purchase any Company Products from, or (4) enter into
new,  or  renew  existing,   Contracts  with;  the  Company  or  the   Surviving
Corporation.

     Section 3.31 Equity Ownership. Each Key Shareholder hereby severally represents and warrants to Parent that it is the sole record and beneficial owner of the shares of Company Common Stock in the amount set forth next to its name in the Shareholder Table. Such Securities are not subject to any Encumbrance of any kind or nature. There are no Commitments or Contracts of any character, written or oral, to which any Key Shareholder is a party or by which it or any of its Properties is bound obligating such Shareholder to issue, Transfer, repurchase or redeem, or cause to be issued, Transferred, sold, repurchased or redeemed, any such Securities or obligating such Shareholder to grant or enter into any such Commitment or Contract. Each Key Shareholder has good and valid title to, and has the sole right to Transfer or Encumber (if applicable), such Securities.

     Section  3.32  Form  S-4  Information.

     (a) The information supplied or to be supplied by or on behalf of the Company or any of its Shareholders for inclusion or use, or incorporation by reference, in (i) the Form S-4, (ii) the Proxy Statement, or (iii) any other document (including any report filed by Parent under the Exchange Act) filed with any Governmental Body in connection with the Transactions, or in each case any amendment or supplement thereto; in each case do not and will not, at the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein regarding the Company Information, in light of the circumstances under which they are made, not misleading. The Company Information provides all information relating to the Company or its operations, business, directors, officers, Subsidiaries and Shareholders required to be provided by the provisions of the Securities Act and the Exchange Act, and the rules and regulations promulgated by the SEC thereunder, including Form S-4 and Regulation 14A.

(b) Notwithstanding the foregoing provisions of this Section 3.32, the Company makes no representation or warranty, and assumes no responsibility, with respect to statements made or incorporated by reference in the Form S-4, the Proxy Statement or any other such document based on information (other than Company Information) supplied by Parent for inclusion or incorporation by reference therein.

     Section 3.33 Expenses of Sale. Section 3.33 of the Disclosure Schedule (the "COMPANY TRANSACTION EXPENSES") itemizes in reasonable detail (A) on the date of this Agreement only (this sub-clause (A) having no force or effect as of the Closing Date), all costs and expenses the Company has incurred or paid or reasonably expects to incur or pay related to the sale of the Company, including all Expenses, and (B) as of the Closing Date only (this sub-clause (B) having no force or effect as of the date of this Agreement), all costs and expenses the Company has incurred or paid related to the sale of the Company, including all Expenses, other than costs and expenses which have already been paid (as reflected in the Closing Balance Sheet). All of the Company Transaction
Expenses, including all bonuses or transaction fees owed any Company Representative in connection with the Merger or the other Transactions, shall be fully and finally paid prior to the Closing or shall be properly itemized in the Transaction Expense Payment Schedule to be paid at Closing or out of Performance Consideration.

     Section 3.34 Representations Complete. Except as set forth in Section 3.34 of the Disclosure Schedules, none of the representations or warranties made by the Company or any Key Shareholder, and no financial statement, other written financial information or statements made in any exhibit, schedule or certificate furnished by the Company or any Key Shareholder pursuant to this Agreement or any Related Agreement, or furnished by the Company or any Key Shareholder in or in connection with documents mailed or delivered to the shareholders of the Company or Parent for use in soliciting their consent to this Agreement and the Merger, contains or will contain at the Closing Date any untrue statement of a


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material  fact  or  omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Company has prepared the financial projections relating to the Company and its Subsidiaries that were delivered to Parent prior to the date of this Agreement (the "FINANCIAL PROJECTIONS") in good faith based upon reasonable assumptions, and the Company and the Key Shareholder each believes that there is a reasonable basis for such projections.


                                   ARTICLE IV
                              PARENT AND MERGER SUB
                         REPRESENTATIONS AND WARRANTIES

     Parent and Merger Sub represent and warrant to the Company that the statements contained in this Article IV are true, correct and complete as of the date of this Agreement and as of the Closing Date, except as set forth, with respect to any specific Section or subsection in this Article IV, in the corresponding section or subsection of the schedules Parent has delivered to the Company on the date hereof and on the Closing Date (the "PARENT DISCLOSURE SCHEDULES").

     Section  4.1 Organization and Qualification. Each of Parent and Merger Sub:
(i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado; (ii) has the full corporate power and authority to own or use its properties and assets, to carry on its business as currently conducted and as currently contemplated to be conducted, and to perform all of its obligations under this Agreement and the Related Agreements;
(iii) is qualified or licensed to do business in all jurisdictions in which the failure to do so would have a Material Adverse Effect. Parent is not in violation of any provision of its Articles of Incorporation and bylaws.

     Section 4.2 Subsidiaries. Parent presently does not have any Subsidiaries or own or control, directly or indirectly, any Equity Interest in any other Entity, other than (i) Merger Sub, and (ii) SpaceDev Oklahoma, an Oklahoma corporation ("SPACEDEV OKLAHOMA").

     Section 4.3 Power and Authority; Enforceability. Parent has the relevant corporate power and authority to execute and deliver each Transaction Document to which it is party, and to perform and consummate the Merger. Except for approval of the Merger by Parent's shareholders, Parent has taken all action necessary to authorize the execution and delivery of each Transaction Document to which it is party, the performance of its obligations thereunder, and the consummation of the Merger including solicitation of Shareholders' consent. This Agreement and each Transaction Document to which Parent is a party has been duly authorized, executed, and delivered by, and is Enforceable against Parent.

     Section 4.4 No Conflict. The execution and delivery by Parent and Merger Sub of this Agreement and any Related Agreement to which it is a party or signatory, and the consummation of the Merger, will not directly or indirectly:

     (a) any Conflict with (i) any provision of the Organizational Documents of Parent or Merger Sub, or any resolutions of the board of directors or Parent shareholders, each as in effect and Amended to date, (ii) any Contract to which Parent or Merger Sub is a party, or to which it is subject or by which any of them is bound, or any license under which any of them is a licensee, or (iii) any Law or Order applicable to Parent or Merger Sub, or Parent's Property;


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                                  PAGE

     (b) give any Person the power, right or authority to challenge any of the Transactions or to exercise any remedy or obtain any relief under any Law or Order to which Parent or Merger Sub may be subject;

     (c) contravene, conflict with or result in a violation or Breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Permit held by Parent or that otherwise relates to the Properties or to the businesses of Parent;

     (d) cause the Company or the Surviving Corporation to become subject to, or to become liable for the payment of, any Taxes owed by or on behalf of Parent or any properties, assets, shareholder, officer or employee of Parent;

     (e) result in the imposition or creation of any Encumbrance upon or with respect to any Property of Parent or Merger Sub; or

     (f) result in any shareholder of Parent having the right to exercise dissenters', appraisal or other similar rights pursuant to any Contract, Organizational Document of Parent or, except for dissenters' rights under the California General Corporation Law, applicable Law.

     Section 4.5 Consents. No Order or Consent of, or registration, declaration or filing with, any Governmental Body or any third party, including any party to any Contract with, or licensor of, Parent (so as not to trigger any Conflict), is required by or with respect to Parent and Merger Sub in connection with the execution, delivery or performance of this Agreement, any of the Related Agreements to which it is a party or signatory, or the consummation of the Transactions, except for (i) the filing with the SEC of the Form S-4, the Proxy Statement, a Form 8-K and such other reports under the Exchange Act as may be required from time to time in connection with this Agreement and the Transactions, (ii) such Orders and Consents as may be required under applicable state securities or "blue sky" laws, (iii) the filing of the Statement of Merger with the Secretary of State of the State of Colorado, (iv) the approval of this Agreement, the Merger and other matters referred to herein by the shareholders of Parent, (v) the Consents which have been obtained, (vii) such other Consents and filings the failure of which to be made or obtained would not reasonably be expected to (A) have a Material Adverse Effect on Parent, (B) impair in any material respect the ability of Parent to perform its obligations under this Agreement or any Related Agreement to which it is a party or signatory, or (C) prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions, and (vi) such other Orders and Consents as are specified with reasonable particularity in Section 4.5 of the Parent Disclosure Schedules.

     Section 4.6 Capitalization. As of August 15, 2005, the authorized, issued and outstanding capital stock of Parent is as set forth in the Quarterly Report on Form 10-Q filed with the SEC on August 15, 2005 (the "PARENT FORM 10-Q"). All of the outstanding shares of capital stock of Parent have been duly authorized and are validly issued, fully paid and non-assessable and have not been issued in violation of the preemptive or similar rights of any shareholder of Parent arising by operation of securities or "blue sky" laws or the Articles of Incorporation or bylaws of Parent.

     Section  4.7  SEC  Filings;  Financial  Statements.

     (a) Parent has made available to the Company accurate and complete copies (excluding copies of exhibits) of each report filed by Parent with the SEC for the last two years (the "PARENT SEC DOCUMENTS"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date hereof, then on the date of such later filing), (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the


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Securities  Act  or  the  Exchange Act, as the case may be, and (ii) none of the
Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b)  The  consolidated  financial  statements  contained  in the Parent SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such consolidated financial statements and (in the case of unaudited statements) as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of Parent as of the respective dates thereof and the consolidated results of operations of Parent for the periods covered thereby.

     Section  4.8  Form  S-4  Information.

     (a) None of the information (other than the Company Information) supplied or to be supplied by or on behalf of Parent for inclusion or use, or incorporation by reference, in (i) the Form S-4, (ii) the Proxy Statement, and
(iii) any other document (including any report filed by Parent under the Exchange Act) filed with any Governmental Body in connection with the Transactions, or in each case any amendment or supplement thereto; in each case do not and will not, at the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Except with respect to the Company Information, as to which Parent makes no representation or warranty and assumes no responsibility, the Form S-4 and the Proxy Statement will each comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder, including Form S-4 and Regulation 14A.

     (b) Notwithstanding the foregoing provisions of this Section 4.8, Parent makes no representation or warranty, and assumes no responsibility, with respect to statements made or incorporated by reference in the Form S-4, the Proxy Statement or any other such document relating to the Company Information or based on information supplied by the Company for inclusion or incorporation by reference therein.

     Section  4.9     No  Undisclosed  Liabilities.
     Parent has no Liabilities, Debt, Capital Lease Obligation, Guarantees, obligations, expenses, claims, deficiencies, or endorsements of any type, whether or not known, accrued, absolute, contingent, matured, secured, conditional, liquidated, vested, due or required to be reflected in financial statements in accordance with GAAP, except for those which (i) have been adequately reserved against or otherwise reflected or incorporated by reference in the Parent Form 10-Q, as of the date of the financial statements contained therein, (ii) have been disclosed in Parent SEC Documents filed after the Parent Form 10-Q, (iii) have arisen in the Ordinary Course of Business consistent with past practices since December 31, 2004, which are not Material, and (iv) are an Expense under Section 11.10, which will be paid at or prior to Closing.

     Section 4.10 Valid Issuance. The shares of Parent Common Stock to be issued to shareholders of the Company as Shareholder Consideration, will, when issued to such shareholders in accordance with the provisions of this Agreement, be validly issued, fully paid and non-assessable.

     Section 4.11 Merger Sub. Merger Sub has been formed for the sole purpose of effecting the Merger and, except as contemplated by this Agreement, Merger Sub has not conducted any business activities. Parent directly owns all of the issued and outstanding shares of capital stock of Merger Sub.


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     Section  4.12 SpaceDev Oklahoma. Parent directly owns all of the issued and outstanding shares of capital stock of SpaceDev Oklahoma. SpaceDev Oklahoma in an inactive corporation with no operations, assets or liabilities.

     Section 4.13 Suspension and Trading. No order ceasing or suspending trading in securities of Parent is currently outstanding, and no proceeding for this purpose have been instituted or, to Parent's Knowledge, are pending or threatened.

     Section 4.14 Government Contracts. Except for Section 4.14(a), which applies to the time periods set forth therein, at all times since January 1, 1998:

     (a) Section 4.14(a)(i)-(iv) of the Parent Disclosure Schedules set forth a true and complete list of (i) all Government Contracts, past and present, awarded by the Government or by any higher tier subcontractor or prime contractor to the Government to Parent or any of its Subsidiaries since December 31, 2002, (ii) all Government Contracts (including options) currently in force between Parent or any of its Subsidiaries and either the Government or any higher tier subcontractor or prime contractor of the Government, (iii) all outstanding quotations, bids and proposals submitted by Parent or any of its Subsidiaries to either the Government or any proposed higher tier subcontractor or prime contractor of the Government, and (iv) all Government Contracts (including options) on which delivery or performance is currently in an unsatisfactory or delinquent status, behind schedule or which Parent or any of its Subsidiaries has Actual Knowledge or should have Actual Knowledge will be unsatisfactory, behind schedule or delinquent in the future.

     (b) Parent has complied in all material respects with all statutory and regulatory requirements with respect to each Government Contract and each bid, quotation or proposal submitted by Parent to the Government or any prospective higher tier subcontractor or prime contractor of the Government.

     (c) Parent has complied in all material respects with each and every certification executed, acknowledged or set forth by Parent with respect to each Government Contract awarded to Parent and each bid, quotation or proposal submitted by Parent to the Government or any higher tier subcontractor or prospective prime contractors of the Government.

     (d) Parent has complied in all material respects with each representation executed, acknowledged or set forth by Parent with respect to each Government Contract awarded to Parent and each and every bid quotation or proposal submitted by Parent to the Government or any higher tier subcontractor or prospective prime contractor of the Government.

     (e) Parent has complied in all material respects with all contract clauses, provisions and requirements incorporated expressly, by reference, or by operation of Law in each Government Contract awarded to Parent.

     (f) Any and all facts set forth in or acknowledged by Parent in any certifications, representations or disclosure statements submitted by Parent with respect to any Government Contract were current, accurate and complete in all material respects as of the date of submission.

     (g) Neither the Government nor any higher tier subcontractor or prime contractor has notified Parent, either orally or in writing, that Parent has breached or violated in all material respect any regulation, statute, certification, representation or contract clause, provision or requirement with respect to any Government Contract awarded to Parent or with respect to any bid, quotation or proposal submitted by Parent.


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     (h)  Parent is not currently debarred or suspended from doing business with the Government and Parent knows of no circumstances that would warrant the institution of debarment or suspension proceedings in the future.

     (i) No show cause notices or cure notices have been issued against Parent on any of its Government Contracts with the Government or on any of the its Contracts relating to any Government Contract.

     (j) No default terminations have ever been issued against Parent on any of its Contracts with the Government or on any of its Contracts relating to any Government Contract.

     (k) No negative determination of responsibility has ever been issued against Parent in connection with any bid, quotation or proposal submitted by Parent.

     (l) No costs incurred by Parent have been disallowed or, within the last six months, questioned, in either case as a result of a finding or determination of any kind by the Government.

     (m) Neither the Government nor any higher tier subcontractor or prime contractor under a Government prime contract has withheld or setoff monies, or in the last six months attempted to withhold or set off material monies, due to Parent or has made any claims against Parent under any of its Contracts, and there are no outstanding claims arising under any Government Contract.

     (n) To Parent's Knowledge there are not any irregularities, misstatements or omissions relating to any of its Government Contracts, bids, quotations or proposals, past or present, that have led or could lead to, either before or after the Merger, (i) any administrative, civil or criminal investigation or indictment of Parent, (ii) the questioning or disallowance of any costs submitted for payment by Parent or The Company, (iii) the recoupment of any payments previously made to Parent, or (iv) the assessment of any penalties or damages of any kind against Parent or The Company, arising out of such irregularities, misstatements or omissions.

     (o) Parent is not currently under administrative, civil or criminal investigation indictment with respect to any alleged irregularity, misstatement or omission arising under or in any way relating to any of its Government Contracts, bids, quotations or proposals, past or present.

     (p) Except as set forth in Section 4.14(p) of the Parent Disclosure Schedules, there exist (i) no outstanding claims against Parent either by the Government or by higher tier subcontractor, any prime contractor, subcontractor, vendor or other third party arising under or relating to any Government Contract, (ii) no facts or allegations which are known or should be known by Parent upon which such a material claim may reasonably be based in the future,
(iii) no disputes between Parent and the Government or any prime contractor, higher or lower tier subcontractor or vendor arising under or relating to any Government Contract, and (iv) no facts or allegations which are known or should be known by Parent over which such a material dispute may reasonably arise in the future.

     (q) Except as set forth in Section 4.14(q) of the Parent Disclosure Schedules, Parent is not undergoing and has not undergone any audit, and has no Actual Knowledge or reason to know of any basis for impending audits in the future, arising under or relating to any Government Contract.

     Section  4.15  Agreements,  Contracts  and  Commitments.

     (a) Parent is in compliance with and has not Breached or defaulted under, or received notice that it has Breached or defaulted under, any of the terms or


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conditions  of  any  Contract  or license to which it is party or by which it is bound or under which it is a licensee, nor does Parent have Knowledge of any Event that would constitute such a Breach or default with the lapse of time, giving of notice or both. Each such Contract and license is in full force and effect and is not subject to any default thereunder.

     (b) Parent has obtained, or will obtain prior to the Closing, all necessary Consents of parties to any Governmental Contract as are required thereunder in connection with the Transactions, or for such Governmental Contracts to remain in full force and effect without modification, limitation or alteration after the Closing. Following the Closing, Parent will be permitted to exercise all of its rights under its Government Contracts without the payment of any additional amounts or consideration other than amounts or consideration which Parent would otherwise be required to pay had the Merger not occurred.

     Section 4.16 Representations Complete. None of the representations or warranties made by Parent or Merger Sub, and no financial statement, other written financial information or statements made in any exhibit, schedule or certificate furnished by Parent pursuant to this Agreement or any Related Agreement, or furnished by Parent in or in connection with documents mailed or delivered to the shareholders of the Company or Parent for use in soliciting their proxies for approval of or consent to this Agreement and the Merger, other than the Company Information (as to which neither Parent nor Merger Sub makes any representation or warranty) contains or will contain at the Closing Date any untrue statement of a material fact or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V
                    COVENANTS RELATED TO CONDUCT OF BUSINESS

     Section 5.1 Conduct of Business of the Company Until Closing. The Company hereby covenants and agrees that, from the date of this Agreement until the Closing or the earlier termination of this Agreement, unless otherwise expressly contemplated by this Agreement or consented to in advance and in writing by Parent, the Company shall carry on its businesses only in the Ordinary Course of Business, use its Best Efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its officers and employees and maintain its relationships with customers, suppliers, consultants, licensors, licensees and others having business dealings with it, and use its Best Efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained. Without limiting the generality of the foregoing, subject to applicable Laws, without the prior written consent of Parent, the Company shall not:

     (a) except as provided in Section 5.1(a) of the Disclosure Schedules, (i) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee; (ii) grant any severance or termination pay to, or enter into any severance agreement with, any director, officer or employee, or enter into any employment agreement with any director, officer or employee; (iii) establish, adopt, enter into or amend any Employee Benefit Plan or other arrangement, except (A) as may be required to comply with applicable Law, and (B) the termination of the Company's Stock Bonus Plan and the distribution of its assets; (iv) pay any benefit not provided for under any Employee Benefit Plan or other arrangement; (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Employee Benefit Plan or other arrangement (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Employee Benefit Plan or other arrangement or agreement or awards made thereunder); (vi) take any action to fund or in any other way secure the payment of compensation or benefits under any Employee Agreement; (vii) promote or fire


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any  director,  officer or managerial employee; or (viii) change, alter or enter into  any  employment  agreement  or  consulting  agreement;

     (b) other than the distribution of the assets of the Stock Bonus Plan in connection with the termination thereof, declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

     (c) (i) redeem, purchase or otherwise acquire any shares of Company Common Stock or any Commitments of the Company; (ii) effect any reorganization, recapitalization, merger or share exchange; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

     (d) issue, deliver, award, grant or sell, or authorize (by Contract or otherwise) the issuance, delivery, award, grant or sale (including the grant of any limitations in voting rights or other Encumbrances) of, any shares of Company Common Stock (including shares held in treasury) or other Equity Interests in or Securities of the Company, or Commitments therefor, other than
(i) the net exercise of outstanding Company Options in conformity with Section 2.11, and (ii) making required contributions to the Company's Stock Bonus Plan in shares of Company Common Stock having a value not to exceed $60,000;

     (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an Equity Interest in or a portion of the assets of, or by any other manner, any business or any Entity or division thereof, or otherwise acquire or agree to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the Ordinary Course of Business);

     (f) enter into any new real property, personal property or building Lease or Amend any existing Lease or Contract involving personal property that has the effect of increasing the Company's Liabilities or diminishing its rights, powers or privileges thereunder;

     (g) Amend, or propose or take any action to Amend, any of its Organizational Documents (except as contemplated hereby);

(h) make or rescind any express or deemed election relating to Taxes, settle or compromise any Action or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of the federal income Tax Returns;

     (i) make or agree to make any new capital expenditures which exceed, individually or in the aggregate, $10,000;

     (j) Transfer, Encumber or license, or agree to Transfer, Encumber or license, any of its Property, except for Transfers, Encumbrances and licenses made in the Company's Ordinary Course of Business;

     (k) (i) incur any Debt or Capital Lease Obligation, or Guarantee any Debt or Capital Lease Obligation of another Person, except for borrowings incurred in the Ordinary Course of Business pursuant to Contracts set forth on the Disclosure Schedules, or (ii) make any loans, advances or capital contributions to, or investments in, or purchase any Securities of, any other Person, except travel, expense and payroll advances made to employees in the Ordinary Course of Business;


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     (l)  pay,  discharge,  settle  or  satisfy  any Liabilities, other than (i)
payments, discharges or satisfactions of obligations in the Ordinary Course of Business in accordance with their terms or liabilities reflected or reserved against in the Financials, (ii) payments on the Company's Debt after providing notice to Parent, or (iii) Expenses pursuant to Section 11.10;

     (m) waive any material benefits of, or Amend or agree to Amend in any material respect, any confidentiality, standstill or similar agreements to which the Company is a party;

     (n) waive, release or assign any rights or claims, or Amend or terminate any Contract, to which the Company is a party or of which the Company is a beneficiary;

     (o) make any change in any method of accounting or accounting practice or policy other than those required by GAAP or a Governmental Body;

     (p) take any action or fail to take any action that could reasonably be expected to have an adverse effect on the Company prior to the Closing or an adverse effect on the Surviving Corporation or Parent after the Closing, or that would adversely affect the ability of the Company prior to the Closing, or Parent or the Surviving Corporation after the Closing, to obtain Consents of third parties or Governmental Permits;

     (q) collect Accounts Receivable or pay accounts payable other than consistent with past practice and in the Ordinary Course of Business;

     (r) enter into or make any Contract or Commitment with, or Amend any existing Contract or Commitment with, any Related Party; or

     (s) take, propose to take, or commit or agree in writing or otherwise to take, any of the actions described in Section 5.1(a) through Section 5.1(r), or any actions which would, individually or taken together, make any of the representations or warranties made in Article III, or otherwise made by the Company in this Agreement or any Related Agreement, untrue, misleading, incomplete or incorrect.

     Section  5.2  Reasonable  Efforts  and  Further  Assurances.

     (a) Subject to the terms and conditions of this Agreement, each of Parent and the Company shall (i) obtain (and cooperate with the other Party to obtain) any Consent or Governmental Permit of, or any exemption by, any Governmental Body and any other third party which is required to be obtained by the Company or Parent or any of their respective Subsidiaries (if any) in connection with the Transactions, and to comply with the terms and conditions of any such Consent or Governmental Permit, (ii) obtain from any Governmental Bodies, including the Government, any material licenses or novation agreements, if any, required to be obtained or made by Parent, Merger Sub or the Company, in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, and (iii) make all necessary filings, including the Form S-4 and the Proxy Statement (including any amendments or supplements thereto) and any reports required to be filed under the Exchange Act, and thereafter making any other required submissions, with respect to this Agreement and the consummation of the Transactions required under any applicable Law; provided that Parent and the Company shall cooperate with each other in connection with the making of all such filings and submissions, including providing copies of all such documents to the non filing party and its advisors prior to filing and discussing all reasonable additions, deletions or changes suggested in connection therewith. The Company and Parent shall furnish to each other all information, including regarding itself and its Affiliates and Representatives, required for any application or other filing to be made pursuant to applicable Law in connection with the transactions contemplated by this Agreement.


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     (b)  In  the  event  that  the  Company  and  Parent  fail  to  obtain  any
Governmental Permit, the Company shall take any such actions reasonably requested by Parent to minimize any adverse effect upon the Company and Parent
and  their  respective   Subsidiaries   and  their   respective  businesses  and
operations, which could reasonably be expected to result after the Closing from the failure to obtain such Governmental Permit.

(c) Subject to the terms and conditions of this Agreement, each of Parent and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the Transactions, including using commercially reasonable efforts to lift or rescind any injunction or restraining order or other Order adversely affecting the ability of such Party to consummate the Transactions, and use commercially reasonable efforts to defend any Action seeking to enjoin, prevent or delay the consummation of the Transactions or seeking material damages.

     Section 5.3 Certain Tax Matters. From the date hereof until the Closing, the Company (a) will prepare and timely file with the relevant Governmental Bodies all Tax Returns required to be filed by the Company during such period ("POST SIGNING RETURNS"), which Post Signing Returns shall be complete and accurate in all material respects, (b) will timely pay all Taxes due and payable with respect to such Post Signing Returns, (c) will pay or otherwise make adequate provision for all Taxes payable by the Company for which no Post Signing Return is due prior to the Closing, and (d) will promptly notify Parent of any Action pending against or with respect to the Company in respect of any Taxes. The Company shall submit each Tax Return described in clause (a) of the preceding sentence to Parent at least ten business days prior to the date on which such Tax Return is to be filed, and the Company shall not file such Tax Return without Parent's prior approval (which approval shall not be unreasonably withheld, conditioned or delayed). Each such Tax Return shall be prepared and filed in a manner consistent with past practice and, on such Tax Return, no position shall be taken, election made or method adopted that is inconsistent with positions taken, elections made or methods used in preparing and filing similar Tax Returns in prior periods. Without limiting the generality of the foregoing, the Company shall not, in any such Tax Return, adopt a new position, election or method that would have the effect of (i) deferring income from periods or portions of periods ending on or before the Closing Date to periods or portions of periods commencing after the Closing Date or (ii) accelerating deductions from periods or portions of periods commencing after the Closing Date to periods or portions or periods ending on or before the Closing Date.

     Section  5.4  Access  to  Information.

     (a) Between the date hereof and the Closing Date, the Company shall give to Parent and its authorized Representatives reasonable access to all employees, consultants, contractors, offices, warehouses, properties and other facilities and to all books and records of such Company and will permit Parent to make such reasonable inspections and reasonable investigations as Parent may from time to time in their sole discretion require. The Company shall cause its Representatives to furnish to Parent such financial, accounting, tax, business and operating data and other information with respect to the business, operations, prospects, properties, and Representatives of such Company as Parent or Merger Sub may from time to time reasonably request

     (b) Each of Parent and Merger Sub will hold and will cause its authorized representatives to hold in confidence all documents and information concerning the Company furnished to Parent or Merger Sub in connection with the
Transactions pursuant to the terms of that certain Mutual Nondisclosure Agreement entered into between the Company and Parent dated as of July 20, 2005;


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provided  that  all of the obligations of Parent under such Mutual Nondisclosure
Agreement  shall  terminate  as  of  the  Effective  Time.

     Section 5.5 No Solicitation. Until the earlier of: (a) the Closing Date; and (b) the termination of this Agreement pursuant to its terms, the Company and the Key Shareholders shall not, and the Company and the Key Shareholders shall cause their respective Representatives not to, directly or indirectly: (i) initiate, solicit or encourage (including by way of furnishing information regarding the Company) any inquiries, or make any statements to third parties which may reasonably be expected to lead to any proposal concerning the sale of the Company, its businesses or its Property (whether by way of merger, purchase of capital shares, purchase of assets or otherwise) (each, a "COMPETING TRANSACTION"); or (ii) subject to the fiduciary duties of the board of directors of the Company under applicable Law, hold any discussions or enter into any agreements with, or provide any information or respond to, any third party concerning a proposed Competing Transaction or cooperate in any way with, agree to, assist or participate in, solicit, consider, entertain, facilitate or encourage any effort or attempt by any third party to do or seek any of the foregoing. If at any time prior to the earlier of (x) the Closing Date and (y) the termination of this Agreement pursuant to its terms, the Company or its Representatives are approached in any manner by a third party concerning a Competing Transaction (a "COMPETING PARTY"), the Company promptly shall inform Parent regarding such contact and furnish Parent with a copy of any inquiry or proposal, or, if not in writing, a description thereof, including the name of such Competing Party, and the Company shall keep Parent informed of the status and details of any future notices, requests, correspondence or communications related thereto. In the event of Breach of this Section 5.5 by the Company or any Key Shareholders, the Company shall be liable to Parent and shall pay to Parent the greater of (i) all of the expenses incurred in connection with the preparation, negotiation and drafting of this Agreement and Related Agreements, and (ii) $250,000. The foregoing remedy shall not limit or prevent the exercise by Parent of all other rights and remedies it may have against the Company and the Key Shareholders. The provisions of this Section 5.5 shall survive the termination of this Agreement, unless terminated by Parent other than because the Company or any Key Shareholder is (A) in Material Breach of this Agreement, or (B) responsible for the failure of a condition to the obligation of Parent to consummate the Merger to be satisfied.

     Section  5.6  Public  Announcements;  Employee  Announcements.

     (a) Each of Parent, Merger Sub, the Company and the Key Shareholders will consult with one another before issuing any press release or otherwise making any public statements in respect of the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement with the OTCBB or the American Stock Exchange, as determined by Parent.

     (b) Prior to the Closing Date, each of Parent and the Company will consult with one another regarding any written and spoken statements to be made to the Company's employees, consultants or independent contractors in respect of the Transactions, employee benefits, employee compensation and other transition and integration matters. All written communications and formal oral presentations shall be mutually agreed upon by Parent and the Company prior to any such communication or presentation, and the Company shall not make any written or oral statements to employees, consultants or independent contractors inconsistent with the guidelines provided in conjunction with such consultation.

     Section  5.7  Notification  of  Certain  Matters.

     (a) The Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any fact or Event the occurrence or nonoccurrence


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of  which  would  be likely to cause any representation or warranty contained in this Agreement to be Materially untrue or inaccurate at or prior to the Closing Date, (ii) the discovery or receipt of information or Actual Knowledge concerning any fact or circumstance which would be likely to cause any representation or warranty contained in this Agreement to be Materially untrue or inaccurate at or prior to the Closing Date, (iii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iv) any notice or other communication from any third party alleging that the Consent of such third party is or may be required in connection with the Transactions, or (v) any Events which would be likely to result in a Material Adverse Effect; provided that with respect to any Event, information, knowledge, failure, notice or communication referred to in clauses (i) through
(iv) next above, a Party shall not be required to provide notice pursuant to this Section 5.7 unless such Event, information, knowledge, failure, notice or communication, taken together with all other Events, information, knowledge, failures, notices or communications described but not previously notified pursuant to this Section 5.7, shall be material to Parent, Merger Sub or the Company. The delivery of any notice pursuant to this Section 5.7 shall not cure such Breach or non compliance or limit or otherwise affect the rights, obligations or remedies available hereunder to the Party receiving such notice.

     (b) From the date of this Agreement until the earlier of the Closing or the termination of the Agreement, the Company and Parent shall promptly notify each other in writing of any pending or, to the Actual Knowledge of the Company or Parent, threatened action, proceeding or investigation by any Governmental Body or any other Person (A) challenging or seeking damages in connection with the Transactions, or (B) seeking to restrain or prohibit the consummation of the Transactions or otherwise limit the right of Parent or its Subsidiaries to own or operate all or any portion of the business or assets of the Company.

     Section 5.8 Pre-Approval of Certain Transactions. Commencing on the date hereof, the Company may propose transactions to Parent specifically for written approval pursuant to this Section 5.8. In connection with any such proposed transaction (a "PROPOSED TRANSACTION"), at the request of Parent, the Company shall (i) prepare and deliver to Parent a written description of the Proposed Transaction, summarizing in reasonable detail all of the material terms thereof and any foreseeable material risks associated therewith, (ii) deliver to Parent any definitive documentation proposed to be executed in connection with the Proposed Transaction, and (iii) make available to Parent the opportunity to ask questions of, and receive answers from, the Company and its Representatives concerning the Proposed Transaction, and otherwise to obtain any additional information, to the extent that the Company or its Representatives possess such information or could acquire it without unreasonable effort or expense, related to the Proposed Transaction. Any written request for such approval by the Company shall constitute a representation and warranty of the Company that the description of the Proposed Transaction made in writing to Parent does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein regarding the Proposed Transaction, in light of the circumstances under which they are made, not misleading. Based on the description of the Proposed Transaction and such other information, in reliance thereon, Parent may specifically approve the Proposed Transaction in a writing substantially in the form of Exhibit J, which writing must specifically reference this Section 5.8 (such an approved Proposed Transaction, an "APPROVED TRANSACTION").

     Section 5.9 Consents to Merger. Commencing on the date hereof, the Company shall use its Best Efforts to obtain an unconditional, unlimited, enforceable written consent to the consummation of the Merger (the "MERGER CONSENTS") from each Person identified in Section 3.7 of the Disclosure Schedules as a counterparty to a Material Company Contract (each, a "MATERIAL COUNTERPARTY"). The Company shall cooperate fully with Parent in seeking such Merger Consents and, with respect to Company Contracts with the Government, in discussing the


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novation  of  such  Company Contracts with the applicable Government contracting officers.

     Section 5.10 Export Licenses. Commencing on the date hereof, the Company shall use its Best Efforts to amend (i) the "Permanent Export Licenses", or applications therefor, identified in Section 3.20 of the original Disclosure Schedules, and (ii) and the "Manufacturing License Agreement" identified in
Section 3.16(c) of the original Disclosure Schedules; in each case in connection with the Merger and the other Transactions, as required by the International Traffic in Arms Regulations (Title 22, Chapter 1, Subchapter M of the Code of Federal Regulations) promulgated under the Arms Export Control Act, 22 U.S.C. Sec. 2778, or any successor regulations.

     Section 5.11 Petercsak Release. Commencing on the date hereof, the Company shall use its commercially reasonable efforts to negotiate a release of all claims arising from or related to the Petercsak Agreements (as defined in Section 3.16(j) of the original Disclosure Schedules), in form and substance reasonably satisfactory to Parent, to be tendered at the Closing in return for the payment of a sum certain (which sum may be paid pursuant to Section 8.6).

     Section  5.12  Preparation  of  Form  S-4  and  Proxy  Statement.

     (a) Subject to the strict satisfaction by the Company of the terms and provisions of Section 5.15 and the condition specified in Section 6.2(n), and the agreement of the applicable parties to the terms and conditions of the Escrow Agreement as provided in Section 2.17(d), as promptly as practicable after the execution of this Agreement, Parent shall, subject to the full and prompt assistance of the Company and the Key Shareholders, prepare and file with the SEC the Proxy Statement, and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement shall be included as a prospectus. Each of Parent and the Company shall use its reasonable Best Efforts to have the Form S-4 declared effective under the Securities Act by the SEC as promptly as practicable after such filing.

     (b) The Company and Key Shareholders shall promptly provide, and shall use their Best Efforts to cause the other shareholders of the Company promptly to supply, to Parent and its Representatives any and all information in writing concerning the Company, its business, operations, directors, officers, Subsidiaries, shareholders or any other matters which may in Parent's reasonable discretion be required for inclusion in the Form S-4 or Proxy Statement, or to respond to any comments from the SEC thereon, or reasonably requested by Parent in connection therewith.

     (c) The Proxy Statement will solicit proxies for the approval by the shareholders of Parent for (i) this Agreement and the Merger, (ii) an increase in the amount of shares reserved for issuance under the SpaceDev 2004 Equity Incentive Plan, or the approval of a new stock or equity plan, as provided in
Section 8.5(b), (iii) an increase in the number of shares of Parent Common Stock authorized by its Articles of Incorporation (the "SHARE AUTHORIZATION") to
provide  sufficient  reserves  for the issuance of (A) the Merger Consideration,
(B) any Private Financing, and (C) such additional shares as Parent in its discretion deems prudent to have authorized, (iv) at the option of Parent, a reverse stock split of the Parent Common Stock, (v) at the option of Parent, the redomestication of Parent in the State of Delaware or other state selected by Parent, (vi) at the option of Parent, the approval of a Private Financing, and
(vii)  subject  to  the  consent  of  the  Company  (which  consent shall not be unreasonably withheld, conditioned or delayed), such other matters as Parent deems appropriate for approval of its shareholders in furtherance of the Transactions contemplated herein (collectively, the "PARENT SHAREHOLDERS MATTERS"). Parent, with the assistance of the Company and the Key Shareholders (which such Parties shall promptly provide upon Parent's reasonable request), shall promptly respond to any comments from the SEC. Parent shall use its reasonable Best Efforts to cause the Proxy Statement to be mailed to the shareholders of Parent as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so


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qualified)  required  to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of shares of Parent Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the Shareholders as may be reasonably requested in connection with any such action.

     (d) Parent shall promptly provide the Proxy Statement, as amended or supplemented from time to time, to the Company for use in connection with the meeting of the shareholders of the Company to approve, among other matters, this Agreement and the Merger.

     (e) If at any time prior to the final conclusion of the Parent Shareholders Meeting or Company Shareholders Meeting any Events occur relating to Parent or the Company, or any of their respective officers, directors, Shareholders or Subsidiaries, is discovered or learned by Parent or the Company which, individually or together, (i) should be set forth in an amendment or supplement to the Form S-4 or the Proxy Statement, so that the Form S-4 or Proxy Statement would not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) cause the Form S-4 or Proxy Statement to become incorrect, incomplete or misleading in any material respect, or (iii) under the Securities Act or the Exchange Act, or the rules and regulations promulgated thereunder, are otherwise required to be set forth in an amendment or supplement to the Form S-4 or Proxy Statement; then in each such case, the Party which discovers or learns of such Events shall promptly inform the other of such Events, and shall cooperate with Parent in filing with the SEC or its staff or any other Governmental Bodies or officials thereof, or Parent and the Company mailing to the shareholders of Parent or the Company, any appropriate amendment or supplement thereto, including by providing Parent with such corrected, updated or supplemental information as may be necessary in order to cause the Form S-4 and Proxy Statement, insofar as they relate to the Company and its directors, officers, subsidiaries and Shareholders or the Company Information, to comply with the Securities and the Exchange Act, and the rules and regulations promulgated thereunder, and not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 5.13 Parent Shareholders Meeting. Promptly after the date on which the Form S-4 is declared effective by the SEC and mailed to Parent's shareholders, Parent will take all lawful and commercially reasonable action necessary in accordance with the CBCA and its Organizational Documents to call, notice, convene and hold a special meeting of its shareholders to approve this Agreement, the Merger and the other applicable Parent Shareholders Matters (the "PARENT SHAREHOLDERS MEETING"). Parent shall use its Best Efforts to hold the Parent Shareholders Meeting within forty-five days of the date the SEC declares the Form S-4 effective. Except to the extent that the Board of Directors of Parent concludes, based upon facts, events or circumstances, or the context thereof, unknown or changed since the date of this Agreement, that a recommendation to Parent's shareholders to vote in favor of the Merger or any of the other Parent Shareholders Matters related thereto would be a violation of any of its fiduciary obligations under applicable Law as determined by the Board of Directors of Parent in good faith after consultation with its legal counsel, Parent's Board of Directors shall include in the Proxy Statement its recommendation that Parent's shareholders vote in favor of the Merger. Notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn or postpone the Parent Shareholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Form S-4 or Proxy Statement is provided to the shareholders of Parent or, if as of the time for which the Parent Shareholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of the Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Shareholders Meeting.


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     Section 5.14 Company Shareholders Meeting. Promptly after the date on which the Form S-4 is declared effective by the SEC, the Company shall mail a copy of the Proxy Statement to each of its shareholders and shall take all lawful and commercially reasonable action necessary in accordance with the CBCA and its Organizational Documents to call, notice, convene and hold a special meeting of its shareholders to approve this Agreement and the Merger (the "COMPANY SHAREHOLDERS MEETING"). The Company shall use its Best Efforts to hold the Company Shareholders Meeting within forty days of the date the SEC declares the Form S-4 effective. Except to the extent that the Board of Directors of the Company concludes, based upon facts, events or circumstances, or the context
thereof,  unknown  or  changed  since  the  date  of  this  Agreement,   that  a
recommendation to the Company's shareholders to vote in favor of this Agreement or the Merger would be a violation of any of its fiduciary obligations under applicable Law as determined by the Board of Directors of the Company in good faith after consultation with its legal counsel, the Company's Board of Directors shall mail with the Proxy Statement, and inform the shareholders of the Company at the Company Shareholders Meeting, its recommendation that the Company's shareholders vote in favor of the Merger. Notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn or postpone the Company Shareholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Form S-4 or Proxy Statement is provided to the shareholders of the Company or, if as of the time for which the Company
Shareholders Meeting is originally scheduled there are insufficient shares of the Company Common Stock represented (either in person or by proxy) to
constitute  a  quorum  necessary   to  conduct   the  business  of  the  Company
Shareholders  Meeting.

     Section 5.15 Financial Statements. No later than (i) November 4, 2005, the Company shall prepare and deliver to Parent the Company's unaudited balance sheet as of September 30, 2005, together with the Company's related unaudited statements of income and cash flows for the nine-month periods ended on September 30, 2005 and September 30, 2004, and (ii) one business day prior to the Closing Date, the Company shall prepare and deliver to Parent the Closing Balance Sheet; in each case, together with a certificate duly executed by the principal execute officer and principal financial officer of the Company certifying, representing and warranting (with no qualifications, exceptions or limitations) that (A) such balance sheet and, if applicable, statements of income and cash flows, are correct in all Material respects and have been prepared in accordance with GAAP, consistently applied throughout the periods indicated and with each other, except as may be disclosed in notes thereto (which notes, if any, may consist of (x) notes substantially identical to the notes to the June 30, 2005 Financials, and (y) any other notes approved in writing by Parent in its reasonable discretion), subject in the case of interim statements to normal year-end adjustments, and (ii) such balance sheet and, if applicable, statements of income and cash flows, fairly and accurately present the financial condition, operating results (if applicable) and changes in shareholders' equity and cash flows (if applicable) of the Company as of the respective dates and during the respective periods indicated therein. The Company shall continue through the Closing Date to maintain a standard system of accounting established and administered in accordance with GAAP.

     Section 5.16 Repayment of Certain Loans and Advances. Prior to the Closing, the Company shall collect from each Key Shareholder in full all loans, advances or other debt or credits owed by such Key Shareholder to the Company, including the obligations set forth in Section 3.12(p) of the original Disclosure Schedules, and the Company shall not in whole or in part forgive, cancel, assume or otherwise reduce any of the foregoing.

     Section 5.17 Private Financing. Parent shall use its Best Efforts to execute definitive agreements for a Private Financing no later than December 15, 2005 and to close such Private Financing prior to or at the Closing.


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                                   ARTICLE VI
                              CONDITIONS TO CLOSING
     Section 6.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of the Company, Merger Sub and Parent to consummate the Merger and the Transactions are subject to the fulfillment at or prior to the Closing of each of the following additional conditions, any or all of which may be waived in writing in whole or part by the Company or Parent (on behalf of itself and Merger Sub), as the case may be, to the extent permitted by applicable Law:

     (a) No Governmental Body shall have enacted, issued, promulgated, enforced or entered any Law or Order (in each case, whether temporary, preliminary or permanent), which is in effect and which prevents or prohibits consummation of the Transactions.

     (b) (i) The shareholders of Parent shall have approved this Agreement, the Merger and the Share Authorization at the Parent Shareholders Meeting, (ii) such approval shall have satisfied all shareholder approval requirements under applicable Law, and (iii) not more than 1.5% of the outstanding shares of Parent Common Stock shall have exercised, or shall retain the unexpired right to exercise, dissenters' rights (or similar rights of dissent), if any, in respect of the Merger available under applicable Law.

     (c) The SEC shall (i) have declared the Form S-4 effective under the Securities Act, (ii) not have issued a stop order suspending the effectiveness of the Form S-4, and (iii) shall not have initiated or threatened to initiate any proceedings for that purpose. Any material state securities or "blue sky" laws applicable to the issuance of the Closing Shares shall have been complied with.

     (d) There shall be no pending or threatened Action (i) challenging or seeking to restrain or prohibit the consummation of the Transactions; (ii) relating to the Transactions and seeking to obtain from Parent, Merger Sub or the Company any damages that may be material to Parent, Merger Sub or the Company; (iii) seeking to prohibit or limit in any respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company or the Surviving Corporation; or (iv) which would have a Material Adverse Effect on the Company or a material adverse effect on Parent's ability to operate the Surviving Corporation's business, or to own, use and enjoy the Property of the Surviving Corporation, after consummation of the Transactions.

     (e) The VWAP as of the Trading Day next preceding the Closing shall be not less than $0.77 per share.

     Section 6.2 Additional Conditions to the Obligations of Parent. The respective obligations of Parent and Merger Sub to consummate the Merger and the Transactions are subject to the fulfillment at or prior to the Closing of each of the following additional conditions, any or all of which may be waived in writing in whole or part by Parent, to the extent permitted by applicable Law:

     (a) Each of the representations and warranties of or in respect of the Company and the Key Shareholders contained in Article III or elsewhere in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, except for representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct as of such date, except for failures of representations and warranties to be true and correct as and as of the dates as aforesaid which are not Material. For the purpose of determining the truth and correctness of such representations and warranties, the Updated Disclosure Schedules, and any other update or modification to the Disclosure Schedules made or purported to have been made after the date of this Agreement, shall be disregarded.


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     (b)  Each  of  the  representations  and warranties of or in respect of the
Company  and the Key Shareholders contained in Section 3.2, Section 3.3, Section
3.5 and Section 3.9, and each of the representations and warranties of or in respect of the Company and the Key Shareholders contained in Article III or elsewhere in this Agreement which expressly includes a Knowledge, Actual Knowledge, Material Adverse Effect, or other materiality qualification, shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, except for representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct as of such date. For the purpose of determining the truth and correctness of such representations and warranties, the Updated Disclosure Schedules, and any other update or modification to the Disclosure Schedules made or purported to have been made after the date of this Agreement, shall be disregarded.

     (c) The Company and Key Shareholders shall each have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or on the Closing Date.

     (d) The Company shall have delivered to Parent all Merger Consents it has obtained from each Material Counterparty to Material Company Contracts, together with a schedule indicating each Material Company Contract as to which a Merger Consent from all Material Counterparties has been obtained (each, an "APPROVED CONTRACT"). The Approved Contracts shall represent not less than 75% of all Material Company Contracts, based, with respect to each Material Company Contract, on the aggregate revenues generated in FY 2005 and projected by the Company in good faith to be generated in FY 2006 under such Material Company Contract. The Company shall also have delivered to Parent a schedule indicating each Material Company Contract as to which one or more Material Counterparties has affirmatively indicated that it does not intend to, or will not, provide a Merger Consent (each, a "REJECTED CONTRACT"). The Rejected Contracts shall represent not more than 10% of all Material Company Contracts, based on revenues generated in FY 2005 and projected by the Company in good faith to be generated in FY 2006 under each Material Company Contract; provided that, with respect to Company Licenses, revenues shall be calculated based on the aggregate revenues the Company may reasonably expect to lose from all other Company Contracts if the Company is unable to use or exploit the applicable Intellectual Property Rights (taking into account any increased costs of alternate Intellectual Property Rights). For purposes of this Section 6.2(d), each Government counterparty to a Material Company Contract shall be deemed to have provided a Merger Consent, unless the applicable contracting officer shall have (A) expressed opposition to the Merger to Parent or the Company, or (B) indicated to Parent or the Company that such officer would not support a novation of the applicable Contract; in which event such Contract shall be deemed a Rejected Contract.

     (e) Vectra shall not have foreclosed or collected on any collateral for any Vectra Loan or otherwise.

     (f) The Closing Debt shall not exceed $6,800,000 (as evidenced by full pay-off notices or receipts tendered by the applicable lenders of the Vectra Loans, the Shareholder Loans and the SpaceDev Loan).

     (g)  The  Company  shall  have  delivered  the  Transaction Expense Payment
Schedule  in  compliance  with Section 2.19 and such Transaction Expense Payment
Schedule shall provide for the payment in full of all outstanding Company Transaction Expenses.

     (h) (i) The Company shall have delivered to Parent an executed officers' certificate, in substantially the form attached hereto as Exhibit E-1, dated the Closing Date, signed by the Chief Executive Officer, the President and the Director of Business Management of the Company, certifying (A) the fulfillment of the conditions specified in Section 6.2(a) through Section 6.2(f), inclusive,


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(B) that the updated Shareholder Table delivered at the Closing is true, correct and complete in all respects as of the Closing, (C) that the balance sheets of the Company described in Section 5.15 comply with the provisions thereof, and
(D) that the Company has not entered into any Contract or, to the Knowledge of the signatory, incurred any Liabilities since the date of the Closing Balance Sheet, except in the Ordinary Course of Business; and (ii) each Key Shareholder shall have delivered to Parent an executed key shareholder's certificate, in substantially the form attached hereto as Exhibit E-2, dated the Closing Date.

     (i) No Events, effects, violations or Breaches shall have occurred since the date hereof which have had, or are likely to have, a Material Adverse Effect on the Company.

     (j) The Escrow Agent and the Shareholder Agent shall have entered into the Escrow Agreement, which shall be in full force and effect as of the Closing Date.

     (k) Shareholders of the Company holding not less than 98% of the shares of each class of capital stock of the Company shall have approved this Agreement and the Merger.

     (l) The Company and all Shareholders shall have delivered to Parent certificates evidencing not less than 98% of the shares of each class of capital stock of the Company (including shares issued upon the exercise of any Company Options on or prior to the Closing Date), or, in lieu thereof, the affidavit and bond, if any, required of the holder of record of such shares by Section 2.10(e).

     (m) At the Closing, the Company shall have delivered or caused to be delivered to Parent all of the agreements, instruments and documents required to be delivered to Parent pursuant to the foregoing provisions of this Section 6.2, together with:

          (1)  the  Updated  Disclosure  Schedules;

          (2) the written and, other than with reference to the consummation of the Merger, unconditional resignations of all of the current members of the board of directors and of the current officers of the Company (other than those offices to which Merger Sub has appointed such current officer), effective as of the Effective Time;

          (3)  the  Shareholder  Table,  updated  as  of  the  Closing  Date;

          (4) a legal opinion of Holland & Hart LLP, special counsel to the Company, in substantially the form attached hereto as Exhibit D-1;

          (5) certificates dated as of a date within a reasonable period of time prior to the Closing Date as to the good standing of the Company, executed by the appropriate officials of the State of Colorado and each other jurisdiction in which the Company is licensed or qualified to do business as a foreign corporation, as specified in Section 3.1 of the Disclosure Schedules;

          (6) a certificate signed by the secretary of the Company certifying, as complete and accurate as of the Closing Date, (i) the complete Organizational Documents of the Company, (ii) the resolutions or actions of each of the Shareholders and the Board of Directors of the Company approving the execution, delivery and performance of this Agreement and the consummation of the Merger, and (iii) the Shareholder Table delivered at the Closing;

          (7) a pay off letter or similar paid-in-full receipt from Vectra, and UCC-3 Terminations of financing statement encumbering any Property of the Company and any other documents reasonably requested by Parent's counsel in connection with the repayment in full of the Vectra Loan and the


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     termination  of  the  security interests and liens on the Properties of the
     Company;

          (8) a pay off letter or similar paid-in-full receipt from each lender who made a Shareholder Loan;

          (9) a duly executed counterpart of the Non-Competition Agreement with each Key Shareholder, substantially in the form attached hereto as Exhibit F (the "NON-COMPETITION AGREEMENT");

          (10) a duly executed Letter of Transmittal from (i) each of the shareholders of the Company who voted in favor of the Agreement and Merger,
     (ii) each Company Option Holder required to execute a Letter of Transmittal pursuant to Section 2.11; for delivery to the Exchange Agent, and (iii) each Person listed as receiving shares of Parent Common Stock on the Transaction Expense Payment Schedule;

          (11) the Transaction Expense Payment Schedule, in form and substance reasonably satisfactory to Parent and otherwise complying with the terms and provisos of Section 2.19;

          (12) a duly executed Executive Officer Release, substantially in the form attached as Exhibit I, from each executive officer and director of the Company; and

          (13) a duly executed employment agreement with (i) Scott Tibbitts for the position of Managing Director of the Company, substantially in the form attached hereto as Exhibit G-1, and (ii) Robert Vacek, for the position of President of the Surviving Corporation, in form and substance to be agreed between Parent and Mr. Vacek (together, the "EXECUTIVE EMPLOYMENT AGREEMENTS").

     (n) As promptly as practicable after the date hereof, the Company shall have delivered or caused to be delivered to Parent a duly executed Standstill and Lock-Up Agreement, substantially in the form of Exhibit H (each, a "STANDSTILL AND LOCK-UP AGREEMENT"), from each Shareholder or other Person (including any Person to be listed as receiving shares of Parent Common Stock on the Transaction Expense Payment Schedule or exercising Company Options in conformity with Section 2.11 and the Shareholder Agent with respect to shares held in the Expense Fund) expected to be entitled to receive 50,000 or more shares of Parent Common Stock at or in connection with the Closing and the payment of Performance Consideration (if any) for FY 2005, pursuant to this Agreement or any Related Agreement.

     Section 6.3 Additional Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions are subject to the fulfillment at or prior to the Closing of each of the following conditions, any or all of which may be waived in writing in whole or in part by the Company to the extent permitted by applicable Law:

     (a) Each of the representations and warranties of or in respect of Parent and Merger Sub contained in Article IV or elsewhere in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, except for representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct as of such date, except for failures of representations and warranties to be true and correct as and as of the dates as aforesaid which are not Material. For the purpose of determining the truth and correctness of such representations and warranties, the Updated Parent Disclosure Schedules, and any


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other  update  or  modification  to  the  Parent  Disclosure  Schedules  made or purported to have been made after the date of this Agreement, shall be disregarded.

     (b) Each of the representations and warranties of or in respect of Parent and Merger Sub contained in Section 4.2, Section 4.3, Section 4.6 and Section 4.7(b), and each of the representations and warranties of or in respect of Parent and Merger Sub contained in Article IV or elsewhere in this Agreement which expressly includes a Knowledge, Actual Knowledge, Material Adverse Effect, or other materiality qualification, shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, except for representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct as of such date. For the purpose of determining the truth and correctness of such representations and warranties, the Updated Parent Disclosure Schedules, and any other update or modification to the Parent Disclosure Schedules made or purported to have been made after the date of this Agreement, shall be disregarded.

     (c) Parent and Merger Sub shall have performed in all material respects (considered collectively and individually) all covenants and obligations in this Agreement required to be performed by Parent or Merger Sub as of the Closing Date.

     (d)  Parent  shall  have  consummated  the  Private  Financing.


     (e) Parent's quantity contract awarded by the Missile Defense Agency on March 31, 2004, shall not have terminated without a successor contract being in effect.

     (f) Parent shall have delivered to the Company an executed officer's certificate, in substantially the form attached hereto as Exhibit E-3, dated the Closing Date, signed by the President and Chief Financial Officer of Parent, certifying the fulfillment of the conditions specified in Section 6.3(a) and
Section  6.3(e),  inclusive.

     (g) Parent shall have delivered or tendered the Closing Consideration required under Article II.

     (h) Parent shall have delivered a duly executed counterpart of each Non-Competition Agreement.

     (i) Parent shall have delivered a duly executed counterpart of each Executive Employment Agreement.

     (j) Sufficient funds to pay the Vectra Loans and Shareholder Loans in full shall have been wired or delivered to the lenders thereunder contemporaneously with the Closing.

     (k) Parent shall have delivered or caused to be delivered to the Company a legal opinion of Sheppard, Mullin, Richter & Hampton LLP, special counsel to Parent, in substantially the form attached hereto as Exhibit D-2.

                                   ARTICLE VII
           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     Section  7.1  Survival  of  Representations,  Warranties  and  Covenants.

     (a) The representations, warranties and certifications of Parent, Merger Sub, the Company and the Key Shareholders contained in this Agreement, or in any


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certificate  or  other  instrument  delivered pursuant to this Agreement by such
Person or on its behalf, shall remain in effect until, and will expire on, the Escrow Termination Date, except that:

          (1) the representations and warranties contained in Section 3.13 (Tax Matters), Section 3.18 (Agreements, Contracts and Commitments - Government Contracts) and Section 4.15(a) (Agreements, Contracts and Commitments - Government Contracts) shall survive until the date three calendar years after the Closing Date;

          (2)  the  representations  and  warranties  contained  in  Section 3.3
     (Capital Structure), Section 3.5 (Authority), Section 3.8(c) (Stock Records), Section 3.8(d) (Shareholder Table), Section 3.31 (Equity Ownership), Section 4.3 (Power and Authority) and Section 4.6 (Capitalization) shall survive until the termination of the statutes of limitations applicable to the subject matter thereof;

          (3) neither the Escrow Termination Date nor any of the other foregoing time limits shall apply to claims based upon fraud or willful misrepresentation; and

          (4) the representation, warranty, covenant or obligation that is the subject matter of a Claim Notice made in accordance with Section 7.1(c) on or before the Escrow Termination Date, or such later date as applies to the survival of such representation, warranty, covenant or obligation pursuant to this Section 7.1(a), shall not so expire with respect to such Claim Notice or any subsequent Claim Notice that is reasonably related to the subject matter of such Claim Notice, but rather shall remain in full force and effect until such time as each and every claim that is based upon has been fully and finally resolved, either by means of a written settlement agreement or by the dispute resolution procedure set forth in Section 7.6.

     (b) The representations, warranties, certifications, covenants and obligations of Parent, Merger Sub, the Company and the Key Shareholders, and the rights and remedies that may be exercised by any Person having a right to indemnification pursuant to this Article VII (collectively, the "INDEMNIFIED PARTIES"), shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any Knowledge of, any of the Indemnified Parties or any of their Representatives.

     (c) For purposes of this Agreement, a "CLAIM NOTICE" relating to a particular representation, warranty, covenant or obligation shall be deemed to have been delivered if any Indemnified Party, acting in good faith, delivers (i) in the case of any claim against or on account of the Company, to the Shareholder Agent and, if a claim is to be made against the Escrow Account, to the Escrow Agent, (ii) in the case of any claim against a Key Shareholder, to such Key Shareholder, or (iii) in the case of any claim against Parent, to Parent; a written notice stating that such Indemnified Party believes that there is or has been a possible breach of such representation, warranty, covenant or obligation and containing (A) a brief description of the circumstances supporting such Indemnified Party's belief that there is or has been such a possible breach; and (B) a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential Losses that have arisen and may arise as a direct or indirect result of such possible breach.

     (d) It is the intent of the Parties that all indemnification obligations under this Article VII shall apply without regard to whether or not (x) the Indemnifying Party was negligent or otherwise at fault in any respect with regard to the existence or occurrence of any of the matters covered by any such indemnification obligation, or (y) the Indemnifying Party otherwise caused or created, or is claimed to have caused or created, the existence or occurrence of any of the matters covered by any such indemnification obligation, whether through its own acts or omissions or otherwise. Notwithstanding the foregoing,


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the indemnification obligation of the Indemnifying Party shall be reduced to the extent  that  the Indemnified Party receives insurance proceeds or other payment
from  a  third  party  that  specifically  covers   the  Losses  for  which  the
Indemnifying Party otherwise would be required to indemnify such Indemnified Party pursuant to this Article VII. If an Indemnified Party receives insurance proceeds or other payment from a third party that specifically covers Losses for which one or more of the Indemnifying Parties previously paid such Indemnified Party pursuant to this Article VII, then such Indemnified Party shall refund to such Indemnifying Parties an amount equal to the lesser of (i) the amount that such Indemnifying Parties previously paid to such Indemnified Party relating to such Losses, and (ii) the amount of such insurance proceeds or other payment.

     Section  7.2  Indemnification;  Escrow  Account;  Expense  Fund.

     (a) The Key Shareholders and other Shareholders agree that from and after the Closing Date, the Key Shareholders and other Shareholders (the "PARENT INDEMNIFYING PARTIES") shall, subject to Section 7.3, indemnify and hold Parent and its Representatives and Affiliates (including the Surviving Corporation) (collectively, the "PARENT INDEMNIFIED PARTIES") harmless against all Losses incurred by the Parent Indemnified Parties directly or indirectly as a result of any material inaccuracy or Breach of a representation, warranty or certification of the Company contained in this Agreement (without giving effect to (i) any Updated Disclosure Schedules, or (ii) to any sections of the Disclosure Schedules, or portions thereof, identified in Section 7.2 of the original Parent Disclosure Schedules delivered on or prior to the date hereof) or any of the Transaction Documents; provided that the Parent Indemnifying Parties shall have no obligation to indemnify or hold the Parent Indemnified Parties harmless against (A) Losses to the extent accrued for in the Closing Balance Sheet, and
(B) Losses arising out of Approved Transactions (other than for any such Losses based on any breach of the representations and warranties made or deemed made by the Company pursuant to Section 5.8 in connection with any Approved Transaction).

     (b) Each Key Shareholder further agrees that from and after the Closing Date, such Key Shareholder shall, subject to Section 7.3 and in addition to its obligations under Section 7.2(a), indemnify and hold the Parent Indemnified Parties harmless against all Losses incurred by the Parent Indemnified Parties directly or indirectly as a result of:

          (1) any material inaccuracy or Breach of a representation, warranty or certification of such Key Shareholder contained in this Agreement (without giving effect to (i) any Updated Disclosure Schedules, or (ii) to any sections of the Disclosure Schedules, or portions thereof, identified in
     Section 7.2 of the original Parent Disclosure Schedules delivered on or prior to the date hereof) or any of the Transaction Documents; or

          (2) any Breach by such Key Shareholder of any covenants applicable to it contained in this Agreement or the Non-Competition Agreement between Parent and such Key Shareholder.

     (c) Parent agrees that from and after the Closing Date, Parent (together with the Parent Indemnifying Parties, the "INDEMNIFYING PARTIES") shall, subject to Section 7.3, indemnify and hold the Shareholders (collectively, the "SHAREHOLDER INDEMNIFIED PARTIES") harmless against all Losses incurred by such Shareholder Indemnified Parties directly or indirectly as a result of any material inaccuracy or Breach of a representation, warranty or certification of Parent or (prior to the Closing) Merger Sub, as the case may be, contained in this Agreement (without giving effect to any Updated Parent Disclosure Schedules) or any of the Transaction Documents.


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     (d)  As  security  for  the  indemnity  provided  to the Parent Indemnified
Parties in this Article VII and by virtue of this Agreement and the Statement of Merger, Parent will deposit the Escrow Stock into the Escrow Account pursuant to the terms set forth in Section 2.17 and the Escrow Agreement.

     (e) As security for the out-of-pocket expenses reasonably incurred by the Shareholder Agent in performing its duties under this Article VII and by virtue of this Agreement, Parent will deposit cash into the Expense Fund pursuant to the terms set forth in Section 2.18 and the Escrow Agreement.

     Section  7.3  Limitation  on  Indemnification.

     (a) Notwithstanding any provision of this Agreement to the contrary, after the Closing Date, the Shareholders and Key Shareholders shall have no obligation to indemnify any Parent Indemnified Parties, and Parent shall have no obligation to indemnify any Shareholder Indemnified Parties, until the aggregate of all Losses suffered by the Parent Indemnified Parties or Shareholder Indemnified Parties, as the case may be, exceeds $100,000 (the "BASKET AMOUNT"), in which case the Parent Indemnified Parties or Shareholder Indemnified Parties, as the case may be, shall be entitled to recover all Losses including the Basket Amount; provided, however, any Losses resulting from a willful or intentional Breach of this Agreement or any Transaction Document or fraud by any Party shall not be subject to such Basket Amount.

     (b) In the event any Parent Indemnified Party shall suffer any Losses for which such Parent Indemnified Party is entitled to indemnification under this
Article  VII,  such  Parent  Indemnified Party shall be entitled to recover such
Losses:

          (1) first, from the Escrow Account pursuant to the terms and conditions set forth in the Escrow Agreement, until no additional amounts remain in the Escrow Account (without consideration of any amounts to be deposited therein at a later date); and

          (2) next, to the extent such Losses shall not have been fully recovered, from the Key Shareholders or any of them (including by set-off against any Shareholder Performance Consideration to be delivered to the Key Shareholders).

     (c) Subject to Section 7.8, (i) the Shareholders shall have no liability for Losses in excess of the Escrow Stock deposited in the Escrow Account under the Escrow Agreement, and (ii) each Key Shareholder shall be liable to the Parent Indemnified Parties for Losses up to the Consideration Received by such Key Shareholder. For purposes of Section 7.3(c), "CONSIDERATION RECEIVED" means, with respect to any Key Shareholder, the excess of (i) the aggregate value of the Shareholder Consideration received from time to time by such Key Shareholder pursuant to this Agreement (for avoidance of doubt, not including any Shareholder Consideration held in the Escrow Account in respect of such Key Shareholder until released therefrom), over (ii) the amount of Taxes actually paid by such Key Shareholder in respect of the Shareholder Consideration received by such Key Shareholder in exchange for such Key Shareholder's shares of Company Common Stock, exclusive of any Taxes paid by such Key Stockholder (A) if the Merger is determined (pursuant to a final determination, as defined in Section 1313(a) of the Code or comparable provisions of state Laws) not to constitute a reorganization within the meaning of Section 368 of the Code, but only with respect to any Claim Notice delivered prior to the date of such determination (any Claim Notice delivered after such determination being subject to the limitations in this Section 7.3(c) without regard to this sub-clause
(A)), or (B) in respect of any other actual or deemed consideration received on the Closing Date in connection with the Merger or the other Transactions, the Merger Agreement or the Related Agreements. For purposes of calculating the value of such Shareholder Consideration consisting of shares of Parent Common


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Stock, (i) shares sold by a Key Shareholder in an arm's length transaction shall be  valued  at  the  lesser  of  (A)  the per-share value calculated pursuant to
Section  2.4(b)  or  Section 2.4(c), as the case may be, at the time issued, and
(B) the greater of (x) the actual per-share value obtained by such Key Shareholder in such sale (as determined by Parent in good faith), and (y) the per-share value calculated pursuant to Section 2.4(b) or Section 2.4(c), as the case may be, at the time issued but without giving effect to any minimum per-share value contained in such subsections, and (ii) all other such shares shall be deemed to have the per-share value calculated pursuant to Section 2.4(b) or Section 2.4(c), as the case may be, at the time issued or to be issued, as the case may be. If Parent recovers any amounts owed by the Key Shareholder hereunder from shares of Parent Common Stock of the Key Shareholder, it may, in its sole discretion, elect to recover first against shares having the lowest per-share value, as determined pursuant to this Section 7.3(c), even if shares of greater value, as so determined, are evidenced by the same or other stock certificates.

     (d) Parent shall have no liability to the Shareholder Indemnified Parties for their aggregate Losses in excess of 50% of the total Shareholder Consideration actually paid in accordance with Article II; provided that, in the event of any Breach of the representations and warranties contained in Section
4.6 (Capitalization) or Section 4.7 (SEC Filings; Financial Statements), Parent shall have liability to the Shareholder Indemnified Parties for their aggregate Losses up to (but no more than) 75% of the total Shareholder Consideration actually paid in accordance with Article II. Parent shall make all payments for its Liabilities under this Article VII to the Shareholder Agent and shall have no obligation or responsibility whatsoever to allocate such payments among the Shareholder Indemnified Parties.

     (e) Subject to Section 7.8 and any claim based on the enumerated representations set forth in Section 7.1(a), no claim for indemnification hereunder or otherwise with respect to a breach of this Agreement may be made by any Indemnified Party after the Escrow Termination Date.

     Section 7.4 Indemnification Procedures. All claims for indemnification under this Article VII shall be asserted and resolved as follows:

     (a)  Third-Party  Claims.

          (1) Notice. In the event (i) Parent becomes aware of a third-party claim that Parent believes may result in a demand against the Escrow Account or a claim against any Key Shareholder pursuant to this Article VII, Parent shall promptly notify the Shareholder Agent of such claim, and
     (ii) the Shareholder Agent becomes aware of a third-party claim that the Shareholder Agent believes may result in a demand against Parent or the Surviving Corporation (as successor to Merger Sub) pursuant to this Article VII (it being understood that each Shareholder who becomes aware of a third-party claim that such Shareholder believes may result in a demand against Parent or the Surviving Corporation (as successor to Merger Sub) pursuant to this Article VII shall promptly notify the Shareholder Agent of such claim), the Shareholder Agent shall promptly notify Parent of such claim; provided in any case that the failure to notify the Shareholder Agent or Parent as aforesaid shall not relieve any Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such third-party claim is prejudiced by the failure to give such notice. For purposes of this Section 7.4(a), Parent (in case of a third-party claim described in clause (i) next above) and the Shareholder Agent (in case of a third-party claim described in clause (ii) next above, as representative for the Shareholders and Key Shareholders) shall be the "INDEMNIFIED PERSON", and the Shareholder Agent (in case of a third-party claim described in clause (i) next above, as representative for the Shareholders and Key Shareholders) and Parent (in case of a third-party claim described in clause (ii) next above) shall be the "PARTY IN INTEREST".


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          (2)  Defense.  If  an  Indemnified Person gives notice to the Party in
     Interest  pursuant  to  Section 7.4(a)(1) of the assertion of a third-party claim, the Party in Interest shall be entitled to participate in the defense of such third-party claim and, to the extent that it wishes (unless
     (i) the Party in Interest is also a Person against whom the third-party claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate, or (ii) the Party in Interest fails to provide reasonable assurance to the Indemnified Person of both (x) its financial capacity to defend such third-party claim, and (y) its ability to provide indemnification, including against the Escrow Account or Shareholder Performance Consideration (if any), if appropriate, with respect to such third-party claim), to assume the defense of such third-party claim with counsel satisfactory to the Indemnified Person. After notice from the Party in Interest to the Indemnified Person of its election to assume the defense of such third-party claim, the Party in
     Interest shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under Article VII for any fees of other counsel or any other expenses with respect to the defense of such third-party claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such third-party claim, other than reasonable costs of investigation. If the Party in Interest assumes the defense of a third-party claim, (A) such assumption will conclusively establish for purposes of this Agreement that the claims made in that third-party claim are within the scope of and subject to indemnification, and (B) no compromise or settlement of such third-party claims may be effected by the Party in Interest without the Indemnified Person's written consent unless (1) there is no finding or admission of any violation of Law or any violation of the rights of any Person, (2) the sole relief provided is monetary damages that are paid in full by the Party in Interest (or, as applicable, the Escrow Account or a Key Shareholder), and (3) the Indemnified Person shall have no liability with respect to any compromise or settlement of such third-party claims effected without its written consent. If notice is given to a Party in Interest of the assertion of any third-party claim and the Party in Interest does not, within ten days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such third-party claim, the Party in Interest shall be bound by any determination made in such
     third-party  claim  or  any   compromise  or  settlement  effected  by  the
     Indemnified Person. The Shareholder Agent, if acting as the Party in Interest pursuant to this Section 7.4(a)(2), shall be entitled to reimbursement from the Expense Account as provided herein.

          (3) Exception. Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a third-party claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Party in Interest, assume the exclusive right to defend, compromise or settle such third-party claim, but the Party in Interest shall not be bound by any determination of any third-party claim (including the Losses incurred in connection therewith) so defended for the purposes of this Agreement or any compromise or settlement effected without its written consent.

          (4) Disputes. Any dispute between the Indemnified Person and the Party in Interest under this Section 7.4(a) shall be resolved pursuant to the dispute resolution procedures described in Section 7.4(b) and Section 7.6

          (5) Finality. In the event that the Shareholder Agent has conducted any defense or consented to any settlement under this Section 7.4(a), neither the Shareholder Agent nor any of the Parent Indemnifying Parties shall have the power or authority to object to the amount of any claim by any Parent Indemnified Party against the Escrow Account, any Key Shareholder or otherwise with respect to such settlement. In the event that Parent has conducted any defense or consented to any settlement under this
     Section  7.4(a), neither Parent nor the Surviving Corporation (as successor


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     to Merger Sub) shall have the power or authority to object to the amount of any claim by any Shareholder Indemnified Party against Parent with respect to such settlement.

     (b)  Non-Third  Party  Claims.

          (1) Parent. In the event a Parent Indemnified Party has a claim hereunder that does not involve a claim being asserted against or sought to be collected by a third party, such Parent Indemnified Party shall with reasonable promptness deliver a Claim Notice with respect to such claim to the Shareholder Agent and, if such Parent Indemnified Party intends to make a claim against the Escrow Account, to the Escrow Agent. If the Shareholder Agent does not notify such Parent Indemnified Party within thirty (30) calendar days from the date of receipt of such Claim Notice that the Shareholder Agent disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Parent Indemnifying Parties hereunder. In case the Shareholder Agent shall object in writing to any claim made in accordance with this Section 7.4(b)(1), the Parent Indemnified Party shall have fifteen (15) calendar days to respond in a written statement to the objection of the Shareholder Agent. If after such fifteen (15) calendar day period there remains a dispute as to any claim, the Parent Indemnified Party and Shareholder Agent shall attempt in good faith for sixty (60) calendar days to agree upon the rights of the respective Parties with respect to each of such claims. If the Parent Indemnified Party and Shareholder Agent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both Parties. If such Parties do not so agree, the Parent Indemnified Party and Shareholder Agent shall resolve such dispute pursuant to Section 7.6.

          (2) Shareholder. In the event a Shareholder Indemnified Party has a claim hereunder that does not involve a claim being asserted against or sought to be collected by a third party, such Shareholder Indemnified Party shall with reasonable promptness notify the Shareholder Agent and the Shareholder Agent shall promptly (and in any event within two business days) deliver a Claim Notice with respect to such claim to Parent. If Parent does not notify the Shareholder Agent within thirty (30) calendar days from the date of receipt of such Claim Notice that Parent disputes such claim, the amount of such claim shall be conclusively deemed a liability of Parent hereunder. In case Parent shall object in writing to any claim made in accordance with this Section 7.4(b)(2), the Shareholder Agent shall have fifteen (15) calendar days to respond in a written statement to the objection of Parent. If after such fifteen (15) calendar day period there remains a dispute as to any claim, the Shareholder Agent and Parent shall attempt in good faith for sixty (60) calendar days to agree upon the rights of the respective Parties with respect to each of such claims. If the Shareholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both Parties. If such Parties do not so agree, the Shareholder Agent and Parent shall resolve such dispute pursuant to Section 7.6.

     (c) Claims Against Escrow Account andShareholder Performance Consideration. If Parent or any Parent Indemnified Party is making a claim against the Escrow Account, the Escrow Agent shall refrain from disbursing any portion of the Escrow Account until resolution of such dispute pursuant to Section 7.4 (including, if applicable, Section 7.6). If Parent or any Parent Indemnified Party is making or planning a claim of set-off against Shareholder Performance Consideration (if any) payable to any Key Shareholders, Parent may retain and refrain from distributing any portion of such Shareholder Performance
Consideration  until  resolution  of such dispute pursuant to Section 7.4(a)(1),
Section  7.4(b)(1)  or,  if  applicable,  Section  7.6.


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     (d)  Failure  to  Provide  Notice.  An  Indemnified Party's failure to give reasonably prompt notice to the Indemnifying Party of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Indemnifying Party.

     Section  7.5  Shareholder  Agent.

     (a) Each of the Shareholders, including each Key Shareholder, has irrevocably appointed and constituted the Shareholder Agent as its exclusive agent, and by virtue of this Agreement the Shareholder Agent is constituted as the agent of all Shareholder Indemnified Parties and Parent Indemnifying Parties, to do the following: (i) to give and receive notices and communications, to agree to, negotiate, enter into settlements and compromises of, make claims and demand arbitration and comply with orders of courts and awards of arbitrators with respect to claims made or any other action to be taken by or on behalf of any Shareholders under this Article VII, and to take all actions necessary or appropriate in the judgment of the Shareholder Agent for the accomplishment of the foregoing, and (ii) the deposit and withdrawal of funds into and from the Expense Fund, and the use of the Escrow Stock as collateral to secure the rights of the Indemnified Parties under this Article VII in the manner set forth herein and in the Escrow Agreement. No bond shall be required of the Shareholder Agent, and the Shareholder Agent shall receive no compensation for its services.

     (b) The Shareholder Agent shall not be liable for any act done or omitted hereunder as Shareholder Agent while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Key Shareholders shall severally indemnify the Shareholder Agent and hold such agent harmless against any loss, liability or expense incurred without bad faith on the part of the Shareholder Agent and arising out of or in connection with the acceptance or administration of the Shareholder Agent's duties hereunder. The Shareholder Agent may recover its reasonable out-of-pocket costs and expenses incurred in connection with the performance of its duties, rights and responsibilities hereunder on behalf of the Shareholders from the Expense Fund, all as provided in Section 2.18 and in the Escrow Agreement.

     Section  7.6  Resolution  of  Conflicts.

     (a) Arbitration. If no agreement can be reached after good faith negotiation between the Parent Indemnified Parties and the Shareholder Agent pursuant to Section 7.4(b)(1), or between the Shareholder Agent and Parent pursuant to Section 7.4(b)(2), the Person defending the claim (the "DEFENDING PARTY"), may, by written notice to the Person asserting the claim (the "PROSECUTING PARTY"), demand arbitration of the matter, which arbitration shall be conducted by a single arbitrator. The Prosecuting Party and the Defending Party shall agree on the arbitrator, provided that if the Prosecuting Party and the Defending Party cannot agree on such arbitrator, either the Prosecuting Party or the Defending Party can request that Judicial Arbitration and Mediation Services ("JAMS") select the arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be written, shall be in accordance with applicable Law and with this Agreement, and shall be supported by written findings of fact and conclusion of law, which shall set forth the basis for the decision of the arbitrator. The decision of the arbitrator as to the validity and amount of any claim in a Claim Notice shall be binding and conclusive upon the Prosecuting Party, the Defending


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Party,  the  Parties,  the  Shareholders,  the  Parent  Indemnified Parties and,
notwithstanding any other provision of this Article VII, the Escrow Agent, if applicable, and each of such Persons shall be entitled to act in accordance with such decision and the Escrow Agent, if applicable, shall be entitled to make or withhold payments out of the Escrow Account in accordance therewith.

     (b) Judgment; Arbitration Expenses. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in San Diego, California under the commercial rules then in effect for JAMS. The non-prevailing party to an arbitration shall pay its own expenses, the fees of the arbitrator, any administrative fee of JAMS, and the expenses, including attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

     Section 7.7 No Contribution. The Shareholder Agent waives, and acknowledges and agrees that it shall not, on behalf of the Indemnifying Parties, or otherwise, have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification or other rights any Indemnified Party may have under or in connection with this Agreement.

     Section 7.8 Fraud; Willful Misrepresentation. Notwithstanding any provision in this Agreement to the contrary, the liability of any Key Shareholder for fraud or willful misrepresentation on the part of such Key Shareholder shall not be subject to any limitations set forth in this Article VII. Without limiting the generality of the foregoing, any claim with respect to such liability need not be presented within the time limits set forth in Section 7.1(a) and shall be subject only to the applicable statutes of limitation, and notwithstanding
Section 7.9, any such claim shall be cumulative to any remedies provided in this
Article  VII.

     Section  7.9  Exclusive Remedies. Except as set forth in Section 2.5(d) and
Section 7.8, the remedies set forth in this Article VII and elsewhere in this Agreement shall be the sole and exclusive remedies of the Parties, the Shareholders and the other Indemnified Parties against any Indemnifying Party, Shareholder or other Party with respect to any claim relating to this Agreement or the Merger and the facts and circumstances relating and pertaining thereto.

     Section  7.10 Purchase Price Adjustment. Any payments made pursuant to this
Article VII shall be treated for tax purposes as an adjustment to the Shareholder Consideration.

                                  ARTICLE VIII
                             POST-CLOSING COVENANTS

     Section 8.1 Parent Board of Directors. Promptly following the Closing, Parent will take any actions necessary so that Scott Tibbitts shall be appointed to the Board of Directors of Parent, subject to the fiduciary obligations of the Board of Directors of Parent under applicable Law.

     Section 8.2 Separate Books and Records. From the Closing until the end of FY 2007 (the "EARNOUT PERIOD"), Parent shall operate the business of the Company at Closing separately and shall maintain separate books and records for such business, such that the financial results of such business can be audited and reported as a separate business unit. Any such successor separate business unit shall for purposes of this Agreement, unless the context requires otherwise, be deemed to be the Surviving Corporation.

     Section 8.3 Operation of Surviving Corporation. During the Earnout Period, Parent shall use its Best Efforts to operate the Surviving Corporation, or cause


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the  Surviving  Corporation  to  be  operated, in conformity with sound business practices. Parent agrees that during the Earnout Period, taking into account the goal of the Shareholders to earn the maximum Performance Consideration available under Article II, it shall make all business decisions which affect the financial or operating results of the Surviving Corporation in good faith, and shall not take any action with the purpose of distorting the operational results of the Surviving Corporation in a manner adverse to the Shareholders. Any dispute regarding compliance by Parent with the terms and provisions of this
Section 8.3, or the remedy or Losses as a result thereof, shall be submitted to dispute resolution under Section 7.6 (as if the dispute had arisen under Section 7.4(a)(1)).

     Section 8.4 Sale of Surviving Corporation. Parent shall not sell all or substantially all of the Surviving Corporation or its business during the Earnout Period (it being understood and agreed that (i) for purposes of Section 2.5(d), the direct or indirect sale or other Transfer of shares of capital stock of the Surviving Corporation in connection with a sale or other Transfer of the capital stock of Parent or all or substantially all of the business or assets of Parent shall be deemed not to be a material Breach of this Section 8.4, and (ii) in the event of a direct sale or other Transfer of shares of capital stock of the Surviving Corporation described in clause (i) next above, Parent shall structure such sale or other Transfer to provide the Shareholders with substantially similar protections and rights as are provided hereunder). No injunctive relief shall be available to prevent a Breach of this Section 8.4.

     Section  8.5  Stock  Options.

     (a) After the Closing, Parent shall cause the compensation committee of its Board of Directors (the "COMPENSATION COMMITTEE"), at its first meeting held following the Effective Time, to take appropriate action to reserve, to the extent from time to time available under the SpaceDev 2004 Equity Incentive Plan (or any other SpaceDev stock or equity plan in effect from time to time), options to buy a number of shares of Parent Common Stock equal to at least 15% of the number of shares of Parent Common Stock issued at Closing for issuance to the executives, managers, employees and consultants from time to time of the Company and, after the Closing, the Surviving Corporation (the "OPTION ELIGIBLE EMPLOYEES"). Following each payment of Performance Consideration described in
Section 2.4(c), Parent shall, subject to the fiduciary duties of the Compensation Committee under applicable Law, cause the Compensation Committee, at its first meeting held after such payment, to take appropriate action to grant options for a number of shares of Parent Common Stock under the SpaceDev 2004 Equity Incentive Plan (or any other SpaceDev stock or equity plan in effect at the time of grant) equal to 15% of the number of shares of Parent Common
Stock issued as part of such Performance Consideration to Option Eligible Employees, with due regard to the joint recommendations of the chief executive officer of SpaceDev and the president of the Surviving Corporation.

     (b) Parent shall seek approval of its shareholders at the Parent Shareholder Meeting to increase the amount of shares available under the SpaceDev 2004 Equity Incentive Plan, or under a new stock or equity plan to be adopted at the Parent Shareholder Meeting, to provide sufficient reserves for the issuance of the options contemplated by this Section 8.5.

     (c) Parent shall grant the options to be granted Option Eligible Employees pursuant to this Section 8.5 on substantially the same terms as are contemporaneously awarded to Parent's officers and employees, including registration of such options, and the shares of Parent Common Stock to be issued upon exercise thereof, under the Securities Act.

     Section 8.6 Capital Investments. After the Closing, Parent shall make working capital investments (the "CAPITAL INVESTMENTS") in the Surviving Corporation of not less than (i) $1,250,000 within thirty days of Closing in respect of FY 2005, and (ii) an additional $1,250,000 no later than the end of FY 2006; provided that Parent shall receive a credit against the required FY 2005 Capital Investment for any payments made by Parent, in its sole discretion,


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at the request of the Company to (i) the Company after the date hereof and prior to Closing, to the extent not reflected as a current liability on the Closing Balance Sheet, (ii) Vectra in respect of the Vectra Loans (other than payments to the extent required by Section 2.3), or (iii) any Person at or in connection with the Closing. Such working capital shall, subject to the foregoing proviso, be used by the Surviving Corporation to implement the Surviving Corporation's strategic plan, ongoing programs and internal initiatives, including a potential relocation to an alternative primary facility in the Boulder or Denver, Colorado metropolitan areas.

     Section 8.7 Continuity of Business Enterprise. Parent intends to either continue the Company's historic business or use a significant portion of the Company's historic business assets in a business (within the meaning of Treasury Regulations Section 1.368-1(d)(1)).

     Section 8.8 Attorney-Client Privilege. The attorney-client privilege of the Company related to the Merger shall be deemed to be the right of the Shareholders, and not that of the Surviving Corporation, following the Closing, and may only be waived by the Shareholder Agent. Absent the consent of the Shareholder Agent, neither Parent nor the Surviving Corporation shall have a right to access attorney-client privileged material related to the Merger following the Closing.

                                   ARTICLE IX
                                    EMPLOYEES

     Section 9.1 Retaining Employees. From the date hereof until the Closing, the Company shall use its Best Efforts to retain its employees and consultants in their employment or consulting relationship, until and following the Closing Date.

     Section 9.2 Employee Benefit Arrangements. In order to secure an orderly and effective transition of the employee benefit arrangements for employees of the Company and their respective beneficiaries and dependents, the Company and its Representatives shall cooperate, before the Closing Date, with Parent to (i) provide to Parent information related to such employees, including employment records, benefits information and financial records, and (ii) take any other actions requested by Parent or Merger Sub with respect to such employees and their respective beneficiaries and dependents.

     Section 9.3 No Benefit to the Company Employees Intended. This Article IX is not intended to, and does not, create any rights or obligations to or for the benefit of any Person other than Parent and Merger Sub.

                                    ARTICLE X
                                   TERMINATION

     Section 10.1 Circumstances for Termination. At any time prior to the Closing Date, this Agreement may be terminated by written notice explaining the reason for such termination (without prejudice to other remedies which may be available to the Parties under this Agreement, at law or in equity):

     (a)  by  the  mutual  written  consent  of  Parent  and  the  Company;

     (b)  by  Parent:

     (1) if the closing condition specified in Section 6.2(n) has not been satisfied within two weeks of the date hereof;


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     (2)  if the Company or any of the Key Shareholders is in Material Breach of
this Agreement, subject to the expiration of any cure period expressly provided herein; or

     (3) if Vectra Bank forecloses or collects on any collateral for any Vectra Loan;

     (c)  by  the  Company:

          (1) if Parent or Merger Sub is in Material Breach of this Agreement, subject to the expiration of any cure period expressly provided herein; or

          (2) if Parent has not held the Parent Shareholders Meeting within forty-five days of the date the SEC declares the Form S-4 effective; and

     (d)  by  either  Parent  or  the  Company:

          (1) if (i) Parent has not received notice from the SEC that the SEC will review the Form S-4 or any other report filed by Parent with the SEC;
     (ii) shares of Parent Common Stock are listed on the American Stock Exchange; (iii) the Closing has not occurred on or prior to December 31, 2005 for any reason; (iv) the terminating Party is not, on the date of termination, in Material Breach of this Agreement; and (v) the terminating Party has not Breached this Agreement in a manner which is responsible for delaying the Closing;

          (2) if (i) the Closing has not occurred on or prior to March 31, 2006 (the "OUTSIDE DATE") for any reason; (ii) the terminating Party is not, on the date of termination, in Material Breach of this Agreement; and (iii) the terminating Party has not Breached this Agreement in a manner which is responsible for delaying the Closing;

          (3) if (i) the satisfaction of a closing condition of the terminating Party in Article VI is impossible; (ii) the terminating Party is not, on the date of termination, in Material Breach of this Agreement; and (iii) the terminating Party has not Breached this Agreement in a manner causing the impossibility of satisfying such closing condition; or

          (4)  pursuant  to  Section  5.15.

     Section 10.2 Effect of Termination. If this Agreement is terminated in accordance with Section 10.1, all obligations of the Parties hereunder shall terminate, except for the obligations set forth in Section 5.5, Article XI and the confidentiality and non-disclosure provisions (and any associated remedies) contained herein. The termination of this Agreement for any reason shall not affect any of Parent's rights under the SpaceDev Loan.

                                   ARTICLE XI
                                  MISCELLANEOUS

     Section 11.1 Entire Agreement. This Agreement and the Related Agreements, and any certificates, schedules and proxies delivered pursuant hereto or thereto, constitute the entire agreement and understanding of the Parties in respect of its and their subject matter and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, (except for the SpaceDev Loan, its ancillary agreements, including that certain Exclusivity Agreement, made effective September 8, 2005, by and between Parent and the Company), to the extent they relate in any way to the subject matter hereof or the transactions contemplated by this agreement.


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     Section  11.2  Parties  In  Interest.  This  Agreement  and the Transaction
Documents shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person (other than Parent Indemnified Persons) any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section  11.3  Assignment;  Amendment.

     (a) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Escrow Agreement shall be assigned without the prior written consent of each other Party; provided, however, that Parent or Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned
Subsidiary of Parent. Any assignment in violation of the preceding sentence shall be null and void and of no force or effect. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

     (b) Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by Parent, the Company (prior to the Closing), the Key Shareholders and the Shareholder Agent.

     Section 11.4 Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) five business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile; provided, however, that the facsimile is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such Party:

If to Parent or Merger Sub (or, after consummation of the Merger, to the Surviving Corporation):

     SpaceDev,  Inc.
     Attn:  Chief  Executive  Officer
     13855  Stowe  Drive
     Poway,  CA  92064
     Tel:  (858)  375-2030
     Fax:  (858)  375-1000

with  copies  (which  will  not  constitute  notice)  to:

     Sheppard,  Mullin,  Richter  &  Hampton  LLP
     Attn:  John  J.  Hentrich,  Esq.
     12544  High  Bluff  Drive,  Suite  300
     San  Diego,  CA  92130-3051
     Tel:  (858)  720-8942
     Fax:  (858)  509-3691

If  to  the  Company  (prior  to consummation of the Merger) or any Shareholder:

     Starsys  Research  Corporation
     Attn:  Scott  Tibbitts,  Chief  Executive  Officer
     4909  Nautilus  Court  North


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     Boulder,  Colorado  80301
     Tel:  (303)  530-1925
     Fax:  (303)  530-2401

with  a  copy  (which  will  not  constitute  notice)  to:

     Holland  &  Hart,  LLP
     Attn:  Betty  Arkell
     555  17th  Street,  Suite  3200
     Denver,  Colorado  80202
     Tel:  (303)  295-8526
     Fax:  (303)  295-8261

If  to  the  Shareholder  Agent:

     Scott  Tibbitts
     7237  Spring  Creek  Circle
     Niwot,  Colorado  80503
     Fax:  (303)  530-2401

If to a Key Shareholder, to the address set forth under such Key Shareholder's name on the signature pages hereof.

Any Party may change its address or fax number for purposes hereof to such other address or fax number as such Party may have previously furnished to the other
Parties  in  writing  in  accordance  with  this  Section  11.4.

     Section 11.5 Specific Performance. Each of the Parties acknowledges and agrees that any Breach or non-performance of, or default under, any of the terms and provisions hereof would cause substantial and irreparable damage to the other Parties, and that money damages would be an inadequate remedy therefor. Accordingly, subject to Section 7.9, each of the Parties agrees that each of them shall be entitled to seek equitable relief, including specific performance and injunctive relief, in the event of any such Breach, non-performance or default in any Action instituted in any court of the United States or any state having competent jurisdiction, or before any arbitrator, in addition to any other remedy to which such Party may be entitled, at law or in equity.

     Section 11.6 Submission to Jurisdiction; No Jury Trial; Service of Process.

     (a) Submission to Jurisdiction. Except as set forth in Section 7.6, each Party submits to the exclusive jurisdiction of the federal courts located in Denver, Colorado, in any Action arising out of or relating to this Agreement, any Transaction Document or any Transaction and agrees that all claims in respect of the Action shall be heard and determined in any such court. Each Party agrees that a final judgment in any Action so brought shall be conclusive and may be enforced by Action on the judgment or in any other manner provided at law or in equity. Each Party waives any defense of inconvenient forum to the maintenance of any Action so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

     (b) Waiver of Jury Trial. THE PARTIES EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS. The scope of this waiver is intended to be all


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encompassing  of  any  and  all  Actions that may be filed in any court and that relate to the subject matter of any Transactions, including, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Parties each acknowledge that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each Party further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of an Action, this Agreement may be filed as a written consent to trial by a court.

     (c) Service of Process. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 11.17. Nothing in this Section 11.6 shall affect any Party's right to serve legal process in any other manner permitted at Law or in equity.

     Section 11.7 Time. Time is of the essence in the performance of this Agreement.

     Section 11.8 Counterparts. This Agreement may be executed in two or more original or facsimile counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

     Section 11.9 Governing Law. This Agreement and the performance of the Transactions and obligations of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts negotiated, executed and to be performed entirely within such State.

     Section 11.10 Expenses. The Company and the Shareholder Agent shall be solely responsible for their respective legal, accounting and other fees and expenses incurred or reasonably expected to be incurred by the Company or the Shareholder Agent in connection with the preparation, execution and delivery of this Agreement and the consummation of the Transactions contemplated hereby, including the preparation and filing of the Form S-4 and the holding of the Company Shareholders Meeting ("EXPENSES"). Parent and Merger Sub shall be solely responsible for their respective Expenses.

     Section 11.11 Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, if any, shall be paid by the Shareholders.

     Section  11.12  Extensions;  Waiver.

     (a) Extension. At any time following the Closing Date, Parent and the Surviving Corporation, on the one hand, and the Shareholder Agent, on the other, to the extent legally allowed, may (i) extend the time for the performance of any of the obligations of the other of them, (ii) waive any inaccuracies in the representations and warranties contained herein or in any certificate,
instrument  or  other  document  delivered  pursuant  hereto,  or   (iii)  waive
compliance with any of the agreements contained herein. Any agreement to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the Person against which enforcement of such extension or waiver is sought.


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     (b) Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, or any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance. No waiver by any party of any default, misrepresentation or breach hereunder, whether intentional or not, shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced, and no such waiver shall be deemed to extend to any prior or subsequent default, misrepresentation or breach hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

     Section 11.13 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof; providedthat if any provision of -------- this Agreement, as applied to any Party or to any circumstance, is adjudged by a Governmental Body, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the Governmental Body, arbitrator, or mediator making such determination shall have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

     Section 11.14 Incorporation of Exhibits and Disclosure Schedules. The Exhibits and the Disclosure Schedules are incorporated herein by reference and made a part hereof.

     Section 11.15 Titles and Headings. The article, section and paragraph titles and headings, and the table of contents, contained herein are inserted purely as a matter of convenience and for ease of reference and shall be disregarded for all other purposes, including the construction, interpretation or enforcement of this Agreement or any of its terms or provisions.

     Section 11.16 Facsimile Execution. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more Parties, and an executed copy of this Agreement may be delivered by one or more Parties by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party, all Parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

     Section 11.17 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement with the assistance of legal counsel, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has Breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to a similar subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in Breach of the first representation, warranty, or covenant. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a)  all  references in this Agreement to designated "Articles," "Sections"
and   other   subdivisions,   or  to   designated  "Exhibits,"   "Schedules"  or


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"Appendices,"  are  to  the designated Articles, Sections and other subdivisions of,  or  the  designated  Exhibits,  Schedules or Appendices to, this Agreement;

     (b) references to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

     (c) references to any agreement, document or instrument means such agreement, document or instrument as Amended and in effect from time to time in accordance with the terms thereof, and shall be deemed to refer as well to all addenda, annexes, appendices, exhibits, schedules and other attachments thereto;

     (d) reference to any Law means such Law as Amended, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive Amendment, codification, replacement or reenactment of such section or other provision;

     (e) references to "dollars" or "cash", and the "$" symbol, are references to the lawful money of the United States of America;

     (f) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding";

     (g) the words "include," "includes," and "including" shall be deemed to be followed by "without limitation";

     (h)  the  term  "or"  shall  not  be  exclusive;

     (i) pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender;

     (j) whenever the singular number is used, if required by the context, the same shall include the plural, and vice versa;

     (k) the words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

     (l) all accounting terms shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP.

     Section 11.18 Definitions. Unless otherwise expressly provided herein, the following terms, whenever used in this Agreement, shall have the meanings ascribed to them below or in the referenced Sections of this Agreement:

     "ACCOUNTS RECEIVABLE" means (i) all trade accounts receivable and other rights to payment from customers of the Company and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of the Company, (ii) all other accounts or notes receivable of the Company and the full benefit of all security


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for  such  accounts or notes, and (iii) any claim, remedy or other right related to  any  of  the  foregoing.

     "ACTION" means any action, appeal, petition, plea, charge, complaint, claim, suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public, private or otherwise, whether at law or in equity), demand, litigation, arbitration, mediation, hearing, inquiry, investigation, audit or similar event, occurrence, or proceeding, in each case commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body, arbitrator or mediator.

     "ACTUAL KNOWLEDGE" of a particular fact or other matter means (i) with respect to an individual, when such individual is actually aware of such fact or other matter, and (ii) with respect to an Entity, if any Person who is serving, or who has at any time served, as a director, officer, management-level employee, partner, executor or trustee of such Entity (or, in all cases above, in any similar or equivalent capacity), or any employee of such Entity charged with responsibility for a particular functional or regional area of such Entity's business or operations, has, or at any time had, Actual Knowledge of such fact or other matter.

     "AFFILIATE" or "AFFILIATED" with respect to any specified Person, means a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For purposes of this definition, "CONTROL" (and its derivatives) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting Equity Interests, as trustee or executor, by contract or credit arrangements or otherwise.

     "AMEND" means, with respect to any Contract or Organizational Document, to amend, supplement, extend, waive a provision of or otherwise modify such Contract or Organizational Document. The terms "AMENDED" and "AMENDMENT" shall have the correlative meanings.

     "APPLICABLE TIME" means (i) with respect to the Form S-4, the time the Form S-4 is filed with the SEC, any time the Form S-4 is amended or supplemented and the time the Form S-4 becomes effective under the Securities Act, (ii) with respect to the Proxy Statement, the date the Proxy Statement or any amendment or supplement thereto is first mailed to the shareholders of Parent and at the time of the Parent Shareholder Meeting, or (iii) with respect to any other document, the date such other document, or any amendment or supplement thereto, is filed with the applicable Governmental Body.

     "BEST EFFORTS" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously and effectively as possible.

     "BREACH" means (a) any breach of, or inaccuracy in, any representation or warranty, (b) any breach or violation of, default under, failure to perform, failure to comply with or failure to notify, or noncompliance with, any covenant, agreement or obligation, or (c) any one or more other Events the existence of which, individually or together, whether unconditionally or with the passing of time or the giving of notice, or both, would (i) constitute a breach, violation, default, failure or noncompliance referred to in clauses (a) and (b) next above, (ii) permit any Person to accelerate any monetary obligation, (iii) permit any Person to abridge, delay, condition, terminate, revoke, rescind or cancel any right, license, liability, debt, power, authority, privilege or obligation, or (iv) require, or permit any Person to require, the payment of a monetary penalty or liquidated damages.

     "CAPITAL LEASE OBLIGATIONS" means a payment obligation under a Lease of Property, real or personal, classified as a capital lease pursuant to FASB Statement of Financial Accounting Standards No. 13, Accounting for Leases (Nov.
1976).


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                                                                     09EY-117690
                                  PAGE

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

     "CLOSING CONSIDERATION" means, collectively, (i) all amounts payable by Parent at the Closing pursuant to Section 2.3, (ii) the Shareholder Closing Consideration, and (iii) the Company Expense Payments to be made at Closing

     "CLOSING DEBT" means the sum of (i) the aggregate amount of "Bank Debt" (as defined in the Intercreditor Agreement), together with any other Liabilities under or in respect of the Vectra Loans, at Closing, plus (ii) the aggregate Liabilities under or in respect of the Shareholder Loans at Closing, plus (iii) the aggregate Liabilities under or in respect of the SpaceDev Loan at Closing.

     "CODE"  means  the  Internal  Revenue  Code  of  1986,  as  amended.

     "COMMITMENT" means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, purchase or acquisition rights, conversion rights, exchange rights, or other Contracts that require an Entity to issue any of its Equity Interests, (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for, in each case with or without consideration, any Equity Interest of an Entity, (c) statutory pre-emptive rights or pre-emptive rights granted under an Entity's Organizational Documents, (d) rights of first refusal, tag-along rights, co-sale rights, drag-along rights, piggyback rights, buy-sell arrangements, or voting agreements, or (e) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to an Entity.

     "COMPANY COMMON STOCK" means the common stock, par value $.0001, of the Company.

     "COMPANY CONTRACT" means any Contract to which the Company or any of its Subsidiaries is a party or signatory or by which any of them is bound, and any Company License.

     "COMPANY EMPLOYEE PLAN" means any plan, program, policy, practice, contract, agreement or other material arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each "employee benefit plan" (within the meaning of Section 3(3) of ERISA) which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate thereof for the benefit of any Employee, or with respect to which the Company or any Affiliate thereof has or may have any liability or obligation.

     "COMPANY EXPENSE PAYMENTS" means all amounts paid, whether in cash or shares of Parent Common Stock and whether at Closing or thereafter, in satisfaction of Company Transaction Expenses pursuant to Section 2.19.

     "COMPANY INFORMATION" means the statements regarding the Company, its operations, business, directors, officers, Subsidiaries and Shareholders contained in the Form S-4 or Proxy Statement.

     "COMPANY INTELLECTUAL PROPERTY" means any Material Intellectual Property Rights that are or are purported to be owned by, licensed exclusively to or otherwise controlled by the Company.

     "COMPANY LICENSES" means the license Contracts or licenses governing or relating to Intellectual Property Rights licensed by the Company or any of its Subsidiaries in writing from third parties, but excluding licenses solely for Excluded Software.


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                                                                     09EY-117690
                                  PAGE

     "COMPANY PRODUCTS" means all products designed, manufactured, shipped, sold, marketed, distributed, licensed, Leased, delivered or introduced into the stream of commerce by or on behalf of the Company, including any such products sold in the United States by the Company as the distributor or agent, or pursuant to any other contractual relationship with an offshore manufacturer, and including all Company Software and all services provided by or through the Company on or prior to the Closing Date.

     "COMPANY SOFTWARE" means any Software constituting Company Intellectual Property.

     "CONFIDENTIAL INFORMATION" means all Trade Secrets and other confidential or proprietary information of a Person disclosing such information (the "DISCLOSING PARTY"), including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, financial projections, cost summaries, pricing formula, contract analyses, financial information, projections, confidential filings with any Governmental Body, and all other confidential concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of the Disclosing Party by its Representatives; providedthat the following information shall not be deemed to be Confidential Information: (i) information which is or becomes available to or known by the public generally through no fault of the Person receiving such information (the "RECEIVING PARTY"); or (ii) information that was in the Receiving Party's possession at the time of disclosure or receipt, as evidenced and verified by prior tangible evidence, and was not acquired under an obligation of confidence or non-disclosure; (iii) information that the Receiving Party demonstrates was rightfully received by it from a third party after the time it was disclosed or obtained from the Disclosing Party, providedthat such third party was not directly or indirectly under an obligation of confidence or non-disclosure with the Disclosing Party at the time of the third party's disclosure to the Receiving Party; or (iv) information that is independently developed by the Receiving Party without use of or reference to the Confidential Information of the Disclosing Party, as evidenced and verified by prior tangible evidence.

     "CONSENT" means any consent, approval, ratification, favorable vote, authorization, waiver, or other similar action.

     "CONTRACT" means any Government Contract, contract, agreement, instrument, commitment, covenant, lease, promise, undertaking or other agreed or consensual obligation, whether written or oral and whether express or implied.

     "COPYRIGHTS" means worldwide (i) registered copyrights in published or unpublished works, mask work rights and similar rights, including rights created under Sections 901-914 of Title 17 of the United States Code, mask work registrations, and copyright applications for registration, including any renewals thereof, and (ii) copyrightable works and other rights of authorship in published or unpublished works.

     "CURRENT BALANCE SHEET" means (i) on the date hereof until the delivery of the balance sheet described in clause (ii) of this definition, the balance sheet described in Section 3.9(ii)(A), (ii) upon the certification and delivery thereof to Parent until the Closing Date, the balance sheet described in Section 5.15, and (iii) on and after the Closing Date, the balance sheet described in
Section  3.9(ii)(B)

     "CURRENT BALANCE SHEET DATE" means the date of the Current Balance Sheet from time to time.

     "DEBT" means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, including bank loans, mortgages, notes payable and earnouts payable, and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or Securities, in each case together with any interest, fees, prepayment penalties or other amounts due in respect thereof, (ii) all obligations of such Person to pay the deferred purchase price of property or services, including Lease obligations, except trade accounts payable arising in the Ordinary Course of Business, and (iii) all


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                                                                     09EY-117690
                                  PAGE

obligations of such Person to purchase Securities which arise out of or in connection with the sale of the same or substantially similar Securities.

     "DISCLOSING PARTY" has the meaning ascribed to such term in the definition of the term "Confidential Information".

     "DISSENTING SHAREHOLDERS" means shareholders of the Company who are "Dissenters" (as defined in Sec. 7-113-101 of the CBCA), or are otherwise duly exercising dissenters' rights under applicable Law, in respect of the Merger.

     "DISSENTING SHARES" means the shares of Company Common Stock as to which a Dissenting Shareholder has exercised such Person's right to dissent.

     "EMPLOYEE" means any current or former employee, consultant or director of the Company or any Affiliate.

     "EMPLOYEE AGREEMENT" means each management, employment, severance, consulting, or similar Contract between the Company and any employee, consultant, independent contractor, or other individuals providing services thereto pursuant to which the Company has or may have any Liability.

     "EMPLOYEE BENEFIT PLAN" means each plan, program, policy, payroll practice, contract, agreement (including Employee Agreements), or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock related awards, fringe benefits, or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA and each "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

     "EMPLOYEE PENSION PLAN" means any Employee Benefit Plan that is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA.

     "ENCUMBRANCE" means, with respect to any Property, any Order, Lien, easement, right of way, encroachment, servitude, right of first option, right of first refusal or similar restriction, community or other marital property interest, condition, equitable interest, license, encumbrance or other binding restriction of any kind (including restrictions on use, Transfer, receipt of income or exercise of any other attribute or indicia of ownership) on such Property or any interest therein or right thereto, whether directly or indirectly (through one or more intermediary Persons or otherwise), whether voluntarily, involuntarily or by operation of law, and, where applicable, any restriction on voting thereof or receipt of income thereon and any Commitments in respect thereof; providedthat Transfer restrictions under federal and state securities and "blue sky" laws and regulations shall be deemed not to be an Encumbrance. The term "Encumber" has the correlative meaning.

     "ENFORCEABLE" means, with respect to any Contract and any Person, that such Contract is the legal, valid, and binding obligation of such Person enforceable against such Person in accordance with its terms, except as such enforceability may be subject to the effects of, or limited by, bankruptcy, insolvency, reorganization, moratorium, or other Laws relating to or affecting the rights of creditors, and general principles of equity.

     "ENTITY" means any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint


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                                                                     09EY-117690
                                  PAGE

venture, estate, trust, company (including any limited liability company or joint stock company), firm, labor organization, unincorporated organization, or other enterprise, association, organization or business entity.

     "ENVIRONMENT" means soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

     "ENVIRONMENTAL, HEALTH AND SAFETY LIABILITIES" means any costs, damages, expenses, Liabilities, or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to (i) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product), (ii) any Orders or Losses arising under any Environmental Law or Occupational Safety and Health Law, (iii) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions ("Cleanup") required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages, or
(iv) any other compliance, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law. For purposes of this Agreement, the terms "removal," "remedial" and "response action" include the types of activities covered by CERCLA.

     "ENVIRONMENTAL LAW" means any Law that requires or relates to (i) advising appropriate authorities, employees or the public of intended, threatened or actual Environmental Releases of Materials of Environmental Concern, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment, (ii) preventing or reducing to acceptable levels the
Environmental Release of Materials of Environmental Concern into the Environment, (iii) reducing the quantities, preventing the Environmental Release or minimizing the hazardous characteristics of wastes that are generated, (iv) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of, (v) protecting the Environment, resources, species or ecological amenities, (vi) reducing to acceptable levels the risks inherent in the transportation of Materials of Environmental Concern, (vii) cleaning up Materials of Environmental Concern that have been Environmental Released, preventing the Threat of Release or paying the costs of such clean up or prevention, (viii) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets, or (ix) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern or the protection of human health or the Environment.

     "ENVIRONMENTAL PROPERTY" means any Facility or other property or asset (whether real, personal or mixed) in which the Company has or had an interest.

     "ENVIRONMENTAL RELEASE" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property.

     "EQUITY INTEREST" means (a) with respect to a corporation, any and all shares of capital stock and any Commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust, or similar Person, any and all units, interests, or other partnership/limited liability company interests, and any Commitments with respect thereto, and (c) any other direct or indirect equity ownership, participation or interest in a Person.


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                                                                     09EY-117690
                                  PAGE

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ESCROW AGENT" means the escrow agent appointed by Parent to act as escrow agent under the Escrow Agreement, together with its successors as escrow agent thereunder.

     "ESCROW  TERMINATION  DATE"  means  the  last  day  of  the  Escrow Period.

     "EVENT" means any act, omission, occurrence, circumstance, condition or other event.

     "EXCHANGE  ACT"  means  the  Securities  Exchange  Act of 1934, as amended.

     "EXCLUDED SOFTWARE" means any Software or rights thereto which (a) the Company has purchased or licensed for less than a total annual aggregate cost for all copies owned, licensed or used by the Company of $25,000, and (b) either
(1) is subject to a "shrink wrap" or similar commercial end-user licenses or commodity type licenses widely available to the public generally, or (b) consists of non-customized third-party Software licensed to the Company for internal use on a non-exclusive basis and which is generally available to other Persons, including the Surviving Corporation, on substantially similar terms and conditions.

     "FACILITIES" means any real property, leasehold or other interest in real property currently owned, operated, occupied or Leased by the Company, including the Tangible Personal Property used, operated or Leased by the Company at the respective locations of the leased real property specified in Section 3.15(a) of the Disclosure Schedules. Notwithstanding the foregoing, for purposes of the definitions of "Hazardous Activity" and "Remedial Action" and Section 3.24, Facilities means any real property, leasehold or other interest in real property currently or formerly owned, operated, occupied or Leased by the Company, including the Tangible Personal Property used, operated or Leased by the Company at the respective locations of such real property.

     "FIDUCIARY"  means  "fiduciary",  as  defined  in  ERISA  Section  3(21).

     "FINANCIALS" means the balance sheets and statements of income and cash flows described in Section 3.9 and Section 5.15.

     "FOREIGN EXPORT AND IMPORT LAWS" means the laws and regulations of a foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country and to parties not of the foreign country.

     "FORM S-4" means the registration statement on Form S-4 to be filed by Parent with the SEC in connection with the issuance of the shares of Parent
Common  Stock  in  the  Merger.

     "FY 2005" means the fiscal year of the Surviving Corporation ended December 31, 2005.

     "FY 2006" means the fiscal year of the Surviving Corporation ended December 31, 2006.

     "FY 2007" means the fiscal year of the Surviving Corporation ended December 31, 2007.

     "GAAP" means United States generally accepted accounting principles for financial reporting, as in effect from time to time.

     "GOVERNMENT" means any agency, division, subdivision, audit group, or procuring office of the United States federal government, including the employees or agents thereof.


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                                                                     09EY-117690
                                  PAGE

     "GOVERNMENT CONTRACT" means any prime contract, subcontract, basic ordering agreement, letter contract, purchase order or delivery order of any kind.

     "GOVERNMENTAL BODY" and "GOVERNMENT BODIES" means any (i) nation, state, county, city, town, borough, village, district or other jurisdiction, (ii) federal, state, local, municipal, foreign or other government, (iii) governmental or quasi-governmental authority of any nature (including any legislature, agency, board, bureau, branch, department, division, commission, court, tribunal, magistrate, justice or other entity exercising governmental or quasi-governmental powers), (iv) multi national organization or body, (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, military, regulatory or taxing authority or power, or (v) official of any of the foregoing.

     "GOVERNMENTAL PERMIT" means any permit, license, certificate, Consent, clearance, accreditation, or other similar authorization required by any Law or Governmental Body.

     "GUARANTEE" means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing or insuring any Debt or Capital Lease Obligation.

     "HAZARDOUS ACTIVITY" means the distribution, generation, handling, importing, exporting, management, manufacturing, processing, production, refinement, Environmental Release, sale, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about or from any of the Facilities or any part thereof into the Environment and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm, to Persons or property.

     "HAZARDOUS MATERIALS" means any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, and including radioactive materials, petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

     "INDEBTEDNESS" means all Debt or Capital Lease Obligation of the Company as of the Closing, including any prepayment or similar fees or charges related to the retirement or termination of bank Debt of the Company which will be discharged or satisfied at or in connection with the consummation of the Transactions.

     "INTELLECTUAL PROPERTY RIGHTS" means Patents, Trademarks, Copyrights, Owned Rights and Proprietary Information, and includes any rights to exclude others from using or appropriating any Intellectual Property Rights, including the rights to sue for or assets claims against and remedies against past, present or future infringements of any or all of the foregoing and rights of priority and protection of interests therein, and any other proprietary, intellectual property or other rights relating to any or all of the foregoing anywhere in the world; provided that "Intellectual Property Rights" shall excluded any rights for which a license is merely implied by the sale of a product.

     "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement, dated as of September 8, 2005, by and among Vectra, Parent and the Company.

     "IRS" means the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.


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                                                                     09EY-117690
                                  PAGE

     "KNOWLEDGE" of a particular fact or other matter means when: (i) an individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a comprehensive investigation concerning the existence of such fact or other matter. If any individual who is serving, or who has at any time served, as a director, officer, management-level employee, partner, executor or trustee of such Person (or, in all cases above, in any similar or equivalent capacity), or any employee of such Person charged with responsibility for a particular functional or regional area of such Person's business or operations, has, or at any time had, Knowledge of such fact or other matter.

     "LAW" means any federal, state, local, domestic, foreign, international or multi national law (statutory, common, or otherwise), constitution, treaty, order, writ, injunction, decree, award, stipulation, ordinance or administrative doctrine, ordinance, equitable principle, code, rule, regulation, executive order, request, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Body, each as amended.

     "LEASE" means any lease of real or personal property or any lease or rental agreement, license, right to use or installment and conditional sale agreement to which the Company is a party or subject, and any other Contract of the Company pertaining to the leasing or use of any Tangible Personal Property. The terms "LEASE" and "LEASED" used as a verb shall have the correlative meanings.

     "LIABILITY" or "LIABLE" means any liability or obligation of any kind, character or description, whether known or unknown, absolute or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, conditional or unconditional, accrued or unaccrued, liquidated or unliquidated, vested or unvested, joint or several, due or to become due, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on financial statements.

     "LICENSES" means, collectively, all Company Licenses and all Third-Party Licenses.

     "LIENS" means, in respect of any Property, any security interest, deed of trust, mortgage, pledge, lien, statutory liens of any kind or nature, hypothecation, charge, claim, lease or other similar interest or right in respect of such Property.

     "LOSSES" means, without duplication, all damages, losses (including loss due to business interruption or operation shutdowns, increased costs of operation, the loss of any available tax deduction, and including special, exemplary, punitive or incidental loss or damage), deficiencies, costs of mitigation or avoidance, Liabilities, expenses of whatever nature, costs (including increased costs of business or operations), obligations, fines, interest, penalties, and payments, whether incurred by or issued against a Person, including (i) with respect to environmental liabilities and losses, clean-up, remedial correction and responsive action, and (ii) with respect to any Action or threatened Action, amounts paid in defense, settlement and discovery, costs associated with obtaining injunctive relief, administrative costs and expenses, reasonable fees and expenses of attorneys, expert witnesses, accountants and other professional advisors, and other out-of-pocket costs of investigation, preparation, and litigation in connection therewith. In computing the amount of Losses, no offset shall be taken into account for tax savings, insurance benefits (except as set forth in Section 7.1(d)) or similar reductions for Losses.

     "MARKS" means all fictitious business names, corporate names, trade names, registered and unregistered trademarks and service marks, logos, product names and slogans, Internet domain names, and trade dress rights, worldwide, including any and all common law rights, registrations and applications (including intent to use applications) for registration of any of the foregoing, and the goodwill associated with all of the foregoing.


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                                                                     09EY-117690
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     "MASK  WORKS"  means  mask  work  and  similar rights, worldwide, including rights created under Sections 901-914 of Title 17 of the United States Code, including all registrations and applications to register any of the foregoing, and any other rights protecting integrated circuit or chip topographies or designs.

     "MATERIAL" or "MATERIALLY" means, with respect to any Event, effect, violation or Breach, any of the foregoing which, alone or in combination with any other Events, effects, violations or Breaches, is reasonably likely to result in or have a Material Adverse Effect, taken as a whole, on the Company.

     "MATERIAL ADVERSE EFFECT" means, with respect to any Event, effect, violation or Breach and any Party, that the effect thereof, alone or in combination with any other Events, effects, violations or Breaches, is or is reasonably likely to be materially adverse to the business, prospects, operations, condition (financial or otherwise), assets, capitalization, equity ownership, Properties or Liabilities of such Party; provided that, without limiting the generality of, or implying a measure for, any of the foregoing, losses to the Company in excess of $50,000 shall be deemed to be materially adverse to its financial condition; and provided, further, that for purposes of construing the terms "Material" and "Material Adverse Effect" as used in Article VI (and only as used in Article VI), only Losses in excess of 10% of the Shareholder Closing Consideration shall be deemed "materially adverse", as reasonably calculated, in light of the probabilities and uncertainties of such Losses in fact occurring and the magnitude thereof, by Parent (in the case of Section 6.2) and the Company (in the case of Section 6.3) (it being agreed and understood that, for purposes of this proviso, Losses related to customer
Contracts shall be calculated as any decrease in the margin between gross revenues from such Contract less the costs and expenses, including properly allocated general, overhead and administrative expenses, of performing under such Contract and less the costs of goods sold under such Contract).

     "MATERIAL COMPANY CONTRACT" means (i) any Contract which generated in FY 2005, or can reasonably be expected to generate in FY 2006, $200,000 or more of revenues or expected revenues, as the case may be, for such fiscal year, and
(ii) any Company License licensing or governing Material Intellectual Property Rights.

     "MATERIAL EXCLUDED SOFTWARE" means Excluded Software which would constitute Material Intellectual Property Rights but for the express exclusion from the definition thereof.

     "MATERIAL INTELLECTUAL PROPERTY RIGHTS" means all Intellectual Property Rights, other than Excluded Software, which (a) are licensed to or sold, licensed, owned, used or otherwise exploited by the Company or any of its Subsidiaries, and (b) in the Company's reasonable determination, are necessary for the conduct of the respective businesses of the Company or its Subsidiaries as presently conducted or proposed to be conducted. For purposes of this definition of "Material Intellectual Property Rights", Intellectual Property Rights shall be deemed "necessary for the conduct of the business" of the Company or any of its Subsidiaries if their inability to sell, license, use or otherwise exploit such Intellectual Property Rights, individually or together with other Intellectual Property Rights, would be reasonably likely to cause a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

     "MATERIAL INTEREST" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of an Entity or Equity Interests representing at least ten percent (10%) of the outstanding Equity Interests in an Entity.

     "MATERIALS OF ENVIRONMENTAL CONCERN" means chemicals, pollutants, pollution, contaminants, wastes, Hazardous Materials and any other substance that is now or hereafter regulated by any applicable Environmental Law or that is otherwise a danger to health, reproduction or the Environment.


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                                                                     09EY-117690
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     "MERGER  CONSIDERATION" means, collectively, (i) the Closing Consideration, and  (ii)  the  Performance  Consideration.

     "MULTIEMPLOYER  PLAN"  is  defined  in  ERISA  Section  3(37).

     "OCCUPATIONAL SAFETY AND HEALTH LAW" means any Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act of 1970, as amended.

     "ORDER" means any order, ruling, decision, verdict, decree, writ, subpoena, award, judgment, injunction, assessment, or other similar determination or finding by, before, or under the supervision of any Governmental Body, arbitrator or mediator.

     "ORDINARY COURSE OF BUSINESS" means, with respect to any action by any Person, that such action (i) is consistent in nature, scope, quality, frequency and magnitude with the past customs and practices of such Person, to the extent practicable if such Person has a rapidly growing business, and is taken in the ordinary course of the normal, day-to-day operations of such Person, and (ii) does not require authorization by the board of directors (or any committee thereof) or shareholders of such Person (or by any Person or group of Persons exercising similar authority) or by the chief executive officer, chief operating officer, president or any other officer performing substantially similar functions of such Person.

     "ORGANIZATIONAL DOCUMENTS" means, with respect to any Entity, (i) if a corporation, the articles or certificate of incorporation and the bylaws, (ii) if another type of Entity, any other charter, regulations or similar document, including Contracts, adopted or filed in connection with the creation, formation or organization of such Entity, in each case as Amended.

     "OTHER IP" means moral rights, publicity rights and any other proprietary, intellectual or industrial property or similar intangible rights of any kind or nature, worldwide, that do not comprise or are not protected by Marks, Patents, Copyrights, Trade Secrets or Mask Works, including, to the extent not so covered, software and websites (including all related computer code and content).

     "OTCBB"  means  the  OTC  Bulletin  Board.

     "OWNED RIGHTS" means worldwide (i) Internet domain names; (ii) website content; (iii) toll-free telephone numbers; and (iv) moral rights and publicity rights; in each case (A) owned, purported to be owned, licensed exclusively to or otherwise controlled by the Company or any of its Subsidiaries, and (B) to the extent the same does not comprise or is not protected by Copyrights, Patents or Trademarks.

     "PARENT  COMMON STOCK" means the common stock, par value $.0001, of Parent.

     "PATENTS" means worldwide patents, patent applications, invention disclosures and other rights of invention, filed with any Governmental Body, and all reissues, divisions, renewals, extensions, provisional, continuations and continuations-in-part thereof and all reexamined patents or other applications or patents claiming the benefit of the filing date of any of the foregoing.

     "PERSON"  means  any  individual,  Governmental  Body  or  Entity.

     "PRIVATE FINANCING" means a private financing of debt or equity securities by Parent of at least $4.5 million in gross proceeds made on or before the Closing Date.

     "PROHIBITED TRANSACTIONS" is defined in ERISA Section 406 and Code Section 4975.


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                                                                     09EY-117690
                                  PAGE

     "PROPERTY" means any present or future, legal or equitable, vested or contingent right to or interest in any fixture, real property, personal property or any other property or asset, including goods, leases, securities (whether or not certificated), commercial paper, financial assets, commodities, accounts, equipment, chattel paper, derivatives, instruments, money, claims, licenses, Contracts, Intellectual Property Rights, royalties and general intangibles, and any proceeds of any of the foregoing.

     "PROPRIETARY INFORMATION" means worldwide Confidential Information or Trade Secrets, including technical information, inventions and discoveries (whether or not patentable and whether or not reduced to practice) and improvements thereto, know-how, processes, discoveries, developments, designs, techniques, marketing and purchasing strategies, plans, schematics, drawings, blue prints, formulae, formulas, patterns, compilations, databases, specifications, research and development information, data bases, computer programs (including source code, scripts and interpreted instruction sets), technical data, inventions, algorithms, concepts, ideas, devices, methods, processes, technical data, data and other and other proprietary or confidential information or intellectual property rights, whether business, technical or otherwise, including emails and other electronic communications, such as instant messenger logs and website submissions, website usage information, customer complaints and feedback, customer and supplier lists and related information, pricing and cost information, promotional ideas, advertising statistics, product roadmaps and financial, business and marketing plans, data, specifications, technical data, schematics, know-how and information.

     "PROXY STATEMENT" means the proxy materials which shall constitute the joint proxy statement and prospectus in connection with the Form S-4 and the Merger.

     "RECEIVING PARTY" has the meaning ascribed to such term in the definition of the term "Confidential Information".

     "REGISTERED INTELLECTUAL PROPERTY RIGHTS" means, with respect to any Person, Intellectual Property Rights owned or purported to be owned by such Person that have been issued, registered, filed, certified or otherwise perfected by recordation, or are currently pending, by or with any Governmental Body anywhere in the world.

     "RELATED AGREEMENTS" means the Escrow Agreement, the Company Voting Agreements, the Parent Voting Agreements, the Statement of Merger, the Non-Competition Agreements, the Executive Employment Agreements, the Standstill and Lock-Up Agreements and any other agreement delivered at the Closing.

     "RELATED PARTY" means, (A) with respect to any individual, (i) each other member of such individual's Family, (ii) any Entity that is directly or indirectly controlled by any one or more members of such individual's Family, and (iii) any Entity with respect to which one or more members of such individual's Family has either a Material Interest or serves as a director, officer, member, partner, executor or trustee (or in a similar capacity), and
(B) with respect to any Entity, (i) any Affiliate of specified Entity, and (ii) each Person that either has a Material Interests, serves as a director, officer, employee, partner, manager, member, executor or trustee (or in a similar capacity) of such specified Entity.

     "REMEDIAL ACTION" means all actions, including any capital expenditures, required (i) to clean up, remove, treat or in any other way address any Materials of Environmental Concern or other substance, (ii) to prevent the
Environmental  Release  or   Threat  of  Release  or  to  minimize  the  further
Environmental Release of any Materials of Environmental Concern or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the Environment, (iii) to perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) to bring all

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                                                                     09EY-117690
                                  PAGE

Facilities  and  the   operations   conducted   thereon  into  compliance   with
Environmental  Laws  and  environmental  Governmental  Permits.

     "REPRESENTATIVES" means, with respect to any Person, such Person's officers, directors, employees, managers, consultants, contractors, agents, financial, banking and legal advisors or other representatives.

     "RESTRICTED  TERRITORY"   means   every   state,   territory,   country  or
jurisdiction in which the Company has carried on business prior to the Closing Date.

     "SEC"  means  the  United  States  Securities  and  Exchange  Commission.

     "SECURITIES  ACT"  means  the  Securities  Act  of  1933,  as  amended.

     "SECURITIES" means any stock, capital stock or similar security, shares, partnership (general or limited) interests, membership or limited liability company interests or units, interests in a joint venture, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement or business trust, voting trust certificate, investment contract, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificates of interest or participations in, temporary or interim certificates for, receipt for, guarantees of, warrants or rights to subscribe to, purchase or otherwise acquire, or any other Commitments, puts or other options, futures, or certificate  of  deposit  for,  any  of  the  foregoing.

     "SECURITY INTEREST" means any Lien, except for (i) liens for taxes, assessments, governmental charges, or claims that are being contested in good faith by appropriate Actions promptly instituted and diligently conducted and only to the extent that a reserve or other appropriate provision, if any, has been made on the face of the Company Financial Statements in an amount equal to the Liability for which the lien is asserted, (ii) statutory liens of landlords and warehousemen's, carriers', mechanics', suppliers', materialmen's, repairmen's or other like liens (including Contractual landlords' liens) arising in the Ordinary Course of Business and with respect to amounts not yet delinquent, or with respect to amounts being contested in good faith by appropriate  proceedings,  and  (iii)  liens  incurred  or  deposits made in the
Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other similar types of social security.

     "SHAREHOLDER CLOSING CONSIDERATION" means all of the consideration payable by Parent at the Closing pursuant to Section 2.4(a) or Section 2.4(b) (for avoidance of doubt, exclusive of any Company Expense Payments to be made at Closing).

     "SHAREHOLDER CONSIDERATION" means the Shareholder Closing Consideration and Shareholder Performance Consideration (if any) for each Performance Period, inclusive of portions thereof released from the Escrow Account from time to time.

     "SHAREHOLDER LOANS" means (i) the loan evidenced by that certain Subordinated Promissory Note, dated July 22, 2005, from the Borrower to Ted Tibbitts, in the principal amount of $100,000; (ii) the loan evidenced by that certain Subordinated Promissory Note, dated July 22, 2005, from the Borrower to Steve Tibbitts, in the principal amount of $100,000; (iii) the loan evidenced by that certain Subordinated Promissory Note, dated July 22, 2005, from the Borrower to Jack Tibbitts, in the principal amount of $100,000; and (iv) the loan evidenced by that certain Subordinated Promissory Note, dated July 22, 2005, from the Borrower to Frank Tai, in the principal amount of $500,000.


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                                                                     09EY-117690
                                  PAGE

     "SHAREHOLDERS" means all of the shareholders of the Company from time to time, other than Dissenting Shareholders who do not hold any shares of Company Common Stock other than Dissenting Shares.

     "SOFTWARE" means any software or computer program, including firmware and other software embedded in hardware devices, whether in the form of source code, assembly code, script, interpreted language, instruction sets or binary or object code (including compiled and executable programs), including any library, component or module of any of the foregoing, together with (i) any related default configuration files, (ii) runtime data, files and objects, such as icons, buttons, configuration files and the like, needed for the proper operation of the Software, (iii) screens, user interfaces, report formats, templates and menus, and (iv) user documentation and help files, including with regard to any command-line options and switches. With respect to source code, "Software" also includes (i) all code written in any programming language or scripting language, (ii) developer comments, (iii) associated header or interface definition files, (iv) IDE configuration or project files and the like, (v) compilation or build files, scripts or tools, including makefiles,
(vi) API and class documentation, Gantt charts and other diagrams, materials or other documentation explaining the structure, flow controls, class hierarchy, algorithms, data structures, API or composition of such source code, (vii) compilation or build instructions (whether meant for use by developers or compilation or build programs, scripts or tools), (viii) interpreted data, icons, buttons and other images, files, materials and data used in the generation of the executable or needed for the proper execution or use of the Software, and (ix) any design notes and material proprietary information or algorithms contained in or relating to such source code.

     "SPACEDEV LOAN" means (i) that certain Loan Agreement, dated September 8, 2005, by and between Parent and the Company, and (ii) that certain Secured Promissory Note dated September 8, 2005 issued pursuant such Loan Agreement.

     "STOCK BONUS PLAN" means the separate plan incorporating certain accounts, attributable to investments of monies in the Company's 401(k) and Stock Bonus Plan, dated August 4, 1997, as amended, which was spun-off therefrom by the Board of Directors effective as of October 21, 2005.

     "SUBSIDIARY" means, with respect to any Person: (a) any corporation in which a controlling interest in the total voting power of all classes of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors is owned by such Person directly or through one or more other Subsidiaries of such Person and (b) any Person other than a corporation of which at least a controlling interest of the Equity Interests (however designated) entitled (without regard to the occurrence of any contingency) to vote in the election of the governing body, partners, managers, or others that will control the management of such entity is owned by such Person directly or through one or more other Subsidiaries of such Person.

     "TANGIBLE PERSONAL PROPERTY" means all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than inventories) of every kind owned or leased by the Company, wherever located and whether or not carried on the Company's books.

     "TAX" or, collectively, "TAXES," means (i) any and all taxes, including federal, foreign, territorial, provincial, regional, state, city, municipal, county, possession and local taxes, assessments and other governmental charges, levies, fees, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use, capital, occupation and volume, quantity or weight of hazardous wastes generated or disposed of, and value added, ad valorem, transfer, registration, stamp, estimated, franchise, inventory, withholding, payroll, recapture, employment, windfall profits, property, GST, capital, severance, premium, customs, duties and excise taxes,


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                                                                     09EY-117690
                                  PAGE

retail sales, goods and services, commodity, harmonized, health, education, social service, estate, succession, death, interest equalization, severance, license, payroll, business, branch, premium, environmental, disability, employee's income withholding, worker's compensation, employment insurance, unemployment insurance, social insurance, health insurance and social security taxes together with all interest, penalties and additions imposed with respect to such amounts by any taxing authority (domestic or foreign) and any obligations under any Contracts with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity, including transferee liability, (ii) any liability for the payment of any amounts of the type described in clause (i) next above as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clauses
(i) or (ii) next above as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any Contract with any other Person with respect to such amounts.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes required to be filed with any Governmental Body, including any schedule or attachment thereto, and including any amendment thereof.

     "TECHNOLOGY" means (A) the Company Products currently provided or proposed to be provided (including those under development) by the Company in connection with its business, and (B) the technology, tools, materials, products (other than Excluded Software) and services used or proposed to be used in the operation of the business of the Company.

     "THIRD-PARTY LICENSES" means the Contracts or licenses governing or relating to Intellectual Property Rights licensed by the Company or any of its Subsidiaries in writing to third parties.

     "THREAT OF RELEASE" means a reasonable likelihood of an Environmental Release that may require action in order to prevent or mitigate damage to the public health or welfare or the Environment that may result from such Environmental Release.

     "TRADE  SECRETS"  means  all  confidential  or  proprietary  inventions and discoveries (whether or not patentable or whether or not reduced to practice), improvements thereto, trade secrets, know-how, concepts, ideas, devices, methods, processes, designs, plans, schematics, drawings, blue prints, source code, interpreted instruction sets, formulae, formulas, patterns, compilations, databases, technical data, data, specifications, research and development information, data bases and other proprietary or confidential information, whether business, technical or otherwise, including emails and other electronic communications, such as instant messenger logs and website submissions, customer complaints and feedback, customer and supplier lists and related information, pricing and cost information, advertising statistics, website user information, technology, product roadmaps, and financial, sales, business and marketing plans, data, specifications, technical data, schematics and information; which in each case have some value and which a reasonably prudent Person would maintain in confidence.

     "TRADEMARKS" means worldwide (i) registered trademarks and service marks and registrations and applications for such registrations, (ii) unregistered trademarks and service marks, trade names, fictitious business names, corporate names, trade dress, logos, product names and slogans, including any common law rights; in each case together with the goodwill associated therewith.

     "TRANSFER" means, with respect to any Property, to sell, deed, dividend, distribute (including upon liquidation or distribution), exchange, convey, consign, negotiate, gift, devise, bequeath, pass by intestate succession, assign, issue, or otherwise alienate, transfer or dispose of such Property or any interest therein or right thereto, whether directly or indirectly (through


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                                                                     09EY-117690
                                  PAGE

another Person or otherwise), whether voluntarily, involuntarily or by operation of law, and whether with or without consideration. The terms "TRANSFERRED" and "TRANSFERRING" shall have the correlative meanings

     "TRANSACTION DOCUMENTS" means this Agreement, the Related Agreements and any certificates, instruments or documents delivered pursuant to or in connection with this Agreement, any Related Agreement or any Transaction.

     "TRANSACTIONS"  means  all  of   the   transactions  contemplated  by  this
Agreement,  including  the  Merger.

     "TREAS. REG." or "TREASURY REGULATIONS" means the temporary and final regulations promulgated under the Code.

     "UPDATED DISCLOSURE SCHEDULES" means any amendment or supplement to, or update of, the original Disclosure Schedules (which were delivered to Parent on or prior to the date hereof).

     "UPDATED PARENT DISCLOSURE SCHEDULES" means any amendment or supplement to, or update of, the original Parent Disclosure Schedules (which were delivered to the Company on or prior to the date hereof).

     "U.S.  EXPORT AND IMPORT LAWS" means the Arms Export Control Act (22 U.S.C.
2778), the International Traffic in Arms Regulations (ITAR) (22 C.F.R. 120-130), the Export Administration Act of 1979, as amended (50 U.S.C. 2401-2420), the Export Administration Regulations (EAR) (15 C.F.R. 730-774), and all other laws and regulations of the United States Government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America and non-U.S. parties.

     "VECTRA" means Vectra Bank Colorado, National Association, a national banking association.

     "VECTRA LOANS" means, collectively, (i) those certain loans made from time to time under that certain Revolving Credit and Term Loan Agreement, dated as of March 30, 2005, by and between Vectra and the Company, together with any forbearance agreements related thereto, and (ii) that certain Revolving Promissory Note, dated March 30, 2005, those certain Term Promissory Notes, dated March 30, 2005, and any other promissory notes issued by the Company to Vectra in connection with any Vectra Loan.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of  the  date  first  above  written.

                                  SPACEDEV,  INC.

                                  By:  /s/   James  W.  Benson
                                      -----------------------------------------
                                       James  W.  Benson
                                       Chairman  and  Chief  Executive  Officer


                                  STARSYS  RESEARCH  CORPORATION

                                  By:  /s/   Scott  Tibbitts
                                      -----------------------------------------
                                       Scott Tibbitts
                                       Chief  Executive  Officer

                                  KEY  SHAREHOLDERS:

                                       /s/   Scott Tibbitts
                                      -----------------------------------------
                                       Scott  Tibbitts

                                  Address  for  notices,  etc.:

                                       7237  Spring  Creek  Circle
                                       Niwot,  Colorado  80503
                                       Facsimile:  (303)  530-2401


                                  SHAREHOLDER AGENT, as agent for all Shareholders

                                  By:   /s/ Scott Tibbitts
                                       ----------------------------------------
                                        Scott  Tibbitts
                                        Shareholder  Agent


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                                                                     09EY-117690
                                  PAGE


                                  MONOCEROS  ACQUISITION  CORP.

                                  By:  /s/  Richard Slansky
                                       ----------------------------------------
                                       Richard  Slansky
                                       President



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                                                                     09EY-117690
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